- --------------------------------------------------------------------------------


                             PARTICIPATION AGREEMENT

                           dated as of March 27, 1996


                                      among


                            LAM RESEARCH CORPORATION,
                  as Lessee, Construction Agent and Guarantor,


                         IBJTC LEASING CORPORATION-BSC,
                        as Lessor and Participation Agent


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                     and the various financial institutions
                           party to the Loan Agreement
                                from time to time
                              as Tranche A Lenders,


                                       and


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                     and the various financial institutions
                           party to the Loan Agreement
                                from time to time
                              as Tranche B Lenders,

                                       and

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              SAN FRANCISCO AGENCY,
                                    as Agent



- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I    Definitions; Interpretation . . . . . . . . . . . . . . . . .   2

ARTICLE II   Documentation Date; Acquisition Dates . . . . . . . . . . . .   2
      2.1    Documentation Date. . . . . . . . . . . . . . . . . . . . . .   2
             (a)   Participation Agreement . . . . . . . . . . . . . . . .   2
             (b)   Master Lease. . . . . . . . . . . . . . . . . . . . . .   2
             (c)   Construction Agency Agreement . . . . . . . . . . . . .   2
             (d)   Construction Agency Agreement Assignment. . . . . . . .   2
             (e)   Loan Agreement. . . . . . . . . . . . . . . . . . . . .   2
             (f)   Guarantee . . . . . . . . . . . . . . . . . . . . . . .   2
             (g)   Assignment of Leases and Rents. . . . . . . . . . . . .   2
             (h)   Credit Agreement. . . . . . . . . . . . . . . . . . . .   3
             (i)   Lessor Guarantee. . . . . . . . . . . . . . . . . . . .   3
             (j)   Fees. . . . . . . . . . . . . . . . . . . . . . . . . .   3
             (k)   Certain Transaction Expenses. . . . . . . . . . . . . .   3
      2.2    Acquisition Dates . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III  Funding of Advances . . . . . . . . . . . . . . . . . . . . .   3
      3.1    Lessor Commitment . . . . . . . . . . . . . . . . . . . . . .   3
      3.2    Lessor Equity Commitment. . . . . . . . . . . . . . . . . . .   4
      3.3    Lenders Commitment. . . . . . . . . . . . . . . . . . . . . .   4
      3.4    Procedures for Advances . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV   Equity Yield; Interest; Commitment Fees . . . . . . . . . . .   5
      4.1    Equity Yield. . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.2    Interest on Loans . . . . . . . . . . . . . . . . . . . . . .   6
      4.3    Prepayments of Loans and Equity Amounts . . . . . . . . . . .   6
      4.4    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
             (a)   Commitment Fees . . . . . . . . . . . . . . . . . . . .   6
             (b)   Other Fees. . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IVA  Distributions . . . . . . . . . . . . . . . . . . . . . . . .   7
      4.1A   Basic Rent. . . . . . . . . . . . . . . . . . . . . . . . . .   7
      4.2A   Purchase Payments by the Lessee . . . . . . . . . . . . . . .   7
      4.3A   Payment of Recourse Amount by Lessee. . . . . . . . . . . . .   8
      4.4A   Sales Proceeds of Remarketing of Properties . . . . . . . . .   8
      4.5A   Supplemental Rent . . . . . . . . . . . . . . . . . . . . . .   8
      4.6A   Excepted Payments . . . . . . . . . . . . . . . . . . . . . .   9
      4.7A   Distribution of Payments after Lease Event of Default . . . .   9

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      4.8A   Other Payments. . . . . . . . . . . . . . . . . . . . . . . .  10
      4.9A   Casualty and Condemnation Amounts . . . . . . . . . . . . . .  10
      4.10A  Order of Application. . . . . . . . . . . . . . . . . . . . .  10

ARTICLE V    Certain Intentions of the Parties . . . . . . . . . . . . . .  11
      5.1    Nature of Transaction . . . . . . . . . . . . . . . . . . . .  11
      5.2    Amounts due under Master Lease. . . . . . . . . . . . . . . .  11

ARTICLE VI   Conditions Precedent to
             Acquisition Dates and Advances. . . . . . . . . . . . . . . .  12
      6.1    Conditions Precedent to Initial Acquisition Date. . . . . . .  12
             (a)   Lessee's Resolutions and Incumbency Certificate, etc. .  12
             (b)   Opinion of Internal Counsel to Lessee . . . . . . . . .  13
             (c)   Opinion of Special Counsel to Lessee. . . . . . . . . .  13
      6.2    Conditions Precedent to each Advance. . . . . . . . . . . . .  13
             (a)   Funding Request . . . . . . . . . . . . . . . . . . . .  13
             (b)   Construction Certificate. . . . . . . . . . . . . . . .  13
             (c)   Governmental Permits, etc.. . . . . . . . . . . . . . .  13
             (d)   Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  14
             (e)   Representation and Warranties . . . . . . . . . . . . .  14
             (f)   Litigation. . . . . . . . . . . . . . . . . . . . . . .  14
             (g)   Event of Default. . . . . . . . . . . . . . . . . . . .  14
             (h)   Available Commitments . . . . . . . . . . . . . . . . .  14
             (i)   Construction Costs. . . . . . . . . . . . . . . . . . .  14
             (j)   Commitment Percentage . . . . . . . . . . . . . . . . .  15
      6.3    Conditions to each Acquisition Date . . . . . . . . . . . . .  15
             (a)   Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  15
             (b)   Appraisal . . . . . . . . . . . . . . . . . . . . . . .  15
             (c)   Governmental approvals. . . . . . . . . . . . . . . . .  15
             (d)   Litigation. . . . . . . . . . . . . . . . . . . . . . .  15
             (e)   Requirements of Law . . . . . . . . . . . . . . . . . .  16
             (f)   Responsible Employee's Certificate. . . . . . . . . . .  16
             (g)   Recordation . . . . . . . . . . . . . . . . . . . . . .  16
             (h)   Evidence of Property Insurance. . . . . . . . . . . . .  16
             (i)   Environmental Audit . . . . . . . . . . . . . . . . . .  16
             (j)   Environmental Certificate . . . . . . . . . . . . . . .  17
             (k)   Deed and Bill of Sale . . . . . . . . . . . . . . . . .  17
             (l)   Construction Agency Agreement Supplement. . . . . . . .  17
             (m)   Supplement to Assignment of Leases and Rents. . . . . .  17
             (n)   Lease Supplement. . . . . . . . . . . . . . . . . . . .  17
             (o)   Deed of Trust.. . . . . . . . . . . . . . . . . . . . .  17

             (p)   Property Survey . . . . . . . . . . . . . . . . . . . .  18
             (q)   Property Appraisal. . . . . . . . . . . . . . . . . . .  18
             (r)   No Exercise of Remarketing Option . . . . . . . . . . .  18
             (s)   Title Representations . . . . . . . . . . . . . . . . .  19
             (t)   No Default. . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII  Completion-Date Conditions. . . . . . . . . . . . . . . . . .  19
      7.1    Completion Date . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VIII Representations . . . . . . . . . . . . . . . . . . . . . . .  20
      8.1    Representations of the Participants . . . . . . . . . . . . .  20
             (a)   ERISA . . . . . . . . . . . . . . . . . . . . . . . . .  20
             (b)   Status. . . . . . . . . . . . . . . . . . . . . . . . .  20
             (c)   Power and Authority . . . . . . . . . . . . . . . . . .  20
      8.2    Representations of Lessee . . . . . . . . . . . . . . . . . .  20
             (a)   Organization, etc.. . . . . . . . . . . . . . . . . . .  20
             (b)   Due Authorization, Non-Contravention, etc.. . . . . . .  20
             (c)   Government Approval, Regulation, etc. . . . . . . . . .  21
             (d)   Validity, etc.. . . . . . . . . . . . . . . . . . . . .  21
             (e)   No Material Adverse Change. . . . . . . . . . . . . . .  21
             (f)   Litigation. . . . . . . . . . . . . . . . . . . . . . .  22
             (g)   Provided Information. . . . . . . . . . . . . . . . . .  22
             (h)   Pension and Welfare Plans . . . . . . . . . . . . . . .  22
             (i)   Environmental Laws. . . . . . . . . . . . . . . . . . .  23
             (j)   Offer of Securities, etc. . . . . . . . . . . . . . . .  23
             (k)   Financial Statements. . . . . . . . . . . . . . . . . .  23
             (l)   Properties. . . . . . . . . . . . . . . . . . . . . . .  24
             (m)   Plans and Specifications. . . . . . . . . . . . . . . .  24
             (n)   Title . . . . . . . . . . . . . . . . . . . . . . . . .  25
             (o)   Insurance . . . . . . . . . . . . . . . . . . . . . . .  25
             (p)   Flood Hazard Areas. . . . . . . . . . . . . . . . . . .  25
             (q)   Lease Supplements . . . . . . . . . . . . . . . . . . .  25
             (r)   Defaults. . . . . . . . . . . . . . . . . . . . . . . .  25
             (s)   Use of Loans and Proceeds . . . . . . . . . . . . . . .  26
             (t)   Regulations G, U and X. . . . . . . . . . . . . . . . .  26
      8.3    Representations of Lessee With Respect to Each Advance. . . .  26
             (a)   Representations and Warranties. . . . . . . . . . . . .  26
             (b)   Improvements. . . . . . . . . . . . . . . . . . . . . .  27
             (c)   Liens . . . . . . . . . . . . . . . . . . . . . . . . .  27
             (d)   Advance . . . . . . . . . . . . . . . . . . . . . . . .  27
      8.4    Representations of the Lessor . . . . . . . . . . . . . . . .  27
             (a)   Due Organization, etc.. . . . . . . . . . . . . . . . .  27
             (b)   Authorization; No Conflict. . . . . . . . . . . . . . .  27

             (c)   Enforceability, etc.. . . . . . . . . . . . . . . . . .  28
             (d)   Assignment. . . . . . . . . . . . . . . . . . . . . . .  28
             (e)   Defaults. . . . . . . . . . . . . . . . . . . . . . . .  28
             (f)   Use of Proceeds . . . . . . . . . . . . . . . . . . . .  28
             (g)   Similar Transactions. . . . . . . . . . . . . . . . . .  28

ARTICLE IX   Payment of Certain Expenses . . . . . . . . . . . . . . . . .  28
      9.1    Transaction Expenses. . . . . . . . . . . . . . . . . . . . .  28
      9.2    Brokers' Fees and Stamp Taxes . . . . . . . . . . . . . . . .  29
      9.3    Loan Agreement and Related Obligations. . . . . . . . . . . .  29

ARTICLE X    Other Covenants and Agreements. . . . . . . . . . . . . . . .  29
      10.1   Affirmative Covenants of Lessee . . . . . . . . . . . . . . .  29
             (a)   Financial Information, Reports, Notices, etc. . . . . .  29
             (b)   Books and Records . . . . . . . . . . . . . . . . . . .  31
             (c)   Inspections . . . . . . . . . . . . . . . . . . . . . .  31
             (d)   Insurance . . . . . . . . . . . . . . . . . . . . . . .  32
             (e)   Governmental Charges and Other Indebtedness . . . . . .  32
             (f)   General Business Operations . . . . . . . . . . . . . .  32
             (g)   Pari Passu Ranking. . . . . . . . . . . . . . . . . . .  32
             (h)   Cash Collateral Agreement . . . . . . . . . . . . . . .  32
             (i)   Title Endorsements. . . . . . . . . . . . . . . . . . .  33
      10.2   Negative Covenants. . . . . . . . . . . . . . . . . . . . . .  33
             (a)   Credit Agreement Covenants. . . . . . . . . . . . . . .  33
      10.3   Covenants of the Lessor . . . . . . . . . . . . . . . . . . .  33
      10.4   Covenant of the Lenders . . . . . . . . . . . . . . . . . . .  34

ARTICLE XI   Lessee Directions . . . . . . . . . . . . . . . . . . . . . .  34
      11.1   Lessee directions . . . . . . . . . . . . . . . . . . . . . .  34
      11.2   Replacement of Participants . . . . . . . . . . . . . . . . .  35

ARTICLE XII  Transfers of Participants' Interests. . . . . . . . . . . . .  35
      12.1   Assignments . . . . . . . . . . . . . . . . . . . . . . . . .  35
      12.2   Participations. . . . . . . . . . . . . . . . . . . . . . . .  36
      12.3   Withholding Taxes; Disclosure of Information; Pledge Under
             Regulation A. . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XIII Indemnification . . . . . . . . . . . . . . . . . . . . . . .  38
      13.1   General Indemnification . . . . . . . . . . . . . . . . . . .  38
      13.2   End of Term Indemnity . . . . . . . . . . . . . . . . . . . .  40
      13.3   Environmental Indemnity . . . . . . . . . . . . . . . . . . .  42
      13.4   Proceedings in Respect of Claims. . . . . . . . . . . . . . .  43
      13.5   General Tax Indemnity . . . . . . . . . . . . . . . . . . . .  45

                                       -iv

      13.6   Indemnity Payments in Addition to Master Lease Obligations. .  47
      13.7   LIBO Rate Lending Unlawful. . . . . . . . . . . . . . . . . .  47
      13.8   Deposits unavailable. . . . . . . . . . . . . . . . . . . . .  47
      13.9   Increased costs, etc. . . . . . . . . . . . . . . . . . . . .  48
      13.10  Funding losses. . . . . . . . . . . . . . . . . . . . . . . .  48
      13.11  Increased Capital Costs . . . . . . . . . . . . . . . . . . .  49

ARTICLE XIV  The Participation Agent . . . . . . . . . . . . . . . . . . .  50
      14.1   Appointment . . . . . . . . . . . . . . . . . . . . . . . . .  50
      14.2   Delegation of Duties. . . . . . . . . . . . . . . . . . . . .  50
      14.3   Exculpatory Provisions. . . . . . . . . . . . . . . . . . . .  50
      14.4   Reliance by Participation Agent . . . . . . . . . . . . . . .  51
      14.5   Notice of Default . . . . . . . . . . . . . . . . . . . . . .  51
      14.6   Non-Reliance on Participation Agent and Other Participants. .  52
      14.7   Indemnification . . . . . . . . . . . . . . . . . . . . . . .  52
      14.8   Successor Participation Agent . . . . . . . . . . . . . . . .  53

ARTICLE XV   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .  54
      15.1   Survival of Agreements. . . . . . . . . . . . . . . . . . . .  54
      15.2   No Broker, etc. . . . . . . . . . . . . . . . . . . . . . . .  54
      15.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
      15.4   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  54
      15.5   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .  55
      15.6   Headings, etc.. . . . . . . . . . . . . . . . . . . . . . . .  56
      15.7   Parties in Interest . . . . . . . . . . . . . . . . . . . . .  56
      15.8   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  56
      15.9   Severability. . . . . . . . . . . . . . . . . . . . . . . . .  56
      15.10  Liability Limited . . . . . . . . . . . . . . . . . . . . . .  57
      15.11  Further assurances. . . . . . . . . . . . . . . . . . . . . .  57
      15.12  Submission to Jurisdiction. . . . . . . . . . . . . . . . . .  58
      15.13  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      15.14  Replacement of Lender . . . . . . . . . . . . . . . . . . . .  58
      15.15  Confidentiality . . . . . . . . . . . . . . . . . . . . . . .  58
      15.16  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . .  59

                             PARTICIPATION AGREEMENT


     THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), dated as of March 27, 1996, is entered into by and among LAM RESEARCH CORPORATION, a Delaware corporation, as the Lessee, Construction Agent and Guarantor (together with its permitted successors and assigns, in its capacity as Lessee, the "Lessee"; in its capacity as Construction Agent, the "Construction Agent"; in its capacity as Guarantor, the "Guarantor"); IBJTC LEASING CORPORATION-BSC, a New York corporation, as Lessor and Participation Agent (together with its successors in such capacity, the "Lessor") in its capacity as Participation Agent, the "Participation Agent"); THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche A Lenders thereunder (together with each of their permitted successors and assigns, the "Tranche A Lenders"); THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche B Lenders thereunder (together with each of their permitted successors and assignors, the "Tranche B Lenders" and, together with the Tranche A Lenders, the "Lenders"); and THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY, as Agent (together with its successors in its capacity as Agent, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, using Advances from the Lessor, the Lessee contemplates that Property No. 1 and Property No. 2 shall be acquired by the Lessor and the Lessee shall construct improvements thereon, as Construction Agent for the Lessor;

     WHEREAS, the Lessor wishes to obtain, and the Lenders are willing to provide, financing of the remaining portion of the funding of the costs of acquisition of the Properties and the renovation and improvement of the Properties;

     WHEREAS, the Lessee contemplates leasing from the Lessor each of Property No. 1 and Property No. 2, including the Improvements constructed thereon by the Lessee in its capacity as Construction Agent; and

     WHEREAS, to secure such financing, the Lenders will have the benefit of a Guarantee from the Lessee, to the extent provided in the Operative Documents, the Participation Agent, for the benefit of the Participants, will have the benefit of a Lien from the Lessor on the Lessor's right, title and interest in the Properties and on substantially all of the Lessor's rights against the Lessee under the Master Lease and Lease Supplements and against the Construction Agent under the Construction Agency Agreement.

     In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Participation Agreement.


                                   ARTICLE II

                      DOCUMENTATION DATE; ACQUISITION DATES

     2.1 DOCUMENTATION DATE. The Documentation Date (the "Documentation Date") shall occur on the earliest date on which the following conditions precedent shall have been satisfied:

          (a) PARTICIPATION AGREEMENT. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

          (b) MASTER LEASE. The Master Lease shall have been duly authorized, executed and delivered by the parties thereto.

          (c) CONSTRUCTION AGENCY AGREEMENT. The Construction Agency Agreement shall have been duly authorized, executed and delivered by the parties thereto.

          (d) CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT. The Construction Agency Agreement Assignment shall have been duly authorized, executed and delivered by the Lessor and consented to and acknowledged by the Construction Agent.

          (e) LOAN AGREEMENT. The Loan Agreement shall have been duly authorized, executed and delivered by the parties thereto.

          (f) GUARANTEE. The Guarantee shall have been duly authorized, executed and delivered by the Lessee.

          (g) ASSIGNMENT OF LEASES AND RENTS. The Assignment of Leases and Rents shall have been duly authorized, executed and delivered by the Lessor, as assignor, to the Participation Agent as assignees, and the Assignment of Leases and Rents shall have been consented to and acknowledged by the Lessee.

          (h) CREDIT AGREEMENT. A true and complete copy of the Credit Agreement shall have been delivered by the Lessee.

          (i) LESSOR GUARANTEE. The Lessor Guarantee shall have been duly authorized, executed and delivered by The Industrial Bank of Japan Trust Company.

          (j) FEES. The Lessee shall have paid in full all fees then due and payable pursuant to the Fee Letter.

          (k) CERTAIN TRANSACTION EXPENSES. Counsel for each of the Lessor and the Lenders shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to Section 9.1.

     2.2 ACQUISITION DATES. Each closing date with respect to an acquisition of Land and the Improvements existing thereon (each an "Acquisition Date") shall occur on the earliest date after the Documentation Date on which all the conditions precedent thereto set forth in Article VI with respect to such acquisition of Land shall have been satisfied or waived by the applicable parties as set forth therein. The Acquisition Date for a particular Property shall be the date the initial Advance is made with respect to such Property.


                                   ARTICLE III

                               FUNDING OF ADVANCES

     3.1 LESSOR COMMITMENT. Subject to the conditions and terms hereof, the Lessor shall take the following actions with respect to each Property at the written request of the Lessee from time to time until the Commitment Termination Date with respect to such Property:

          (a) the Lessor shall make Advances (out of funds provided by it and the Lenders) for the benefit of the Construction Agent for the purpose of financing the acquisition of such Property and the renovation and construction of Improvements thereon and the Construction Agent shall direct the Lessor regarding the payment of such Advances or any part thereof directly to (i) the Escrow Account, for payment to Sumitomo Bank Leasing & Finance for the purpose of acquiring such Property and any Transaction Expenses related thereto, or (ii) the Contractor for the purpose of renovating and constructing the Improvements on such Property and any Transaction Expenses related thereto;

          (b) the Lessor shall acquire such Property (using funds provided by it and the Lenders); and

          (c) the Lessor shall lease such Property to the Lessee under the Master Lease and the applicable Lease Supplement.

Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance with respect to any Property if, after giving effect thereto, the aggregate outstanding amounts of the Tranche A Loans, Tranche B Loans and Equity Amounts allocable to such Property would exceed the Commitments of the Tranche A Lenders, the Tranche B Lenders and the Lessor, respectively, for such Property.

     3.2 LESSOR EQUITY COMMITMENT. Subject to the conditions and terms hereof, the Lessor shall make available to the Lessee from time to time until the Commitment Termination Date with respect to the applicable Property, on any Funding Date, an amount (each an "Equity Amount") in immediately available funds equal to the Lessor's Commitment Percentage of the amount of the Advance being funded on such Funding Date. Notwithstanding any other provision hereof, the Lessor shall not be obligated to make available any Equity Amount if, after giving effect to the proposed Equity Amount, the outstanding aggregate amount of Equity Amounts allocable to the applicable Property would exceed the Lessor's Commitment with respect to such Property. No amounts paid or prepaid with respect to Equity Amounts may be re-advanced.

     3.3 LENDERS COMMITMENT. Subject to the conditions and terms hereof, the Lenders severally shall make Loans with respect to each Property to the Lessor at the request of the Lessee from time to time until the Commitment Termination Date with respect to the applicable Property, on any Funding Date, in an amount in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on such Funding Date. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding aggregate amount of such Lender's Loans allocable to the applicable Property would exceed such Lender's Commitment with respect to such Property. No amounts paid or prepaid with respect to the Loans may be re-advanced.

     3.4 PROCEDURES FOR ADVANCES. (a) With respect to each funding of an Advance, the Lessee shall give the Lessor, the Agent and the Lenders prior written notice not later than 10:00 a.m., San Francisco time, three (3) days (unless waived) prior to the proposed Funding Date pursuant to a Funding Request substantially in the form of Exhibit A (a "Funding Request"), specifying:
(i) the proposed Funding Date, (ii) the amount of Advance requested,
(iii) whether such proposed Funding Date will also be an Acquisition Date,
(iv) to which Property such Advance is being allocated (and pro rata portions of the related Equity Amount and Loans shall likewise be deemed to be so allocated); and (v) whether such Advance shall be paid to the Escrow Account or to the Contractor and the payment instructions related thereto. With respect to any Funding Request related to an Acquisition Date, in addition to the foregoing, the Lessee shall also specify: (i) the Property to be acquired,
(ii) the seller of the Property and (iii) the Estimated Improvement Costs for such Property. The Lessee shall not request more than one Funding Date with respect to each Property during any calendar month.

     (b) Except as the parties may otherwise agree in writing, Advances shall be made either to the Escrow Account or to the Contractor solely to provide the Construction Agent with funds with which to pay or reimburse itself for Land Acquisition Costs or Property Improvement Costs, as the case may be, and to make Equity Advances and Interest Payment Loans, as the case may be, in accordance with the provisions of Section 4.1 hereof and Section 2.3 of the Loan Agreement, respectively, up to the maximum amounts set forth in such provisions.

     (c) All remittances made by the Lessor and the Lenders for the funding of any Advance (other than Equity Advances and Interest Payment Loans) shall be made on the applicable Acquisition Date or Funding Date, as the case may be, in immediately available federal funds by wire transfer to the account of the Construction Agent specified on the Construction Agent's signature page hereto.


                                   ARTICLE IV

                     EQUITY YIELD; INTEREST; COMMITMENT FEES

     4.1 EQUITY YIELD. (a) The amount of the Equity Amounts outstanding from time to time shall accrue yield ("Equity Yield") at the Equity Yield Rate, calculated using the actual number of days elapsed and, when the Equity Yield Rate is based on the LIBO Rate (Reserve Adjusted), on a 360-day year basis. If all or any portion of the Equity Amounts, any Equity Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

     (b) During the Construction Period for any Property, Equity Yield shall accrue on the outstanding Equity Amount and shall be capitalized by Advances ("Equity Advances") on each Scheduled Payment Date during such Construction Period in an amount equal to the aggregate amount of accrued Equity Yield allocable to such Construction Period Property from the prior Scheduled Payment Date to such Scheduled Payment Date. The Lessee shall pay Equity Yield in immediately available funds to the Lessor only to the extent the accrued Equity Yield cannot be the subject of a Equity Advance. On each date an Equity Advance is made, the Equity Amounts and the Property Improvement Costs of the applicable Construction Period Property shall each be increased by an amount equal to such Equity Advance.

     4.2 INTEREST ON LOANS. Each Loan shall accrue interest computed and payable in accordance with the terms of the applicable Loan Agreement.

     4.3 PREPAYMENTS OF LOANS AND EQUITY AMOUNTS. In the event that the Lessee pays any Property Balance to the Lessor, in connection with the Lessee's purchase of a Property in accordance with Section 15.1 or 18.1 of the Master Lease, the Lessor will prepay the outstanding principal amount of the Loans and Equity Amounts related to the Property purchased by the Lessee. Each Lender and the Lessor hereby acknowledges that its Loans or Equity Amounts, as the case may be, may be so prepaid without any prepayment premium.

     4.4  FEES.  The Lessee agrees to pay the fees set forth in this
Section 4.4.

     (a) COMMITMENT FEES. The Lessee agrees to pay to the Agent for the account of the Lenders and the Lessor, for the period (including any portion thereof when its Commitment is suspended by reason of the Lessee's inability to satisfy any condition of Article VI) commencing on the Documentation Date and continuing through the Commitment Termination Date, a commitment fee (collectively, the "Commitment Fees") at a per annum rate equal to the Applicable Commitment Fee Percentage on such Participant's Commitment Percentage of the sum of the average daily unused portion of the Commitments. The Commitment Fees shall be payable by the Lessee in arrears on the last Business Day of each three-month period, commencing with the first such day following the date of the initial Advance hereunder, and on the Commitment Termination Date. Commitment Fees may, subject to the conditions hereof (including without limitation the last sentence of Section 3.1) be paid with the proceeds of an Advance. The Commitment Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Commitment Fees are payable over a year of 360 days.

     (b) OTHER FEES. The Lessee agrees to pay to the Lessor, for its own account, the fees set forth in the Fee Letter, payable on the dates set forth therein.


                                   ARTICLE IVA

                                  DISTRIBUTIONS

     4.1A BASIC RENT. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Participation Agent shall be distributed by the Participation Agent to the Lenders and the Lessor PRO RATA in accordance with, and for application to, the Tranche A Lender Basic Rent, Tranche B Lender Basic Rent and Lessor Basic Rent then due, as well as any overdue interest or yield due to such Lender or the Lessor (to the extent permitted by applicable law).

     4.2A PURCHASE PAYMENTS BY THE LESSEE. (a) Any payment received by the Participation Agent as a result of:

          (i) the purchase of all of the Properties in connection with the Lessee's exercise of its Early Purchase Option under Section 18.1 of the Master Lease, or

          (ii) the Lessee's compliance with its obligation to purchase (or cause its designee to purchase) all of Properties in accordance with the Master Lease, or

          (iii) the Lessee's compliance with its obligation to purchase all unsold Properties in accordance with Section 16.2(e) of the Master Lease,

shall be distributed by the Participation Agent to pay in full the Participant Balance of each Lender and the Lessor.

     (b)  Any payment received by the Participation Agent as a result of:

          (i) the purchase of any of the Properties in connection with the Lessee's exercise of its Early Purchase Option under Section 18.1 of the Master Lease, or

          (ii) the Lessee's purchase of a Property or Properties pursuant to the Construction Agency Agreement, or

          (iii) the payment of the Property Balance with respect to any Property in accordance with Section 15.1 of the Master Lease, or

          (iv) the Lessee failing to fulfill one or more of the conditions to exercise of the Remarketing Option with respect to any Property pursuant to Section 20.1 of the Master Lease and the Lessor's receipt of the Property Balance with respect to such Property from the Lessee pursuant to the next-to-last paragraph of Section 20.1 of the Master Lease, shall be distributed by the Participation Agent to the Lenders and the Lessor PRO RATA without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

     4.3A PAYMENT OF RECOURSE AMOUNT BY LESSEE. The payment by the Lessee of the Recourse Amount to the Participation Agent in accordance with Section 20.1(k) of the Master Lease upon the Lessee's exercise of the Remarketing Option shall be distributed by the Participation Agent in the following amounts and order of priority:

          FIRST, so much of such payments or amounts as shall constitute Supplemental Rent, to the Persons entitled thereto in accordance with
     Section 4.5; and

          SECOND, to the Tranche A Lenders for application to pay in full the Tranche A Participant Balance of each Tranche A Lender.

     4.4A SALES PROCEEDS OF REMARKETING OF PROPERTIES. Any payments received by the Participation Agent as proceeds from the sale of the Properties sold pursuant to the Lessee's exercise of the Remarketing Option pursuant to Article XX of the Master Lease, together with any payment made by the Lessee as a result of an appraisal pursuant to Section 13.2 of the Participation Agreement, shall be distributed by the Participation Agent in the funds so received in the following order of priority:

          FIRST, to the Tranche B Lenders for application to pay in full the Tranche B Participant Balance of each Tranche B Lender, and to the Lessor for application to pay in full the Lessor Balance, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then PRO RATA among the Tranche B Lenders and the Lessor without priority of one Tranche B Lender over the other or the Lessor over any Tranche B Lender.

          SECOND, the balance, if any, shall be promptly distributed to, or as directed by, the Lessee.

     4.5A SUPPLEMENTAL RENT. All payments of Supplemental Rent received by the Participation Agent (excluding any amounts payable pursuant to the preceding provisions of this ARTICLE IVA) shall be distributed promptly by the Participation Agent upon receipt thereof to the Person entitled thereto pursuant to the Operative Documents.

     4.6A EXCEPTED PAYMENTS. Notwithstanding any other provision of this Participation Agreement, any Excepted Payment received at any time by the Participation Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

     4.7A  DISTRIBUTION OF PAYMENTS AFTER LEASE EVENT OF DEFAULT.

     (a) All payments received and amounts realized by the Participation Agent in connection with any Casualty or Condemnation after the occurrence of a Lease Event of Default shall be distributed in accordance with Section 4.9A.

     (b) All payments received and amounts realized (other than payments or amounts described in clause (a) above) by the Participation Agent, including all amounts received by the Participation Agent in connection with any sale of all or any part of any one or more Properties, after the occurrence and during the continuance of a Lease Event of Default shall, if received by the Participation Agent, be distributed by the Participation Agent in the following order of priority:

          FIRST, so much of such payment or amount as shall be required to reimburse the Lessor for any tax, expense or other loss incurred by the Lessor (to the extent not previously reimbursed and to the extent incurred in connection with any duties as the Lessor) and any unpaid ongoing fees of the Lessor shall be distributed to the Lessor for its own account;

          SECOND, so much of such payments or amounts as shall be required to pay the then existing or prior Lenders and the Lessor the amounts payable to them by Lessee pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person:

          THIRD, to the Lenders and the Lessor PRO RATA in accordance with, and for application to, the Participant Balance of each Lender and the Lessor; and

          FOURTH, after payment in full of the Participant Balance of each Lender and the Lessor and all other amounts due and owing to any Lender or the Lessor, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

     (c) During the occurrence and continuance of a Lease Event of Default, all amounts (other than Excepted Payments) received or realized by the Participation Agent and otherwise distributable pursuant to Sections 4.1A and 4.2A shall be distributed as provided for clauses (a) and (b) above.

     4.8A OTHER PAYMENTS. (a) Except as otherwise provided in Sections 4.1A, 4.2A, 4.7A and clause (b) below, any payment received by the Participation Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article IVA shall be distributed PRO RATA among the Lenders and the Lessor without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

     (b) Except as otherwise provided in Sections 4.1A, 4.2A and 4.7A, all payments received and amounts realized by the Participation Agent under the Master Lease or otherwise with respect to the Collateral to the extent received or realized at any time after indefeasible payment in full of the Participant Balances of all of the Lenders and the Lessor and any other amounts due and owing to the Lenders or the Lessor, shall be distributed forthwith by the Participation Agent in the order of priority set forth in Section 4.7A(b), except that such payment shall be distributed omitting clause third of such
Section 4.7A(b).

     (c) Any payment received by the Participation Agent for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Article IVA shall be distributed forthwith by the Participation Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

     4.9A CASUALTY AND CONDEMNATION AMOUNTS. Any amounts payable to the Participation Agent as a result of a Casualty or Condemnation pursuant to
Section 14.1 of the Master Lease shall be distributed as follows:

          (a) all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Master Lease shall be distributed to the Lessee, and

          (b) all amounts that are to be applied to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of the Master Lease shall be distributed by the Lessor in accordance with Section 4.2A(b).

     4.10A ORDER OF APPLICATION. To the extent any payment made to any Lender or the Lessor pursuant to Section 4.2A, 4.3A, 4.4A or 4.7A is insufficient to pay in full the Participant Balance of such Lender or the Lessor's Equity Amount, then each such payment shall first be applied to accrued interest or Equity Yield and then to principal or the Equity Amounts, as applicable.

                                    ARTICLE V

                        CERTAIN INTENTIONS OF THE PARTIES

     5.1 NATURE OF TRANSACTION. (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and the lessor of the Properties and the Lessee will be treated as the lessee of the Properties and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes, (A) the Master Lease will be treated as a financing arrangement, (B) the Lessor and the Lenders will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Equity Amounts and the outstanding principal amount of the Loans, which loans are secured by the Properties and (C) the Lessee will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to an owner of properties like the Properties for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that neither the Lessor nor any of the Lenders has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. The parties hereto agree that they shall modify the Operative Documents to the extent reasonably necessary to enable the Master Lease to qualify as an operating lease for financial accounting purposes under FASB 13 as applied and interpreted by the Lessee's independent outside auditors, including but not limited to, and to the extent necessary, (i) changes in the relationship (but not the aggregate total) of the Tranche A Loan Commitment, the Tranche B Loan Commitment, and the Lessor Commitment (except that the Lessor Commitment shall not be increased by more than $500,000), and (ii) adjustments to amortization payments to be made on account of the Tranche A Loan Balance with respect to Property No. 1. In no event shall such modifications individually or in the aggregate result in a material change for any Participant.

     (b)  Specifically, without limiting the generality of clause (a) of this
Section 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor or the Lenders or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor and the Lenders as unrelated third party lenders of the Lessee.

     5.2 AMOUNTS DUE UNDER MASTER LEASE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Master Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Equity Yield on the Equity Amounts on each Payment Date (to the extent such interest and Equity Yield are not funded by additional Interest Payment Loans and Equity Amounts); (ii) if the Lessee elects the Early Purchase Option or becomes obligated or otherwise elects to purchase any of the Properties under the Master Lease, the Loans, the Equity Amounts, all interest, Equity Yield and Commitment Fees thereon and all other obligations of the Lessee owing to the Lessor and the Lenders shall be paid in full by the Lessee; (iii) if the Lessee properly elects the Remarketing Option with respect to any Property, the Lessee shall only be required to pay to the Lessor the proceeds of the sale of such Property, the Recourse Amount with respect to such Property and any amounts due pursuant to Article XIII hereof and Section 20.2 of the Master Lease (which aggregate amounts may be less than the Lease Balance); and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Properties under the Master Lease, the amounts then due and payable by the Lessee under the Master Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then due from the Lessee to the Participants under the Operative Documents.

                                   ARTICLE VI

                             CONDITIONS PRECEDENT TO
                         ACQUISITION DATES AND ADVANCES

     6.1 CONDITIONS PRECEDENT TO INITIAL ACQUISITION DATE. The obligations of the Lessor to make an Advance on the initial Acquisition Date, the obligations of the Lessor to fund any related Equity Amount on the initial Acquisition Date and the obligation of the Lenders to make any related Loan on the initial Acquisition Date are subject to each of the following conditions precedent:

          (a) LESSEE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Lessee shall have delivered to the Lessor, a certificate of its Secretary or an Assistant Secretary attaching and certifying as to
     (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the State of Delaware no earlier than ten (10) days prior to the initial Acquisition Date.

          (b) OPINION OF INTERNAL COUNSEL TO LESSEE. On or prior to the initial Acquisition Date, the Participants shall have received an opinion of Jan Kang, internal counsel to the Lessee, as to the matters set forth in Exhibit B-1, which opinion shall be acceptable in form and substance to the Participants.

          (c) OPINION OF SPECIAL COUNSEL TO LESSEE. On or prior to the initial Acquisition Date, the Lessee shall have delivered to the Agent and the Lessor an opinion of Wilson Sonsini Goodrich & Rosati, outside counsel to the Lessee, as to the matters set forth in Exhibit B-2, which opinion shall be acceptable in form and substance to the Participants.

     6.2 CONDITIONS PRECEDENT TO EACH ADVANCE. The obligations of the Lessor to make an Advance on each Acquisition Date or Funding Date, as the case may be, the obligation of the Lessor to fund any related Equity Amount on such Acquisition Date or Funding Date, as the case may be, and the obligation of the Lenders to make any related Loan on such Acquisition Date or Funding Date, as the case may be, are subject to satisfaction or waiver of the following conditions precedent:

          (a) FUNDING REQUEST. Each of the Agent, the Lenders and the Lessor shall have received a fully executed counterpart of the applicable Funding Request, executed by the Lessee, in accordance with
     Section 3.4. Each of the delivery of a Funding Request and the acceptance by the Lessee of the proceeds of such Advance shall constitute a representation and warranty by the Lessee that on the applicable Funding Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in Section 8.3 are true and correct.

          (b) CONSTRUCTION CERTIFICATE. With respect to any Property Improvement Costs to be paid or reimbursed using the proceeds of such Advance, the Lessor, the Agent and the Participants shall have received, at least three (3) days prior to the applicable Funding Date, a Construction Certificate in the form of Exhibit C hereto (a "Construction Certificate"), together with all attachments thereto.

          (c) GOVERNMENTAL PERMITS, ETC. The Lessor shall have received evidence satisfactory to it that all permits, licenses and consents required by any Governmental Authority in connection with the Construction for which the Advance is being requested have been obtained and are in full force and effect on the applicable Funding Date.

          (d) FEES. The Lessor shall have received all fees due and payable pursuant to the Fee Letter, and each Participant shall have received all Commitment Fees due and payable pursuant to
     Section 4.4(a).

          (e) REPRESENTATION AND WARRANTIES. On the applicable Acquisition Date or Funding Date, as the case may be, the representations and warranties of each of the Lessee and the Lessor contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (f) LITIGATION. On the applicable Acquisition Date or Funding Date, as the case may be, there shall not be any actions, suits or proceedings pending or, to the knowledge of the Lessee threatened with respect to the Lessee (i) that are reasonably likely to have a Material adverse effect on such Property or (ii) that question the validity of the Operative Documents or the rights or remedies of the Lessor or the Lenders with respect to the Lessee or such Property under the Operative Documents.

          (g) EVENT OF DEFAULT. There shall not have occurred and be continuing any Event of Default under the Master Lease, and no Event of Default under the Master Lease will have occurred after giving effect to the making of the Advance requested by such Funding Request.

          (h) AVAILABLE COMMITMENTS. After giving effect to the applicable Advance, the condition set forth in the last sentence of
     Section 3.1 shall not be violated.

          (i) CONSTRUCTION COSTS. After giving effect to the applicable Advance, the estimated as yet unpaid cost to the Construction Agent of completing the Construction pursuant to the Construction Documents shall not exceed the Available Commitments, net of any portion of the Available Commitments that shall be allocated for Interest Payment Loans and Equity Advances.

          (j) COMMITMENT PERCENTAGE. Each Participant shall be satisfied that each other Participant shall make available to the Lessor on the applicable Acquisition Date or Funding Date, as the case may be, an amount equal to such other Participant's Commitment Percentage of the amount of the Advance being funded on such Acquisition Date or Funding Date, as the case may be.

     6.3 CONDITIONS TO EACH ACQUISITION DATE. The obligation of the Lessor to acquire any Land on an Acquisition Date and to make the initial Advance in respect of such Property on the Acquisition Date with respect to such Property, the obligation of the Lessor to make any related Equity Amount on such Acquisition Date and the obligation of each Lender to make any related Loan on such Acquisition Date, are subject to satisfaction or waiver of the following conditions precedent (it being understood that the Lessor's obligations to acquire such Land shall not be subject to the conditions precedent set forth in this Section 6.3 and Sections 6.1 and 6.2 to the extent such conditions are actions required of the Lessor):

          (a) TAXES. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made by the Lessee to the satisfaction of the Lessor and the Lenders.

          (b) APPRAISAL. On or prior to such Acquisition Date, the Lessor and the Agent shall have received a Land Appraisal of the applicable Property, which Land Appraisal shall show that as of such Acquisition Date, the Fair Market Sales Value of the Land portion of such Property shall not be less than 100% of the Land Acquisition Cost with respect to such Property.

          (c) GOVERNMENTAL APPROVALS. All necessary Governmental Actions, in each case required by any Requirement of Law, for the purpose of authorizing the Lessor to acquire the applicable Property, shall have been obtained or made and be in full force and effect.

          (d) LITIGATION. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority either (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to Materially and adversely affect the Lessee.

          (e) REQUIREMENTS OF LAW. In the reasonable opinion of the Lessor, the Lenders and their respective counsel, the transactions contemplated by the Operative Documents do not and will not violate in any material respect any Requirement of Law and do not and will not subject the Lessor or the Lenders to any material adverse regulatory prohibitions or constraints.

          (f) RESPONSIBLE EMPLOYEE'S CERTIFICATE. The Lessor and the Agent shall each have received a Responsible Employee's Certificate of the Lessee, in substantially the form of Exhibit D attached hereto, dated as of the respective Acquisition Date, stating that (i) to such Responsible Employee's knowledge each and every representation and warranty of the Lessee contained in each Operative Document to which it is a party is true and correct on and as of the respective Acquisition Date; (ii) to such Responsible Employee's knowledge, no Event of Default has occurred and is continuing and no Default which has not previously been disclosed to the Lessor and the Participants has occurred and is continuing under any Operative Document to which it is a party with respect to the Lessee; (iii) to such Responsible Employee's knowledge each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (iv) to the best of such Responsible Employee's knowledge, the Lessee has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to the respective Acquisition Date.

          (g) RECORDATION. The Lessor, the Agent and each of the Lenders shall have received evidence reasonably satisfactory to it that each of the Deeds of Trust relating to such Property has been, or are being, recorded in a manner sufficient to properly secure each of their interests therein.

          (h) EVIDENCE OF PROPERTY INSURANCE. The Lessor, the Agent and the Lenders shall have received evidence that the insurance maintained by the Lessee with respect to such Property satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

          (i) ENVIRONMENTAL AUDIT. The Lessor and the Agent shall have received an Environmental Audit with respect to the applicable Property, dated July 14, 1993 and the Environmental Audit shall be satisfactory in form and substance to the Lessor, in its sole discretion.

          (j) ENVIRONMENTAL CERTIFICATE. The Lessor and the Agent shall have received an Environmental Certificate substantially in the form of Exhibit E (an "Environmental Certificate") with respect to the applicable Property, provided that such Environmental Certificate shall be delivered to the Agent not less than three (3) days prior to the related Acquisition Date.

          (k) DEED AND BILL OF SALE. On or prior to such Acquisition Date, the Lessor and the Agent shall have received a Deed with respect to such Property (and/or all Improvements located thereon) being purchased on such Acquisition Date, conveying fee simple title to such Property (and/or all Improvements located thereon) to the Lessor containing all customary seller's warranties (or such other seller's warranties as are reasonably acceptable to the Lessor and the Participants) and subject only to Permitted Exceptions; and the Lessor shall have received a general warranty bill of sale (a "Bill of Sale"), conveying title to the Lessor in any Improvements and other personal property comprising part of the applicable Property.

          (l) CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT. On or prior to the Acquisition Date, the Lessee and the Lessor shall have delivered to the Agent, a Construction Agency Agreement Supplement with respect to the applicable Property fully executed by the Lessee, as Construction Agent, and the Lessor.

          (m) SUPPLEMENT TO ASSIGNMENT OF LEASES AND RENTS. On or prior to the Acquisition Date, the Lessor shall have delivered to the Agent a Supplement to the Assignment of Leases and Rents substantially in the form of Exhibit A thereto, together with a consent to and acknowledgement of such Supplement duly executed by the Lessee.

          (n) LEASE SUPPLEMENT. On or prior to such Acquisition Date, the Lessee and the Lessor shall have delivered the original counterpart of the Lease Supplement executed by the Lessee and the Lessor with respect to the applicable Property to the Agent, the Lenders and the Lessor.

          (o) DEED OF TRUST. On or prior to such Acquisition Date, the Lessor shall have delivered to the Participation Agent a Deed of Trust (which shall be substantially in the form of Exhibit F hereto) executed by the Lessor with respect to the applicable Property.

          (p) PROPERTY SURVEY. On or prior to such Acquisition Date, the Lessee shall have delivered to the Agent, an American Land Title Association ("ALTA")/1992 (Urban) Survey of such Property certified to the Participants and the title company and otherwise in form reasonably acceptable to the Participants and a commitment to deliver an ALTA extended owners and lenders title insurance policy covering such Property in favor of the Lessor and the Lenders, respectively, such policy in an amount not less than the sum of the related Land Acquisition Cost and Estimated Improvement Costs and to be reasonably satisfactory to the Lenders and the Participants with revolving credit, variable rate, usury, comprehensive, fraudulent conveyances, doing business, mechanics liens, and, if otherwise obtained by Lessee, such other customary endorsements issued by the title company as a routine matter and to the extent available in such jurisdiction, if requested by the Agent and available at reasonable cost. In addition, Lessee shall deliver a letter from the City of Fremont Planning Department regarding the proper zoning of the Properties.

          (q) PROPERTY APPRAISAL. On or prior to such Acquisition Date, the Lessor shall have received a Property Appraisal of the Land portion of the applicable Property, which Property Appraisal shall show (i) that as of the Outside Completion Date, the Fair Market Sales Value of such Land and the Improvements constructed thereon in accordance with the Plans and Specifications for such Property is not less than 100% of the sum of the Land Acquisition Cost and Property Improvement Costs for such Property; (ii) the anticipated Fair Market Sales Value of such Property as of the last day of the initial Base Lease Term for such Property and as of the last day of each Renewal Term for such Property; and (iii) that as of the Outside Completion Date, the Fair Market Sales Value of the Land portion of the Property constitutes less than 25% of the sum of the Land Acquisition Cost and Property Improvement Costs with respect to such Property;

          (r) NO EXERCISE OF REMARKETING OPTION. The Lessee shall not have given notice to the Lessor of the Lessee's intent to exercise the Remarketing Option under the Master Lease with respect to any Property.

          (s) TITLE REPRESENTATIONS. Title to such Property shall conform to the representations and warranties set forth in Section 8.2(n).

          (t) NO DEFAULT. There shall not have occurred and be continuing any Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the acquisition of the Land requested by such Funding Request.

All documents and instruments required to be delivered on the Acquisition Date shall be delivered at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, or at such other location as may be determined by the Agent, the Lessor, the Lenders and the Lessee.


                                   ARTICLE VII

                           COMPLETION-DATE CONDITIONS

     7.1 COMPLETION DATE. The Completion Date with respect to any Property shall be deemed to have occurred for purposes of the Operative Documents on the earliest date on which each of the following events shall have occurred:

          (a) the Construction relating to such Property shall have been substantially completed in accordance with the applicable Plans and Specifications and all Applicable Law;

          (b) such Property shall be ready for occupancy and operation as a first class research and production facility, as evidenced by the issuance by the appropriate Governmental Authority of temporary and/or permanent certificates of occupancy for all of the Improvements (other than such Improvements that are not essential to the operation of such Property as a first class research and production facility) contemplated by the Plans and Specifications for such Property; and

          (c) the Lessor and Agent shall have received a Completion Certificate from the Construction Agent substantially in the form of Exhibit G (a "Completion Certificate").


                                  ARTICLE VIII

                                 REPRESENTATIONS

     8.1 REPRESENTATIONS OF THE PARTICIPANTS. Each Participant represents and warrants to the Lessor, the other Participant and the Lessee that:

          (a) ERISA. Such Participant is not and will not be making its Loans or funding its Equity Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

          (b) STATUS. Such Participant is a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof.

          (c) POWER AND AUTHORITY. Such Participant has the requisite power and authority to enter into and perform under the Operative Documents to which it is a party.

The making of any Loan or the advancing of any Equity Amount on any Acquisition Date or Funding Date, as the case may be, shall constitute an affirmation by the subject Participant of the preceding representations and warranties.

     8.2 REPRESENTATIONS OF LESSEE. The Lessee represents and warrants to each of the other parties hereto that:

          (a) ORGANIZATION, ETC. The Lessee is a corporation validly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where any Property is located. The Lessee has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Participation Agreement and each other Operative Document to which it is a party and to own and hold under lease the Properties and to conduct its business substantially as currently conducted by it.

          (b) DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Lessee of this Participation Agreement, and each other Operative Document executed or to be executed by it are within the Lessee's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (i)  contravene the Lessee's Organic Documents;

          (ii) contravene any material contractual restriction the contravention of which is reasonably likely to have a material adverse effect on the financial condition of the Lessee (including any covenant relating to the incurrence of indebtedness, which restrictions the Lessee hereby acknowledges are material), law or governmental regulation or court decree or order binding on or affecting the Lessee; or

          (iii) result in, or require the creation or imposition of, any Lien on any of the Lessee's properties (including the Properties) other than as are contemplated by the Operative Documents.

          (c) GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Lessee of this Participation Agreement, or any other Operative Document to which it is a party. The Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (d) VALIDITY, ETC. This Participation Agreement constitutes and each other Operative Document executed by the Lessee will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Lessee enforceable in accordance with their respective terms, and each Operative Document executed pursuant hereto will, on the due execution and delivery thereof, be the legal, valid and binding obligation of Lessee enforceable in accordance with its terms, subject, in each case, as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Lessee) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

          (e) NO MATERIAL ADVERSE CHANGE. Since the date of the financial statements described in Section 8.2(k), there has been no Material adverse change in the consolidated assets, liabilities, results of operations, financial condition or prospects of the Lessee.

          (f) LITIGATION. Except as disclosed in the financial statements described in Section 8.2(k), there is no pending or, to the knowledge of the Lessee, threatened, litigation, action or governmental proceeding affecting the Lessee or any of its properties (including the Properties), businesses, assets or revenues, which (i) is reasonably likely to Materially and adversely affect the overall financial condition, operations, assets, business or properties (including the Properties) of the Lessee and which creates a material risk of causing the Lessee to be unable to perform its obligations under the Operative Documents or (ii) which purports to affect the legality, validity or enforceability of this Participation Agreement, the Notes or any other Operative Document.

          (g) PROVIDED INFORMATION. The information and materials described on Schedule II which were provided by the Lessee to one or more of the Participants prior to the applicable Acquisition Date or Funding Date, as the case may be, do not contain any Material inaccuracies on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except to the extent any such inaccuracy or omission does not relate to the Properties and is not reasonably likely to have a

     Material adverse effect on the overall financial condition of the Lessee.

          (h) PENSION AND WELFARE PLANS. During the twelve consecutive-month period prior to the Documentation Date, no steps have been taken to terminate any underfunded Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA with respect to a liability or obligation in excess of $10,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Lessee or any member or the Controlled Group of any Material liability, fine or penalty. Neither the Lessee nor any member of the Controlled Group has any Material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in
     Part 6 of Title I of ERISA.

          (i)  ENVIRONMENTAL LAWS.  Except as disclosed in Item A
     ("Compliance with Environmental Laws") of Schedule III:

          (i) all facilities and property (including underlying groundwater) owned or leased by the Lessee or any of its Subsidiaries have been, and continue to be, owned or leased by the Lessee and its Subsidiaries in compliance in all material respects with all Environmental Laws; and

          (ii) there have been no past, and there are no pending or threatened

               (a) claims, complaints, notices or requests for information received by Lessee or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, which may reasonably be expected to have a Material adverse effect on the financial condition, operations, assets, business or properties of Lessee and its Subsidiaries or which may reasonably be expected to have a Material adverse effect on any Property, or

               (b) complaints, notices or inquiries to Lessee or any of its Subsidiaries regarding potential liability under any Environmental Law, which may reasonably be expected to have a Material adverse effect on the financial condition, operations, assets, business or properties of Lessee and its Subsidiaries.

          (j) OFFER OF SECURITIES, ETC. None of the Lessee, nor any Person authorized to act on the Lessee's behalf has, directly or indirectly, offered the Notes or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Participants and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

          (k) FINANCIAL STATEMENTS. The consolidated balance sheet of the Lessee and its Subsidiaries at December 31, 1995, and the related consolidated statements of income and cash flows of Lessee and its Subsidiaries, copies of which have been furnished to the parties hereto, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (l) PROPERTIES. The contemplated use of the Properties by the Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all Material respects with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements.

          (m) PLANS AND SPECIFICATIONS. To the best knowledge of the Lessee, upon Completion of the Construction of each Property, all water, sewer, electric, gas, telephone and drainage facilities, all other utilities required to adequately service such

     Improvements for its intended use and means of access between such Improvements and public highways for pedestrians and motor vehicles will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee, threatened with respect to the Lessee, its respective Affiliates or the applicable Property which adversely affects the title to, or materially and adversely affects the use, operation or value of, such Property. No fire or other casualty has occurred which has had a Material adverse effect on any Property. To the best of the Lessee's knowledge all utilities serving such Property, or proposed to serve such Property in accordance with the related Plans and Specifications, are or will be located in, and vehicular access to the Improvements on the applicable Property is provided by, either public rights-of-way abutting the applicable Property or Appurtenant Rights. With respect to each Property, all material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from such Property during the construction of the applicable Improvements thereon, and
     (y) construction of such Improvements in accordance with the related Plans and Specifications and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to the time required by such Governmental Authority or private party.

          (n) TITLE. Each Deed will be in form and substance sufficient to convey title to the applicable Property in fee simple, will contain all customary seller's warranties (or such other seller's warranties as are reasonably acceptable to the Lessor and the Participants) and will be subject only to Permitted Exceptions.

          (o) INSURANCE. The Lessee has obtained insurance coverage covering each Property which meets the requirements of Article XIII of the Master Lease, and such coverage is in full force and effect. The Lessee carries insurance with reputable insurers in respect of the Properties and its Material Assets, in such manner, in such amounts and against such risks as is customarily maintained by the Lessee.

          (p) FLOOD HAZARD AREAS. Except as otherwise identified on the survey delivered pursuant to Section 6.3(p), to the best knowledge of the Lessee no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with
     Section 13.2 of the Master Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

          (q) LEASE SUPPLEMENTS. With respect to each Property, upon the execution and delivery of the applicable Lease Supplement, (i) the Lessee will have unconditionally accepted such Property (provided that nothing contained herein shall be deemed a waiver by the Lessee of any right of action against Persons with respect to title to and condition of the Property on the applicable Acquisition Date other than the Lessor and the Lenders) and will have good and marketable title to a valid and subsisting leasehold interest in such Property, subject only to Permitted Liens and (ii) no right of offset will exist with respect to any Rent or other sums payable under the Master Lease.

          (r) DEFAULTS. The Lessee is not in default under (and no event has occurred which with the lapse of time or notice or action by a third party could result in a default under) any mortgage, loan agreement, indenture or other instrument under which there may be issued or by which there may be secured or evidenced, any indebtedness of the Lessee, whether such indebtedness now exists or shall hereafter be created, which indebtedness individually or in the aggregate exceeds $20,000,000.

          (s) USE OF LOANS AND PROCEEDS. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Section 207.2 of Regulation G of the F.R.S. Board (12 C.F.R., Chapter II, Part 207).

          (t) REGULATIONS G, U AND X. The Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any of the Advances will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     8.3 REPRESENTATIONS OF LESSEE WITH RESPECT TO EACH ADVANCE. The Lessee represents and warrants to each of the other parties as of each Funding Date (including each Acquisition Date) on which an Advance is made as follows:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee set forth in the Operative Documents (including the representations and warranties set forth in Section 8.2) are true and correct on and as of such Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. No Event of Default has occurred and is continuing and no Default of which the Lessee has knowledge and that has not been previously disclosed to the Agent, the Lessor and the Participants has occurred and is continuing under the Master Lease, the Guaranty or the Construction Agency Agreement or, to the knowledge of the Lessee, any other Operative Document. No Default or Event of Default under the Master Lease, the Guaranty or the Construction Agency Agreement or, to the knowledge of the Lessee, any other Operative Document will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

          (b) IMPROVEMENTS. The Construction of the Improvements to date has, to the best knowledge of the Lessee, been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications and in compliance in all material respects with all Insurance Requirements and Requirements of Law.

          (c) LIENS. The Lessee has not permitted Liens to be placed against the Properties other than Permitted Liens.

          (d) ADVANCE. The amount of the Advance requested represents amounts owed by the Lessee or Construction Agent to third parties in respect of Land Acquisition Costs or Property Improvement Costs, as the case may be, incurred prior to the date of such Advance and for which the Lessee has not previously been reimbursed by an Advance or represent amounts with respect to Equity Yield Payments or interest on Loans. The conditions precedent to such Advance and the related Equity Amount and Loans set forth in Article VI have been satisfied.

     8.4 REPRESENTATIONS OF THE LESSOR. Lessor represents and warrants to each of the other parties hereto as follows:

          (a) DUE ORGANIZATION, ETC. It is a corporation duly organized and validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is or will be a party.

          (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of each Operative Document to which it is or will be a party, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current United States or applicable state law, governmental rule or regulation, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its articles of association or by-laws, or any indenture, mortgage, deed of trust, conditional sales contract, credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority of the United States and regulating its banking or trust powers.

          (c) ENFORCEABILITY, ETC. Each Operative Document to which the Lessor is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof.

          (d) ASSIGNMENT. It has not assigned or transferred any of its right, title or interest in or under the Master Lease or the Construction Agency Agreement except in accordance with the Operative Documents.

          (e) DEFAULTS. No Default or Event of Default under the Operative Documents attributable to it has occurred and continuing.

          (f) USE OF PROCEEDS. The proceeds of the Loans and the Equity Amounts shall be applied by the Lessor solely in accordance with the provisions of the Operative Documents.

          (g) SIMILAR TRANSACTIONS. It intends in the future to enter into similar transactions as the transaction it is entering into pursuant to this Participation Agreement and the Operative Documents.


                                   ARTICLE IX

                           PAYMENT OF CERTAIN EXPENSES

     The Lessee agrees, for the benefit of the Lessor and the Lenders, that:

     9.1 TRANSACTION EXPENSES. (a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date, each Acquisition Date and each Funding Date (it is anticipated that such expenses, if any, incurred with respect to any Funding Date not constituting an Acquisition Date will be minimal); provided, however, that, if the Lessee has not received written invoices therefor prior to such date, such Transaction Expenses shall be paid within twenty (20) Business Days after the Lessee has received written invoices therefor. Transaction Expenses may, subject to the conditions hereof (including without limitation the last sentence of Section 3.1) be paid with the proceeds of an Advance.

     (b) The Lessee shall pay or cause to be paid (i) all Transaction Expenses incurred by the Lessor, the Agent or any Lender in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, in each case which have been requested by or approved by the Lessee, (ii) all Transaction Expenses reasonably incurred by the Lessor, the Lessee, the Agent or the Lenders in connection with any purchase of the Property by the Lessee or other Person pursuant to Articles XVIII and XXI of the Master Lease and (iii) all Transaction Expenses incurred by any of the other parties hereto in respect of enforcement of any of their rights or remedies against the Lessee or any other Affiliate of the Lessee in respect of the Operative Documents.

     9.2 BROKERS' FEES AND STAMP TAXES. The Lessee shall pay or cause to be paid any brokers' fees (other than brokers' fees that are payable solely as a result of any such broker's dealings with the Lessor or any Participant and not as a result of any dealings with the Lessee) and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

     9.3 LOAN AGREEMENT AND RELATED OBLIGATIONS. The Lessee shall pay, before the delinquency date thereof, all costs, expenses and other amounts (other than principal and interest on the Loans which are payable to the extent otherwise required by the Operative Documents) required to be paid by the Lessor under the Loan Agreement, the Deeds of Trust, the Assignment of Leases and Rents and the Construction Agency Agreement Assignment, provided, however, that Lessee shall not be liable for any costs, expenses and other amounts required to be paid by the Lessor under such Operative Documents if the failure to pay such amounts has resulted from a default by the Lessor which is not caused by a default by the Lessee under the Operative Documents.


                                    ARTICLE X

                         OTHER COVENANTS AND AGREEMENTS

     10.1 AFFIRMATIVE COVENANTS OF LESSEE. The Lessee hereby agrees that so long as this Participation Agreement is in effect:

          (a) FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. Lessee will furnish to the Lessor and the Agent the following, each in such form and such detail as the Lessor shall reasonably request (copies of which the Lessor shall promptly deliver to each Participant):

               (i) as soon as available and in no event later than (50) days after the last day of each fiscal quarter of Lessee, a copy of the Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president or chief financial officer of Lessee to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

               (ii) as soon as available and in no event later than one hundred (100) days after the close of each Fiscal Year of the Lessee, (A) copies of the audited Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such year, audited by independent certified public accountants of recognized national standing acceptable to the Lessor, and
          (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agent) and management letters delivered by such accountants in connection with all such Financial Statements;

               (iii) contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate (the "Compliance Certificate") of the president or chief financial officer of Lessee which
          (A) states that no Event of Default and no Default has occurred and is continuing, or, if any such Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto, and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Section 10.2(1);

               (iv)  as soon as possible and in no event later than five
          (5) Business Days after any officer of Lessee knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual litigation or threatened litigation which has a reasonable likelihood of leading to actual litigation, suits, claims or disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its Subsidiaries of $5,000,000 or more alone and/or $10,000,000 or more in the aggregate; (C) any other event or condition which is reasonably likely to have a Material adverse effect; or (D) any Default or Event of Default; the statement of the president or chief financial officer of Lessee setting forth details of such event, condition, Default or Event of Default and the action which Lessee proposes to take with respect thereto;

               (v)  As soon as available and in no event later than five
          (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Lessee or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-K reports); (B) all reports, proxy statements and financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and
          (C) all press releases and other similar public concerning any material developments in the business of Lessee or any of its Subsidiaries made available by Lessee or any of its Subsidiaries to the public generally; and

               (vi) such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Lessee or its Subsidiaries, and compliance by Lessee with the terms of this Participation Agreement as the Lessor may from time to time reasonably request.

     (b) BOOKS AND RECORDS. Lessee and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP, or if, with respect to any Subsidiary for which United States accounting principles are inapplicable, generally accepted accounting principles in the jurisdiction in which such Subsidiary is organized.

     (c) INSPECTIONS. Lessee and its Subsidiaries shall permit any Person (at such Person's or Lessor's expense) designated by the Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and make copies thereof and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by their officers, auditors and accountants, all at such times and intervals as the Lessor may reasonably request.

     (d)  INSURANCE.  Lessee and its Subsidiaries shall:

          (i) Carry and maintain insurance of the types and in the amounts customarily carried from time to time during the term of this Participation Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation; and

          (ii) Deliver to the Lessor and the Agent from time to time, as the Lessor or the Agent may request, schedules setting forth all insurance then in effect.

     (e) GOVERNMENTAL CHARGES AND OTHER INDEBTEDNESS. Lessee and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental charges prior to the date upon which penalties accrue thereon,
(ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries and (iii) all other Indebtedness which, if unpaid, is reasonably likely to have a Material adverse effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of the Lessor.

     (f)  GENERAL BUSINESS OPERATIONS.  Except as permitted in
Subparagraph 10.02(d), each of Lessee and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business; PROVIDED, HOWEVER, that from time to time, Lessee may, in the ordinary course of business, dissolve any Subsidiary which is not a Material Subsidiary, so long as both immediately before and after giving effect to such dissolution, no Default or Event of Default shall have occurred and be continuing,
(ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such person, the violation of which is reasonably likely to have a Material adverse effect, and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Lessee shall maintain its chief executive office and principal place of business in the United States.

     (g) PARI PASSU RANKING. The Lessee shall take, or cause to be taken, all actions necessary to ensure that the Obligations of the Lessee are and continue to rank at least pari passu in right of payment with all other unsecured Senior Indebtedness of the Lessee.

     (h) CASH COLLATERAL AGREEMENT. Commencing on April 1, 1999, Lessee shall pledge cash collateral to the Participation Agent, for the benefit of the Participants, pursuant to the Cash Collateral Agreement, in substantially the form of Exhibit H, which the Lessee shall execute and deliver to the Participation Agent at such time, provided, however, that so long as Lessee satisfies the tests described below, Lessee shall not be required to enter into the Cash Collateral Agreement. On April 1, 1999 and on April 1, 2000, Lessee shall:

          (i) have a Minimum Quick Asset to Senior Indebtedness Ratio of at least 1.0:1.0;

          (ii) have an amount of available credit under the Credit Facility (or similar credit facility) equal to or greater than the outstanding Lease Balance; and

          (iii)  have a Debt Ratio of at least 0.70:1.0.

Notwithstanding the foregoing, commencing on the date after the fifth anniversary of the Documentation Date, if the Lessee has not done so already, the Lessee shall execute and deliver to the Participation Agent, the Cash Collateral Agreement.

     (i) TITLE ENDORSEMENTS. Upon the reasonable request of the Required Participants, Lessee shall provide the Participation Agent with a title insurance policy that shall be revised and updated from the title policy delivered pursuant to Section 6.3(q) hereto to include zoning and environmental endorsements.

     10.2 NEGATIVE COVENANTS. Until the termination of this Participation Agreement and the satisfaction in full by the Lessee of all Obligations, Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Participants shall otherwise consent in writing:

          (a) CREDIT AGREEMENT COVENANTS. Lessee shall comply with all covenants contained in Section 5.02 of the Credit Agreement (regardless of any termination of the Credit Agreement or the payment in full of all amounts outstanding under the Credit Agreement) and Lessee shall not amend, waive or permit to be waived any of the covenants contained in Section 5.02 of the Credit Agreement without the prior written consent of the Required Participants.

     10.3 COVENANTS OF THE LESSOR. The Lessor hereby agrees that so long as this Participation Agreement is in effect:

          (a) it will not create, incur, assume or suffer to exist any Lien (including any Lessor Lien) upon the Master Lease or any of the Properties (other than as contemplated by any of the Operative Documents);

          (b) it will use its best efforts to remove any Lien (including any Lessor Lien) created, incurred, assumed or suffered to exist by it upon the Master Lease or any of the Properties (other than the Lender Deeds of Trust and such other Liens as are contemplated by any of the Operative Documents); provided, however, that any action taken pursuant to this clause (b) shall not limit the Lessee's rights or remedies under any of the Operative Documents; and

          (c) it will grant any license or easement to the Lessee reasonably necessary for the use and enjoyment of the Property.

     10.4 COVENANT OF THE LENDERS. Each Lender hereby agrees that, upon repayment in full in cash of all Loans relating to any Property, such Lender shall execute and deliver to the Lessee a release of any Lender Deed of Trust in favor of such Lender relating to such Property, releases of the Construction Agency Agreement Assignment and Assignment of Leases and Rents (in each case to the extent relating to such Property), and termination statements for any financing statements relating to such Property which are then of record naming such Lender as secured party. Each Lender agrees to grant any license or easement to the Lessee reasonably necessary for the use and enjoyment of the Property.


                                   ARTICLE XI

                                LESSEE DIRECTIONS

     11.1 LESSEE DIRECTIONS. Each of the Lessor, the Participation Agent, the Agent, the Lenders and the Lessee hereby agree that, so long as no Lease Default or Lease Event of Default exists:

          (a) the Lessee shall have the exclusive right to exercise any other right of the Lessor under Section 11.2 of this Participation Agreement upon not less than three (3) Business Days' prior written notice from the Lessee to the Lessor, unless the Lessor objects to such exercise within two (2) Business Days of receipt of such notice; and

          (b) the Lessee shall have the exclusive right to replace a Non-Consenting Lender pursuant to Section 11.2.

          (c) without limiting the foregoing clauses (a) and (b) and in addition thereto, the Lessee shall have the exclusive right to exercise any other right of the Lessor under the Loan Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the Lessor, unless the Lessor objects to such exercise within two (2) Business Days of receipt of such notice.

     11.2 REPLACEMENT OF PARTICIPANTS. In the event that the Lessee requests, in accordance with Section 19.1 of the Master

Lease, that the Base Lease Term be extended and one or more Participants fail to consent to such request, then, pursuant to the written request of the Lessee, the Lessor shall be permitted to replace any non-consenting Participant (each, a "Non-Consenting Participant") with a replacement bank or other financial institution (a "Replacement Participant") satisfactory to the Lessee, with such replacement to be effective as of the Expiration Date and Maturity Date in effect prior to the requested extension; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the Replacement Participant shall purchase from the Non-Consenting Participant (A) at par, all Loans, in the case of a Lender, and all Equity Amounts, in the case of the Lessor, (B) all accrued interest, in the case of a Lender, and all accrued Equity Yield, in the case of the Lessor, and (C) all other amounts owing to such Non-Consenting Participant on or prior to the date of replacement, in each case, (iii) the Lessee shall be liable to such Non-Consenting Participant under Article XIII if any Loan or Equity Amount, as the case may be, owing to such Non-Consenting Participant shall be prepaid (or purchased) other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Article XII (provided that the Lessee or the relevant Replacement Participant shall be obligated to pay the Transaction Expenses arising in connection therewith) and (v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the applicable Operative Documents (including the extension of the Maturity Date contemplated by the relevant request for extension). The Participants hereby agree to cooperate with the Lessee or the Lessor, as the case may be, in its efforts to arrange one or more Replacement Participants as contemplated by this
Section 11.1(b).

                                   ARTICLE XII

                      TRANSFERS OF PARTICIPANTS' INTERESTS

     12.1 ASSIGNMENTS. All or any part of the interest of any Participant in, to or under this Participation Agreement, the other Operative Documents, the Properties or the Notes may be assigned or transferred by such Participant at any time to any Affiliate of such Participant or, with the consent of the Lessee (such consent not to be unreasonably withheld), to any other Person; provided, however, that (a) each assignment or transfer shall comply with all applicable securities laws; (b) each such assigning Participant, which is a Lender as of the Documentation Date, shall retain at least $5,000,000 from the time of such assignment (notwithstanding amortization) of its Loan Balance; (c) the Agent shall receive a fee of $2,500 payable by the assignee; and (d) any assignee or transferee (i) acknowledges that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 12.1 (and the transferor and transferee Participant shall deliver to the Lessee, the Lessor and the Agent an Assignment Agreement, in substantially the form of Exhibit I, executed by the assignee or transferee) and (ii) further represents and warrants to the Agent, the Lessor, each Participant and the Lessee that:

          (A) it is a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, in each case, having a minimum capital and surplus of:
     (A) $500,000,000, in the case of an assignment of an interest of a Tranche A Lender; or (B) $50,000,000, in the case of an assignment of an interest of a Tranche B Lender or the Lessor;

          (B) it has the requisite power and authority to accept such assignment or transfer;

          (C) it will not transfer any Note unless the proposed transferee makes the foregoing representations and covenants;

          (D) it will not take any action with respect to such Note that would violate any applicable securities laws;

          (E) it will not assign or transfer any interest in its Note except in compliance with this Section 12.1; and

          (F) in the case of the Lessor, any assignment or transfer of its interest hereunder shall not affect the obligations contained in the Lessor Guarantee.

     12.2 PARTICIPATIONS. Any Participant may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Sub-Participant") participating interests in all or a portion of its rights and obligations under this Participation Agreement, the other Operative Documents, the Properties or its Notes (including, without limitation, all or portion of the Rent owing to it); provided, however, that

          (a) no participation contemplated in this Section 12.2 shall relieve such Participant from its obligations hereunder or under any other Operative Document;

          (b) such Participant shall remain solely responsible for the performance of its Commitment and such other obligations;

          (c) the Lessee shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and each of the other Operative documents;

          (d) no Sub-Participant, unless such Sub-Participant is an Affiliate of such Participant, or is itself a Participant, shall be entitled to require such Participant to take or refrain from taking any action hereunder or under any other Operative Document.

Each Participant agrees that it will notify the Lessee promptly of the identity of each Sub-Participant to which it sells a participating interest hereunder and the amount of such participating interest. The Lessee acknowledges and agrees that each Sub-Participant, for purposes of
Article XIII, shall be considered a Participant.

     12.3  WITHHOLDING TAXES; DISCLOSURE OF INFORMATION; PLEDGE UNDER
REGULATION A. (a) If any Participant (or the assignee of or Sub-Participant in any Note of a Participant, each a "Transferee") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or the Transferee of such Participant, as applicable, shall (as a condition precedent to acquiring or participating in such Loan and as a continuing obligation to the Lessor, the Lessee and the Guarantor) (i) furnish to the Lessor and the Lessee in duplicate, for each taxable year of such Participant or Transferee during the Term of the Master Lease with respect to the Properties, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and (ii) provide to the Lessor and the Lessee a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Lender's Note, each Transferee shall be deemed bound by the provisions set forth in this Article XII.

     (b) Subject to the terms of any confidentiality agreements executed by any of the parties hereto, any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Article XII, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Lessee.

     (c) Anything in this Article XII to the contrary notwithstanding, any Participant may without the consent of the Lessee assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise.


                                  ARTICLE XIII

                                 INDEMNIFICATION

     13.1 GENERAL INDEMNIFICATION. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the applicable Acquisition Date or after the Expiration Date, in any way relating to or arising out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

          (b)  the Properties or any part thereof or interest therein;

          (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to Section 16.2(c), 16.2(e) or 18.3 of the Master Lease or any sale pursuant to Article XV,

     XVIII or XX of the Master Lease), return or other disposition of all or any part or any interest in the Properties or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation:
     (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Properties, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Master Lease which are in effect at any time with respect to the Properties or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Properties resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to any of the Properties, or any Claim for utility "tap-in" fees;

          (d) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

          (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement;

          (f) the existence of any Lien on or with respect to the Properties, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or

     Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Lender or the Lessor; or

          (g) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the transactions contemplated by the Master Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens, Lender Deeds of Trust or other Liens contemplated by any of the Operative Documents to the extent such Indemnitee is in breach of any obligation under the Operative Documents to discharge such Liens, (3) any Claim to the extent attributable to acts or events occurring after the termination of the Master Lease, the expiration of the Term, the return of the Property by the Lessee to the Lessor, or the remarketing of the Property so long as the Lessor and the Lenders are not exercising remedies against the Lessee in respect of the Operative Documents, (4) any Claim arising from a breach or alleged breach by the Lenders or the Lessor of any agreement entered into in connection with the assignment or participation of any Loan or Equity Amount, and (5) subject to Section 13.5, any Claim arising from taxes based on, or measured by the net income of a Tax Indemnitee imposed by the United States (or any state or other jurisdiction, political subdivision or taxing authority thereof or therein). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Master Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Properties or as a guaranty of the Notes.

     13.2 END OF TERM INDEMNITY. (a) If the Lessee elects the Remarketing Option and there would, after giving effect to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Maturity Date and as a condition to the Lessee's right to complete the remarketing of the Properties pursuant to Section 20.1 of the Master Lease, the Lessee shall cause to be delivered to the Lessor at least 120 days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Participants (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of any Property from that anticipated for such date in the Property Appraisal delivered on or prior to the applicable Completion Date.

     (b) If the Lessee elects the Remarketing Option, then on or prior to the Expiration Date the Lessee shall pay to the Lessor an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the applicable Property due to

          (i) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all applicable laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

          (ii) any change to the Plans and Specifications after the date of the applicable Property Appraisal, or any Modification made to, or any rebuilding of, the applicable Properties or any part thereof by the Lessee, or

          (iii) the existence of any Hazardous Activity, Hazardous Substance or Environmental Violations, the indemnity for which shall not exceed the cost of the remediation thereof, or

          (iv)  any restoration or rebuilding carried out by the Lessee, or

          (v) any condemnation of any portion of any of the applicable Properties pursuant to Article XIV of the Master Lease, or

          (vi) any use of any of the applicable Property or any part thereof by the Lessee other than as a first-class research and production facility, or

          (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease, or

          (viii) the failure of the Lessor to have good and marketable title to the applicable Property free and clear of all Liens
     (excluding Permitted Liens), or

          (ix) the existence of any sublease relating to any of the applicable Properties that shall survive the Expiration Date, or

          (x) the existence of any Liens on the Applicable Property other than Permitted Liens of the types described in clauses (i), (viii) and
     (x) of the definition of "Permitted Liens".

     13.3 ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this Article XIII, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of the Property related thereto), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

          (a) the presence on or under any of the Properties of any Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from or onto any of the Properties,

          (b) any activity, including, without limitation, construction, carried on or undertaken on or off any of the Properties, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any of the Properties,

          (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

          (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

          (e) any residual contamination on or under any of the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

     provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.3 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (2) any Claim to the extent attributable to acts or events occurring prior to the Documentation Date or (3) any Claim to the extent attributable to acts or events occurring after the termination of the Master Lease, the expiration of the Term, the return of the Property by the Lessee to the Lessor, or the remarketing of the Property so long as the Lessor and the Lenders are not exercising remedies against the Lessee in respect of the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Master Lease or any other Operative Document.

     13.4 PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 13.1 or 13.3, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

     In case any action, suit or proceeding shall be brought against any Indemnitee or any Indemnitee receives written notice of any threatened action, suit or proceeding, such Indemnitee shall with reasonable promptness notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve any material risk of the sale, forfeiture or loss of the Property or any part thereof or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) a Lease Event of Default has occurred and is continuing. The Indemnitee will join in the Lessee's efforts to sever such action. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee; provided, however, that in the event that such Indemnitee withholds consent to any settlement or other compromise, the Lessee shall not be required to indemnify such Indemnitee under Section 13.1 or 13.3 to the extent that the applicable Claim results in a judgment in excess of such offered money settlement.

     Each Indemnitee shall, at the expense of the Lessee, with reasonable promptness supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in and, to the extent permitted hereunder, control, any action, suit or proceeding to the extent permitted by Section 13.1 or . Unless a Lease
Event of Default (other than a Lease Event of Default arising under Section 16.1(e) of the Master Lease) shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under
Section 13.1 or 13.3 with respect to such Claim.

     Upon payment in full of any Claim by the Lessee pursuant to Section 13.1 or
13.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     13.5  GENERAL TAX INDEMNITY.

     (a) If any Impositions (including, solely for purposes of this Section 13.5, (i) taxes based on, or measured by the net income of a Tax Indemnitee imposed by the United States (or any state or other jurisdiction, political subdivision or taxing authority thereof or therein) to the extent they would not have been imposed if on each Acquisition Date or Funding Date, as the case may be, the Tax Indemnitee had advanced funds directly to the Lessee in the form of a loan secured by the applicable Property in an amount equal to the amount advanced for the Property Costs on such Acquisition Date or Funding Date, as the case may be, with the debt service for such loan equal to the Basic Rent payable on each Scheduled Payment Date and a principal balance at the making of such loan in an amount equal to the then outstanding amount of the Loans and Certificate Amounts at the end of the term of the Master Lease, and (ii) taxes imposed with respect to the payment, receipt or accrual of any indemnity payment hereunder, (net of any tax benefit) are now or hereafter imposed or levied by the United States (or by any state or other jurisdiction, political subdivision or taxing authority thereof or therein) on any payments made by the Lessee hereunder or payable in respect of a Loan or a Equity Amount or otherwise under the Master Lease or the other Operative Documents to which it is a party or payments relating to the ownership, lease, sale or use of the Property, then the Lessee shall pay such additional amounts (at the time of such payment) as may be necessary so that every payment of all amounts due hereunder or under such other Operative Document, after withholding or deduction for or on account of any such Impositions, will not be less than the amount provided for herein or therein. The Tax Indemnitee shall promptly notify the Lessee in writing of the occurrence of any event of which the Tax Indemnitee has knowledge that will give rise to the obligation of the Lessee to pay such additional amounts pursuant to this Section
13.5. As soon as practicable after the date the payment of any Impositions is due pursuant to Applicable Law, the Lessee shall furnish to the Tax Indemnitee certified copies of any tax receipts obtained by the Lessee, evidencing payment by the Lessee and compliance with this Section 13.5.

     (b) Should any Tax Indemnitee ever receive any refund, credit or deduction from any taxing authority (whether before or after payment in full of all amounts owed hereunder and under the Master Lease) to which such Tax Indemnitee would not be entitled but for the payment by the Company of additional amounts as required by this Section 13.5, such Tax Indemnitee (as applicable) thereupon shall repay to the Lessee an amount with respect to such refund, credit or reduction equal to any net reduction in Impositions actually obtained by such Tax Indemnitee and reasonably determined by such Tax Indemnitee to be directly related to such refund, credit or reduction (but not to exceed such additional amounts to which such refund, credit or reduction relates). No such payment shall be required, however, to the extent the Lessee is delinquent in any payments to such Tax Indemnitee under this Participation Agreement, the Master Lease or any other Operative Document, but shall promptly be paid to the Lessee after such delinquency no longer exists. Notwithstanding the provisions of this
Section 13.5(b) to the contrary, the decision as to whether or not to claim any such refund, credit or reduction (and if claimed, the determination of the amount of the net reduction in Impositions attributable to the additional amounts paid by the Lessee under this Section 13.5) shall be made by each Tax Indemnitee (as applicable) in its sole discretion; provided, however, that each Tax Indemnitee shall, if requested by the Lessee, use reasonable efforts to claim any such material refund, material credit or material reduction.

     (c) The Lessee shall have the right to replace any Lender or the Lessor that claims or requests payments pursuant to this Section 13.5. Any such replacement shall be on terms and conditions substantially consistent with the assignment provisions set forth in Section 12.1 of this Participation Agreement. The agreements and obligations contained in this Section 13.5 shall survive the payment in full of the Lessee's obligations hereunder and under the other Operative Documents.

     (d) TAX OWNERSHIP. Each Participant represents and warrants that it will not, prior to the termination of the Master Lease with respect to each Property, claim ownership of (or any tax benefits, including depreciation, with respect to) the Property for any income tax purposes, it being understood that the Lessee is and will remain the owner of the Property for such income tax purposes until the termination of the Master Lease with respect to each Property. If, notwithstanding the income tax intentions of the parties as set forth in this
Section 13.5(d) and in Section 5.1 hereof, any Participant actually receives any income tax deductions, reductions in income tax or other income tax benefit as a result of any claim for, or recharacterization requiring such party to take, any tax benefits attributable to ownership of the Property for income tax purposes, such Participant shall pay to the Lessee, together with an amount equal to any reduced Taxes payable by such Tax Indemnitee as a result of such payment, the amount of such income tax savings actually realized by such Participant (less the amount of any anticipated increase in income tax which the Participant determines is currently payable as a result of such claim or recharacterization), provided that the Lessee shall agree to reimburse such Participant for any subsequent increase in such Participant's income taxes resulting from such claim or recharacterization not taken into account in the payment made to the Lessee, up to the amount paid to the Lessee by such Participant. The parties agree that this Section 13.5(d) is intended to require a payment to the Lessee if and only if a Participant shall have actually received an unanticipated tax savings with respect to a Property that would not have been received if the Lessor had advanced funds to the Lessee in the form of a loan secured by any of the Properties in an amount equal to the applicable Property Costs. Nothing in this Section 13.5(d) shall be construed to require a Participant to take any affirmative action to realize any tax savings if in its good faith judgment such action may have a material adverse affect on such Participant.

     13.6 INDEMNITY PAYMENTS IN ADDITION TO MASTER LEASE OBLIGATIONS. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Section 13 are separate from, in addition to, and do not reduce, the Lessee's obligation to pay under the Master Lease that portion of the Lease Balance constituting the Loan Balance.

     13.7 LIBO RATE LENDING UNLAWFUL. If the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for a Participant to make, continue or maintain any Loan or Equity Amount, as the case may be, the obligation of such Participant to make, continue or maintain any such Loan or Equity Amount, as the case may be, shall, upon such determination, forthwith be suspended until such Participant shall notify the Lessee and the Lessor that the circumstances causing such suspension no longer exist and, to the extent required by any such introduction of or change in or in the interpretation of any law, all Loans or Equity Amounts, as the case may be, of such Participant shall automatically bear interest or accrue Equity Yield at the Alternate Base Rate either (a) on the last day of the then current Interest Period applicable to such Loan or Equity Amount, as the case may be, if such Participant may lawfully continue to maintain and fund such loan or Equity Amount or (b) immediately if such Participant shall determine that it may not lawfully continue to maintain and find such Loan or Equity Amount, as the case may be, to such day thereto or sooner, if required by such law or assertion.

     13.8 DEPOSITS UNAVAILABLE. If any of the Participants shall have determined that

          (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available after reasonable inquiry to the Participant in its relevant market; or

          (ii) by reason of circumstances affecting the Participant's relevant market, adequate means do not exist for ascertaining the interest rate or Equity Yield, as the case may be, applicable to such Participant's Loans or Equity Amounts, then, upon notice from such Participant to the Lessee and the other Participants, (i) the obligations of the Participants to make Loans or Equity Amounts, as the case may be, shall be suspended and (ii) each outstanding Loan or Equity Amount, as the case may be, shall begin to bear interest or accrue Equity Yield at the Alternate Base Rate on the last day of the then current Interest Period applicable thereto.

     13.9 INCREASED COSTS, ETC. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases or would increase the cost to any Participant of, or reduces or would reduce the amount of any sum receivable by such Participant in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans or Equity Amounts, as the case may be, the Lessee agrees to reimburse such Participant for each such increased cost or reduced amount when applicable to such Participant. Such Participant shall promptly notify the Lessor, and the Lessee in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Participant for such increased cost or reduced amount. Such additional amounts shall be payable by the Lessee directly to such Participant within five days of its receipt of such notice, and such notice shall be presumed correct and binding on the Lessee absent demonstrable error. The Lessee's liability under this Section 13.9 shall be subject to the delivery of such notice by Participant described above within six (6) months after such Participant has first conclusively determined that such reimbursement or compensation is due such Participant.

     13.10 FUNDING LOSSES. In the event any Participant shall incur any loss or out-of-pocket expense (including any loss or out-of-pocket expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant) to make, continue or maintain any portion of the principal amount of any Loan or Equity Amount, as the case may be, as a result of:

          (a) any conversion or repayment or prepayment of the principal amount of any Loans or Equity Amounts on a date other than the scheduled last day of the Interest Period applicable thereto; or

          (b) any Loans or Equity Amounts, as the case may be, not being made in accordance with the Funding Request therefor (unless such failure to make such Loans or Equity Amounts constitutes a breach by the applicable Participant of its obligations under Article III), then, upon the written notice of such Participant to the Lessee (with a copy to the Lessor), the Lessee shall, within five days of its receipt thereof, pay directly to such Participant such amount (determined on the basis of such Participant's standard practices) as will reimburse such Participant for such loss or out-of-pocket expense. Such written notice (which shall include calculations in sufficiently reasonable detail to indicate the incurrence and amount of such loss and out-of-pocket expense) shall be presumed correct and binding on the Lessee absent demonstrable error. The Lessee's liability under this Section 13.10 shall be subject to the delivery of such notice by Participant described above within six (6) months after such Participant has first conclusively determined that such reimbursement or compensation is due such Participant.

     13.11 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Participant or any Person controlling such Participant, and such Participant reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans or Equity Amounts, as the case may be, made by such Participant is reduced to a level below that which such Participant or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Participant to the Lessee, the Lessee shall immediately pay directly to such Participant additional amounts sufficient to compensate such Participant or such controlling Person for such reduction in rate of return. A statement of such Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be presumed correct and binding on the Lessee absent demonstrable error. In determining such amount, such Participant shall use its standard practice in determining such amount, and, in the absence of such standard practice, may use any reasonable method of averaging and attribution that it shall deem applicable. The Lessee's liability under this Section 13.11 shall be subject to the delivery of such notice by Participant described above within six
(6) months after such

Participant has first conclusively determined that such reimbursement or compensation is due such Participant.


                                   ARTICLE XIV

                             THE PARTICIPATION AGENT

     The Participation Agent, the Lessor and the Participants hereby agree as follows:

     14.1 APPOINTMENT. The Lessor and each Participant hereby irrevocably designates and appoints the Participation Agent as the agent of such party under this Participation Agreement and the other Operative Documents, and the Lessor and each Participant irrevocably authorizes the Participation Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Participation Agent by the terms of this Participation Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, the Participation Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lessor or any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against the Participation Agent.

     14.2 DELEGATION OF DUTIES. The Participation Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Participation Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     14.3 EXCULPATORY PROVISIONS. Neither the Participation Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Participants or any other party to the Operative Documents for any recitals, statements, representations or warranties made by the Lessor or the Lessee or any officer thereof contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Participation Agent under or in connection with, this Participation Agreement or any other Operative Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of the Lessor or the Lessee to perform its obligations hereunder or thereunder.
The Participation Agent shall not be under any obligation to any Participant or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of the Lessor or the Lessee.

     14.4 RELIANCE BY PARTICIPATION AGENT. The Participation Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessor or the Lessee), independent accountants and other experts selected by the Participation Agent. The Participation Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative Document unless it shall first receive such advice or concurrence of the Lessor and the Required Participants as it deems appropriate and it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Participation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of the Lessor and the Required Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants.

     14.5 NOTICE OF DEFAULT. The Participation Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Participation Agent has received notice from a Participant, the Lessor or the Lessee describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Participation Agent receives such a notice, the Participation Agent shall give notice thereof to the other parties hereto. The Participation Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lessor and the Required Participants; provided that unless and until the Participation Agent shall have received such directions, the Participation Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lessor and the Participants.

     14.6 NON-RELIANCE ON PARTICIPATION AGENT AND OTHER PARTICIPANTS. The Lessor and each Participant expressly acknowledges that neither the Participation Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Participation Agent hereinafter taken, including any review of the affairs of the Lessor or the Lessee, shall be deemed to constitute any representation or warranty by the Participation Agent to any Participant. Each Participant represents to the Participation Agent that it has, independently and without reliance upon the Participation Agent or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessor, the Lessee and the Property and made its own decision to enter into this Participation Agreement. Each Participant also represents that it will, independently and without reliance upon the Participation Agent, the Lessor or any-other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement and the other Operative Documents, and to make such inveStigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Lessee. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Participation Agent hereunder, the Participation Agent shall not have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessor or the Lessee which may come into the possession of the Participation Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     14.7 INDEMNIFICATION. The Participants agree to indemnify the Participation Agent in its capacity as such (to the extent not reimbursed by the Lessee and without limiting the obligation of the Lessee to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 14.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Participation Interests shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Participation Agent in any way relating to or arising out of, the Commitments, this Participation Agreement, the Property, any of the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided that no Participant shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Participation Agent. The agreements in this Section 14.7 shall survive the payment in full of the Participant Balance and all other amounts payable hereunder.

     14.8 SUCCESSOR PARTICIPATION AGENT. The Participation Agent may resign as Participation Agent upon twenty (20) days' notice to the Participants, the Lessor and the Lessee. If the

Participation Agent shall resign as Participation Agent under this Participation Agreement and the other Operative Documents, then Lessor and the Required Participants shall appoint a successor agent for the Participants, which successor agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $500,000,000 and a debt rating of A (or its equivalent) or better from Standard and Poor's Ratings Group and/or Moody's Investors Service, Inc. (and if no Default or Event of Default exists, shall be approved by the Lessee (which consent shall not be unreasonably withheld)), whereupon such successor agent shall succeed to the rights, powers and duties of the Participation Agent, and the term "Participation Agent" shall mean such successor agent effective upon such appointment and approval, and the former Participation Agent's rights, powers and duties as Participation Agent shall be terminated, without any other or further act or deed on the part of such former Participation Agent or any of the parties to this Participation Agreement. If no successor Participation Agent has accepted appointment as Participation Agent by the date which is twenty (20) days following a resigning Participation Agent's notice of resignation, the resigning Participation Agent's resignation shall nevertheless thereupon become effective and the Lessor and the Participants shall perform all of the duties of the Participation Agent hereunder until such time, if any, as the Lessor and the Lessor and the Required Participants appoint a successor Participation Agent as provided above. After any retiring Participation Agent's resignation as Participation Agent, all of the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Participation Agent under this Participation Agreement and the other Operative Documents.


                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of the Property to the Lessor, the construction of any Improvements, any disposition of any interest of the Lessor in the Property or any Improvements and the payment of the Notes and any disposition thereof shall continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof for a period not to exceed one year after the later of (x) the Expiration Date and (y) the payment in full in cash of the Lease Balance.

     15.2 NO BROKER, ETC. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser (other than The Industrial Bank of Japan, Limited or an Affiliate thereof or Lund Financial Corporation and Lessee agrees to pay all costs and fees of Lund Financial Corporation) to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     15.3 NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or, in the case of Funding Requests, by facsimile, and any such notice shall become effective upon the applicable party's receipt thereof (or refusal to accept receipt), and shall be directed to the address of such Person as indicated on Schedule IV. From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

     15.4 COUNTERPARTS. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     15.5 AMENDMENTS. (a) The provisions of this Participation Agreement may from time to time be amended, modified or waived, provided that such amendment, modification or waiver is in writing and consented to by the Lessee, the Lessor, the Agent and the Required Participants; provided, however, that no amendment or waiver of any provision relating to payment to or indemnification of any Participant shall be effective against such Participant unless it has been consented to in writing by such Participant.

     (b) Neither any Operative Document nor any of the terms thereof may be terminated (except upon payment in full of the Lease Balance or effective exercise and consummation of the Remarketing Option in accordance with Article XX of the Master Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of each party thereto and, regardless of whether the Lenders and the Lessor are parties thereto, the Required Participants; provided, however, that:

          (x) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each
     Participant:

          (i) modify any of the provisions of this Section 15.5, change the definition of "Required Participants" or modify or waive any provision of an Operative Agreement requiring action by each Participant;

          (ii)  amend, modify, waive or supplement any of the provisions of
     Section 2.6, 2.7 or 2.8 of the Loan Agreement;

          (iii) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Article XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

          (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Equity

     Amount, the Lease Balance, the Loan Balance, Commitment Fees, Recourse Amount, amounts due pursuant to Section 20.2 of the Master Lease, interest or Equity Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Commitment Fee payable to it) or, subject to clause (iii) above, any other amount payable under the Master Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), Loans or Equity Amounts, Lease Balance, Loan Balance, Commitment Fees, Shortfall Amount, Recourse Amount, Property Improvement Costs, Estimated Improvement Costs, Participant Balance, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents; or

          (v) consent to any assignment of the Master Lease or any Lease Supplement by the Lessee, releasing the Lessee from its obligations in respect of the payments of Rent, Loan Balance or Lease Balance or changing the absolute and unconditional character of such obligations;

          (y) no other termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Required Participants, be made to the Master Lease or any Lease Supplement or Article VI of this Participation Agreement or the definition of "Loan Agreement Default"; and

          (z) no such termination, amendment, supplement, waiver or modification that would increase the obligations of the Lessee thereunder or deprive the Lessee of any of its rights thereunder shall be effective against the Lessee without the written agreement or consent of the Lessee.

     15.6 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     15.7 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. The Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Lessor, the Lenders and the Agent.

     15.8 GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     15.9 SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15.10 LIABILITY LIMITED. (a) The parties hereto agree that except as specifically set forth in the Master Lease or in any other Operative Document, Lessor shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and the recourse shall be solely had against the Lessor's interest in the Properties and pursuant to the Lessor Guarantee; provided, however, that Lessor shall be liable in its individual capacity and The Industrial Bank of Japan Trust Company shall be liable under the Lessor Guarantee (i) for Lessor's willful misconduct or gross negligence (or negligence in the handling of funds), (ii) for any Tax based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents, (iii) for Lessor Liens on any Property which are attributable to Lessor and are not promptly removed on or prior to such Property has been purchased by the Lessee pursuant to the terms hereof, and (iv) any breaches by Lessor of its obligation under this Participation Agreement and the Operative Documents.

     (b) No Participant shall have any obligation to any other Participant or to the Lessee, the Lessor or the Lenders with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

     15.11 FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected); provided, however, that the Lessee shall not be required to pay expenses pursuant to this Section to the extent arising from a breach or alleged breach by any Lender or the Lessor of any agreement entered into in connection with the assignment or participation of any Loan or Equity Amount. The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if the Lessor shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

     15.12 SUBMISSION TO JURISDICTION. The Lessee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of California for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. The Lessee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     15.13 SETOFF. The Lessor and the Lenders shall, upon the occurrence of any Lease Event of Default or Construction Agency

Event of Default, have the right to appropriate and apply to the payment of the Lessee's obligations under the Master Lease, the Construction Agency Agreement and the Guaranty, as security for the payment of such obligations, any and all balances, credits, deposits, accounts or moneys of the Lessee then or thereafter maintained with the Lessor or any Lender. The rights of the Lessor and the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Person may have.

       REPLACEMENT OF LENDER.  If, pursuant to Section 13.7 or 13.8, a
Lender does not fund its share of the Loans, which are funded by each other Lender, the Lessee shall have the right (but not the obligation), in addition to any and all other rights and remedies available at law or in equity, to require such Lender to assign and delegate in accordance with Section 12.1 all of such Lender's total Loans and Commitment to any of the Lenders or to any other financial institution selected by Lessee that, in each case, is willing to accept such assignment and delegation.

     15.15 CONFIDENTIALITY. Each of the Lessor, the Participation Agent, Agent and Lenders agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Lessee and provided to it by the Lessee under this Participation Agreement or any other Operative Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Participation Agreement and the other Operative Documents or in connection with other business now or hereafter existing or contemplated with Lessee, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Agent, the Lessor, the Participation Agent or such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than Lessee, provided that such source is not bound by a confidentiality agreement with the Lessee known to the Lessor, the Participation Agent, Agent or such Lender; PROVIDED, HOWEVER, that the Lessor, the Participation Agent, Agent or any Lender may disclose such information
(A) at the request or pursuant to any requirement of any Governmental Authority to which the Lessor, the Participation Agent, Agent or such Lender is subject or in connection with an examination of the Lessor, the Participation

Agent, Agent or such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which Agent, the Lessor, the Participation Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document; (F) to Agent, the Lessor, the Participation Agent or such Lender's independent auditors and other professional advisors; (G) to any Participant, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to Agent, any Lender or and of their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Lessee is party or is deemed party with Agent, such Lender or such Affiliate; and (I) to its Affiliates.

     15.16 WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION
HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

                    [THE REMAINDER OF THIS PAGE HAS BEEN LEFT
                              INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   LAM RESEARCH CORPORATION, as Lessee,
                                   Construction Agent and Guarantor



                                   By
                                      -----------------------------------------

                                   Title
                                         --------------------------------------


                                   IBJTC LEASING CORPORATION-BSC, as Lessor and
                                   Participation Agent



                                   By
                                      -----------------------------------------

                                   Title
                                        ---------------------------------------


                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED, as
                                   Tranche A Lender and Tranche B Lender



                                   By
                                      -----------------------------------------

                                   Title
                                        ---------------------------------------



                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED SAN
                                   FRANCISCO AGENCY, as Agent



                                   By
                                      -----------------------------------------

                                   Title
                                        ---------------------------------------

                                   SCHEDULE I

                            PARTICIPANT'S COMMITMENTS


                                  Commitments
                                  -----------               Commitment
     Participant         Property No. 1    Property No. 2   Percentage
     -----------         --------------    --------------   ----------

     Tranche A
     ---------

The Industrial Bank of
  Japan, Limited         $33,698,000       $14,442,000             83%


     Tranche B
     ---------

The Industrial Bank of
  Japan, Limited         $ 5,278,000       $ 2,262,000             13%


     Lessor
     ------

IBJTC Leasing
 Corporation-BSC         $ 1,624,000       $   696,000              4%
                         -----------       -----------            ----
                         -----------       -----------            ----

     TOTAL:              $40,600,000       $17,400,000            100%


                                    SCHEDULE II

                              PROVIDED INFORMATION


                         Information Provided by Lessee


     All written information has been provided to the Participants by the Lessee, its counsel or Lund Financial Corporation.

                                   SCHEDULE III

                        DISCLOSURE OF CERTAIN INFORMATION


                   ITEM A - COMPLIANCE WITH ENVIRONMENTAL LAWS


                                 In Compliance.

                                    SCHEDULE IV

            NOTICE INFORMATION, PAYMENT OFFICES AND DESIGNATED OFFICE


                             I.  NOTICE INFORMATION


Lessee:                                    New York, NY 10167
                                           Facsimile No.:  (212) 986-7973
LAM RESEARCH CORPORATION                   Attention: Virginia Fino
4650 Cushing Parkway
Fremont, CA 94538
Facsimile No.:  (510) 572-6454
Attention:  Treasurer
Facsimile No.:  (510) 572-2876
Attention:  Assistant General Counsel

GUARANTOR:

LAM RESEARCH CORPORATION
4650 Cushing Parkway
Fremont, CA 94538
Facsimile No.:  (510) 572-6454
Attention:  Treasurer
Facsimile No.:  (510) 572-2876
Attention:  Assistant General Counsel

CONSTRUCTION AGENT:

LAM RESEARCH CORPORATION
4650 Cushing Parkway
Fremont, CA 94538
Facsimile No.:  (510) 572-6454
Attention:  Treasurer
Facsimile No.:  (510) 572-2876
Attention:  Assistant General Counsel

LESSOR AND PARTICIPATION AGENT:

IBJTC LEASING CORPORATION-BSC
245 Park Avenue

New York, NY 10167
Facsimile No.:  (212) 986-7973
Attention:  Virginia Fino

TRANCHE A LENDERS

THE INDUSTRIAL BANK OF JAPAN, LIMITED
555 California Street
Suite 3110
San Francisco, CA 94104
Facsimile No.:  (415) 982-1917
Attention:  Jeanette O'Donnell

TRANCHE B LENDERS

THE INDUSTRIAL BANK OF JAPAN, LIMITED
555 California Street
Suite 3110
San Francisco, CA 94104
Facsimile No.:  (415) 982-1917
Attention:  Jeanette O'Donnell

AGENT:

THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY
555 California Street
Suite 3110
San Francisco, CA 94104
Facsimile No.:  (415) 982-1917
Attention:  Jeanette O'Donnell

GUARANTOR OF LESSOR:

THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY
245 Park Avenue
New York, NY 10167
Facsimile No.:  (212) 986-7973
Attention:  Virginia Fino

                      II.  PAYMENT OFFICES OF PARTICIPANTS


THE INDUSTRIAL BANK OF JAPAN, LIMITED

Pay To:    Bank of America NT & SA
Account No.:   62906-14014
Account Name: The Industrial Bank of Japan, Limited, Los Angeles Agency for credit to IBJ SFA, A/C 2601-22011
Reference: Lam Research Corporation
ABA Number:    121-000-358


IBJTC LEASING CORPORATION-BSC

Pay To:    The Industrial Bank of Japan, Ltd., New York Branch
Account No.:   2052-00013
Account Name:  IBJ Trust Company
Reference: Lam Research Corporation
ABA Number:    026008345
Attention: Leasing Department

                                   APPENDIX A
                                       to
                            Participation Agreement,
                                  Master Lease,
                                Lease Supplements
                               Loan Agreement and
                          Construction Agency Agreement

   ___________________________________________________________________________


                         DEFINITIONS AND INTERPRETATION

     A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

          (i)  the singular number includes the plural number and VICE
     VERSA;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

          (ix) relative to the determination of any period of time, "from" means "from and excluding" and "to" means "to but including".

     B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

     D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     E. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

     "ACCELERATION" is defined in SECTION 6.2(a) of the Loan Agreement.

     "ACQUISITION DATE" means any Funding Date on which the Lessor purchases any Land and existing Improvements, if any, located on such Land.

     "ADVANCE" means an advance of funds by the Lessor pursuant to ARTICLE III of the Participation Agreement.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Welfare Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person by exercise of ownership rights.

     "AFTER TAX BASIS" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient with respect to the receipt by the recipient of such amounts, such increased payment is equal to the payment otherwise required to be made.

     "AGENT" means The Industrial Bank of Japan, Limited, San Francisco Agency, as Agent for the Lenders.

     "ALTERNATE BASE RATE" means, for any period, with respect to any Loan or Equity Amount, an interest rate per annum equal to the Federal Funds Effective Rate most recently determined by the Agent, PLUS the Applicable A-Margin, Applicable B Margin or Applicable Equity Margin, as the case may be. If the aforesaid rate changes from time to time after the Documentation Date, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Lessee or the Lessor, as of the effective time of each change.

     "APPLICABLE A-MARGIN" means with respect to Tranche A Loans, 0.775% per annum, provided, however, that upon execution of the Cash Collateral Agreement the Applicable A-Margin means with respect to Tranche A Loans, 0.25% per annum.

     "APPLICABLE B-MARGIN" means with respect to Tranche B Loans, 0.775% per annum, provided, however, that upon execution of the Cash Collateral Agreement the Applicable B-Margin means with respect to Tranche B Loans, 0.25% per annum.

     "APPLICABLE COMMITMENT FEE PERCENTAGE" means with respect to Commitment Fees, as of any date, 0.25% per annum.

     "APPLICABLE EQUITY MARGIN" means 1.40% per annum, provided, however, that upon execution of the Cash Collateral Agreement the Applicable Equity Margin means with respect to Equity Amounts, 0.40% per annum.

     "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Environmental laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Property) and any restrictive covenant or deed restriction or easement of record encumbering any Property or any other Material Assets.

     "APPRAISER" means any reputable appraiser selected by the Lessor and approved by the Lessee, such approval not to be unreasonably withheld.

     "APPURTENANT RIGHTS" means, with respect to any Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land, (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land,

(iii) to the extent transferable or assignable, all rights to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following, now existing or hereafter arising: any and all Permitted Exceptions relating to such Land, the agreements with the seller relating to the purchase of such Land (including
(A) any and all claims for damages in respect of such agreements, including all warranty and indemnity provisions in such agreements; (B) any and all rights to compel performance of the terms of such agreements; and (C) without limiting the foregoing, any and all rights and benefits, including pursuant to representations, warranties, indemnities and covenants, arising under such agreements) and (iv) any other general intangibles, permits, licenses, franchises, certificates, and other rights and privileges related to such Land.

     "ASSIGNMENT OF LEASES AND RENTS" means the Assignment of Leases and Rents dated as of March 27, 1996, from the Lessor, as assignor, to the Participation Agent as assignee.

     "AVAILABLE COMMITMENTS" means with respect to any Property the sum of
(i) the Available Tranche A Loan Commitments with respect to such Property,
(ii) the Available Tranche B Loan Commitments with respect to such Property and
(iii) the Available Lessor Commitment with respect to such Property.

     "AVAILABLE LESSOR COMMITMENT" means with respect to any Property at any time, an amount equal to the excess, if any, of (a) the Lessor Commitment with respect to such Property over (b) the aggregate outstanding amount of Equity Amounts allocable to such Property.

     "AVAILABLE TRANCHE A LOAN COMMITMENT" means with respect to any Property at any time, an amount equal to the excess, if any, of (a) the aggregate amount of the Tranche A Loan Commitments with respect to such Property over
(b) the aggregate outstanding principal amounts of all Tranche A Loans allocable to such Property.

     "AVAILABLE TRANCHE B LOAN COMMITMENT" means with respect to any Property at any time, an amount equal to the excess, if any, of (a) the aggregate amount of the Tranche B Loan Commitments with respect to such Property over
(b) the aggregate outstanding principal amounts of all Tranche B Loans allocable to such Property.

     "BANKRUPTCY CODE" is defined in SECTION 6.1(e) of the Loan
Agreement.

     "BASE LEASE TERM" is defined in SECTION 2.3 of the Master Lease.

     "BASE LEASE TERM COMMENCEMENT DATE" means, with respect to any Property, the earlier of (x) the Completion Date and (y) the Outside Completion Date with respect to such Property.

     "BASIC RENT" means, the sum of (i) the Tranche A Lender Basic Rent, (ii) the Tranche B Lender Basic Rent and (iii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

     "BILL OF SALE" is defined in SECTION 6.3(k) of the Participation Agreement.

     "BREAK COSTS" means an amount equal to the amount, if any, required to compensate the Lessor or any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Lessor or such Participant to fund its obligations under the Operative Documents) it may reasonably incur as a result of (x) the Lessee's payment of Rent other than on a Payment Date, (y) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by the Lessor or such Participant, as the case may be, of its obligation under SECTION 3.1, 3.2 or 3.3, as the case may be, of the Participation Agreement to make Advances to the Lessee or make Equity Amounts or Loans available to the Lessor) or (z) as a result of any conversion of the LIBO Rate pursuant to SECTION 13.7 or 13.8 of the Participation Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by the Lessor or such Participant, as the case may be, to the Lessee, shall be presumed correct absent demonstrable error. Notwithstanding the foregoing, Break Costs shall not exceed the interest payment of the Loans or Equity Yield which would have been payable for the balance of the payment period in question.

     "BUSINESS DAY" means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in San

Francisco, California are generally authorized or obligated, by law or executive order, to close and (ii) relative to the payment of Rent determined by reference to the LIBO Rate, any day which is a Business Day under clause
(i) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

     "CAPITAL LEASES" means any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

     "CASUALTY" means any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "CERTIFYING PARTY" is defined in SECTION 22.1 of the Master Lease.

     "CLAIMS" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     "COMMITMENT" means (i) as to any Tranche A Lender, its Tranche A Loan Commitment, (ii) as to any Tranche B Lender, its Tranche B Loan Commitment, and (iii) as to the Lessor, its Lessor Commitment.

     "COMMITMENT FEES" is defined in Section 4.4(a) of the Participation Agreement.

     "COMMITMENT PERCENTAGE" means, as to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on SCHEDULE I to the Participation Agreement.

     "COMMITMENT PERIOD" means with respect to any Property, the period from (and including) the Documentation Date to (but excluding) the Base Lease Term Commencement Date for such Property.

     "COMMITMENT TERMINATION DATE" means with respect to any Property, the Base Lease Term Commencement Date with respect to such Property.

     "COMPLETION" means, with respect to any Property, such time as the conditions set forth in Article VII of the Participation Agreement are satisfied with respect thereto.

     "COMPLETION CERTIFICATE" is defined in Section 7.1(c) Participation Agreement.

     "COMPLETION DATE" means, with respect to any Property, the date on which Completion for such Property has occurred.

     "CONDEMNATION" means, with respect to any Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to such Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "CONDEMNATION" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

     "CONSTRUCTION" means, with respect to any Property, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications applicable to such Property.

     "CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement, dated as of March 27, 1996, between the Lessor and the Construction Agent.

     "CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT" means the Construction Agency Agreement Assignment dated as of March 27, 1996, made by the Lessor, as assignor, in favor of the Participation Agent, as assignee.

     "CONSTRUCTION AGENCY AGREEMENT EVENT OF DEFAULT" means a "Construction Agency Agreement Event of Default" as defined in SECTION 5.1 of the Construction Agency Agreement.

     "CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT" means any duly executed and delivered Supplement to the Construction Agency Agreement substantially in the form attached to the Construction Agency Agreement as Exhibit A thereto.

     "CONSTRUCTION AGENT" means Lam Research Corporation, a Delaware corporation, as construction agent under the Construction Agency Agreement.

     "CONSTRUCTION CERTIFICATE" is defined in SECTION 6.2(b) of the Participation Agreement.

     "CONSTRUCTION DOCUMENTS ASSIGNMENT" means the Construction Documents Assignment dated as of March 27, 1996, made by the Construction Agent in favor of the Lessor and delivered pursuant to the Construction Agency Agreement.

     "CONSTRUCTION DOCUMENTS" is defined in Section 2.6 of the Construction Agency Agreement.

     "CONSTRUCTION PERIOD" means, with respect to any Property, the period commencing on the Documentation Date and ending on the earlier of (i) ten
(10) months after the Documentation Date; or (ii) the Completion Date.

     "CONSTRUCTION PERIOD PROPERTY" means, at any date of determination, any Property as to which the Construction Period has commenced but not ended on or prior to such date.

     "CONTINGENT OBLIGATION" means, with respect to any Person, without duplication, (a) any Guaranty Obligation of that Person (other than any obligation of the Guarantor arising under the Guarantee); and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person
(i) in respect of any letters of credit, acceptances, bank guaranties, surety bonds or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) as a partner or joint venturer in any partnership or joint venture, or (iii) incurred pursuant to any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

     "CONTRACTOR" means Devcon Construction Incorporated.

     "CONTRACTUAL OBLIGATION" of any Person means, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "CREDIT AGREEMENT" means that certain Credit Agreement dated as of December 20, 1995 among the Lessee, ABN AMRO Bank N.V., San Francisco International Branch, as agent, and the lenders named therein.

     "DEBT RATIO" means, with respect to any Person at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

          (a)  Senior Indebtedness

                                       TO

          (b)  Tangible Net Worth.

     "DEED" means a standard California grant deed with respect to the real property comprising the Properties, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Exceptions.

     "DEED OF TRUST" means, with respect to any Property, (i) any and all security instruments in appropriate recordable form in the State of California sufficient to grant to the Lessor a first priority lien on such Property, together with (ii) any assignment or other instrument pursuant to which the Lessor transfers its interest in such security instruments to the Participation Agent (including without limitation the Deed of Trust delivered pursuant to Section 6.3(o) of the Participation Agreement).

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "DESIGNATED OFFICE" means the office of the Lessor located at the address set forth on Schedule IV to the Participation Agreement as its Designated Office.

     "DOCUMENTATION DATE" is defined in SECTION 2.1 of the Participation Agreement.

     "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

     "EARLY PURCHASE OPTION" means the Lessee's option to purchase a Property in accordance with the provisions of Section 18.1 of the Master Lease.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate, other than a Multiemployer Plan.

     "END OF THE TERM REPORT" is defined in SECTION 13.2(a) of the Participation Agreement.

     "ENVIRONMENTAL AUDIT" means, with respect to each Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments:

Phase One Environmental Site Assessment Process) of such Property, performed by an environmental consultant selected and paid for by the Lessee and approved by the Lessor (such approval not to be unreasonably withheld) and, if applicable, a Phase Two environmental site assessment performed by such environmental consultant.

     "ENVIRONMENTAL CERTIFICATE" is defined in Section 6.3(j) of the Participation Agreement.

     "ENVIRONMENTAL LAW" means, whenever enacted or promulgated, any applicable federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

          (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

          (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Sections 401

ET SEQ.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ., each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

     "ENVIRONMENTAL VIOLATION" means any activity, occurrence or condition that violates any Environmental Law.

     "EQUIPMENT" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor using the proceeds of the Loans or the Equity Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and aircooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

     "EQUITY ADVANCE" is defined in SECTION 4.1(b) of the Participation
Agreement.

     "EQUITY AMOUNT" is defined at SECTION 3.2 of the Participation Agreement.

     "EQUITY BALANCE" means, as of any date of determination, an amount equal to (i) the outstanding Equity Amounts, less (ii) the sum of all payments received by the Lessor on account of payments to reduce the Equity Balance, including reductions resulting from payments by the Lessee and the Guarantor, proceeds from the sale of the Property, and/or amounts realized from the collateral pledged pursuant to the Cash Collateral Agreement.

     "EQUITY YIELD" is defined in SECTION 4.1(a) of the Participation
Agreement.

     "EQUITY YIELD RATE" means the sum of the LIBO Rate (Reserve Adjusted) plus the Applicable Equity Margin.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

     "ERISA AFFILIATE" means any Person which is treated as a single employer with Lessee under section 414 of the Code.

     "ESCROW ACCOUNT" means that certain escrow account held by First American Title Company for purposes of acquiring the Property from Sumitomo Bank Leasing & Finance.

     "ESTIMATED IMPROVEMENT COSTS" means, with respect to any Property as of the related Acquisition Date, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to Improvements for such Property (including amounts expected to be expended to pay interest accruing on Loans and Equity Yield accruing on Equity Amounts allocated with respect to such Property during its Construction Period).

     "EVENT OF DEFAULT" means a Lease Event of Default, a Construction Agency Agreement Event of Default or a Loan Agreement Event of Default.

     "EXCEPTED PAYMENTS" means:

          (a) all indemnity payments (including indemnity payments made pursuant to Article XIII of the Participation Agreement) to which the Lessor, any Lender, or any of their respective Affiliates, agents, officers, directors or employees is entitled;

          (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2 or Articles XVI, XVIII or XX of the Master Lease) payable under any

     Operative Document to reimburse the Lessor, or any of its respective Affiliates (including the reasonable expenses of the Lessor, or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document;

          (c) any amount payable to the Lessor by any transferee permitted under the Operative Documents of the interest of the Lessor as the purchase price of the Lessor's interest (or a portion thereof);

          (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to any Lender or the Lessor;

          (e) any insurance proceeds under policies maintained by the Lessor;

          (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Lessor;

          (g) all right, title and interest of the Lessor to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Deeds of Trust and the Construction Agency Agreement Assignment pursuant to the terms thereof following the payment of the Tranche A Loan Balance and Tranche B Loan Balance; and

          (h) any payments in respect of interest to the extent attributable to payments referred to in CLAUSES (a) through (g) above.

     "EXCESS CASUALTY/CONDEMNATION PROCEEDS" means the excess, if any, of (x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation (net of all costs and expenses reasonably incurred by the Lessor or any Participant in connection therewith) over (y) the Property Balance paid by the Lessee pursuant to Article XV of the Master Lease with respect to such Casualty or Condemnation.

     "EXCESS SALES PROCEEDS" means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor in connection with any sale of any Property pursuant to the Lessor's exercise of remedies under Section 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option under
Article XX of the Master Lease (net of all costs and expenses incurred by the Lessor or any Participant in connection therewith) over (y) the Property Balance paid by the Lessee with respect to such Property.

     "EXPIRATION DATE" means, with respect to any Property, the seventh anniversary of the Base Lease Term Commencement Date with respect to such Property, or, if the Base Lease Term with respect to such Property has been extended in accordance with Article XIX of the Master Lease, the last day of the then current Renewal Term for such Property.

     "EXPIRATION DATE PURCHASE OBLIGATION" means the Lessee's obligation, pursuant to Section 18.2 of the Master Lease, to purchase any Property on the Expiration Date with respect to such Property.

     "FAIR MARKET SALES VALUE" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property. The Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 13.2 of the Participation Agreement, such Property is in the condition and state of repair required under Section 9.1 of the Master Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means the Fee Letter dated as of the Documentation Date between the Lessee and Lessor.

     "FINANCIAL COVENANT EVENT OF DEFAULT" means a Lease Event of Default arising under Section 16.1(d) of the Master Lease resulting from a breach of
Section 10.2(a) of the Participation Agreement.

     "FINANCIAL STATEMENTS" means, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on June 30; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1995 Fiscal Year") refer to the Fiscal Year ending on June 30th of such calendar year.

     "FIXTURES" means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "FORCE MAJEURE EVENT" means, with respect to the Construction of any Property, any event (the existence of which was not known by the Lessee or the Construction Agent prior to the Acquisition Date with respect to such Property) beyond the control of the Lessee and the Construction Agent, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "FUNDING DATE" means any Business Day on which Advances are made under the Participation Agreement in accordance with Section 3.4 thereof, and includes any Acquisition Date.

     "FUNDING REQUEST" is defined in Section 3.4(a) of the Participation Agreement.

     "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time.

     "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNMENTAL CHARGES" means, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

     "GROSS REMARKETING PROCEEDS" is defined in Section 20.1(m) of the Master Lease.

     "GUARANTEE" means the Guarantee dated as of the Documentation Date, made by the Lessee in favor of the Lenders.

     "GUARANTOR" means the Lessee, as guarantor under the Guarantee.

     "GUARANTY OBLIGATION" means, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

     "HAZARDOUS ACTIVITY" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

     "HAZARDOUS CONDITION" means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

     "HAZARDOUS SUBSTANCE" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "IMPOSITIONS" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including (i) real and personal property taxes, including personal property taxes on any property covered by the Master Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes or other indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

     The term "IMPOSITION" shall not mean or include:

     (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, transfer or property taxes) that are imposed on a Tax Indemnitee by the United States federal or any foreign government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; PROVIDED, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

     (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are franchise taxes or are based upon or measured by net income or net receipts except that this clause (ii) shall not apply to (and thus shall not exclude) any such net incremental Taxes on a Tax Indemnitee by a state (or any local taxing authority thereof or therein) where the Property is located, possessed contemplated by the Operative Documents being characterized by such state authority as something other than a loan; PROVIDED, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

     (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Master Lease (but not any Tax or imposition that relates to any period prior to such termination and redelivery and not to any Tax or imposition that relates to any period in which Lessor is exercising its remedies under the Master Lease);

     (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 13.5 of the Participation Agreement and such Tax or imposition is not payable by the Lessor or Participants; or

     (v) any Tax which are imposed on a Tax Indemnitee as a result of the gross negligence or willful misconduct of such Tax Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Tax Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Tax Indemnitee.

Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (v) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

     "IMPROVEMENTS" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under any Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

     "INDEBTEDNESS" of any Person means, without duplication:

          (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money;

          (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price and obligations under synthetic leases), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

          (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property); and

          (d) All obligations of such Person as lessee under or with respect to Capital Leases.

     "INDEMNITEE" means the Lessor, the Agent, the Participation Agent, each Lender, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

     "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent.

     "INTEREST PAYMENT LOAN" means any Loan made to fund the payment of interest accruing on Loans allocated to any Construction Period Property.

     "INTEREST PERIOD" means, with respect to any Advance:

     (a) initially, the period commencing on the funding with respect to such Advance and ending one month thereafter;

     (b) one month after such initial Advance, the period commencing on the last day of the next preceding Interest Period applicable to such Advance and ending one month thereafter;

     (c) two months after such initial Advance, the period commencing on the last day of the next preceding Interest Period applicable to such Advance and ending one month thereafter; and

     (d) three months after such initial Advance, each period commencing on the last day of the next preceding Interest Period applicable to such Advance and ending three months thereafter;

PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise and on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date;

     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (iv) the Lessee shall select Interest Periods so as not to require a payment or prepayment of any Advance during an Interest Period for such Advance.

     "INTERIM TERM" is defined in Section 2.3 of the Master Lease.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

     "LAND" means each parcel of real property described on ANNEX I of any Lease Supplement, and includes all Appurtenant Rights attached thereto.

     "LAND ACQUISITION COST" means, with respect to any Property, the amount of the Advance funded to the Construction Agent for the purpose of acquiring the portion of such Property constituting Land and paying Transaction Expenses in connection therewith, as such amount is set forth in the Funding Request relating to the acquisition of such Property.

     "LAND APPRAISAL" means, with respect to each Property, an appraisal prepared by the Appraiser of the Land portion of such Property, which Land Appraisal complies in all material respects (as determined by the judgment of counsel to the Lenders and the Lessor) with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, and will appraise the Fair Market Sales Value of such Land.

     "LEASE BALANCE" means, as of any date of determination, an amount equal to (i) the sum of the Tranche A Loan Balance, the Tranche B Loan Balance, the Equity Balance and all other amounts owing by the Lessee to the Lessor under the Operative Documents, including without limitation, accrued and unpaid Basic Rent and Supplemental Rent, if any, less (ii) the sum of all payments received by the Lessor and/or the Lenders on account of payments to reduce the Tranche A Loan Balance, the Tranche B Loan Balance and the Equity Balance, including reductions resulting from payments by the Lessee and the Guarantor, proceeds from the sale of the Property and/or amounts realized from the collateral pledged pursuant to the Cash Collateral Agreement.

     "LEASE DEFAULT" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "LEASE EVENT OF DEFAULT" is defined in Section 16.1 of the Master Lease.

     "LEASE SUPPLEMENT" means each Lease Supplement substantially in the form of Exhibit A to the Master Lease, dated as of an Acquisition Date and covering the Property being acquired on such Acquisition Date.

     "LENDERS" means, collectively, the Tranche A Lenders and the Tranche B Lenders.

     "LENDER FINANCING STATEMENT" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to perfect a security interest in favor of the Tranche B Lenders in the Equipment located on the Property or in any Improvements on the Property.

     "LENDER DEEDS OF TRUST" means, collectively, each Deed of Trust executed by the Lessor in favor of the Participation Agent.

     "LESSEE" means Lam Research Corporation, a Delaware corporation, as Lessee or Mortgagor under the Master Lease and the Lease Supplements, and its successors and assigns expressly permitted under the Operative Documents.

     "LESSOR" means IBJTC Leasing Corporation-BSC, a New York corporation, as Lessor or Mortgagee under the Master Lease and Lease Supplements.

     "LESSOR BASIC RENT" means the amount of accrued Equity Yield due on the Equity Amounts, determined in accordance with Section 4.1 of the Participation Agreement as of any Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

     "LESSOR COMMITMENT" means with respect to any Property, the Commitment of the Lessor to make available Equity Amounts in an aggregate principal amount not to exceed the amount set forth under the heading for such Property on Schedule I of the Participation Agreement.

     "LESSOR FINANCING STATEMENTS means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Master Lease to the extent the Master Lease is a security agreement.

     "LESSOR GUARANTEE" means the Lessor Guarantee dated as of March 27, 1996 by The Industrial Bank of Japan Trust Company in favor of the Lessee.

     "LESSOR LIEN" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor or any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor or any Participant, with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor or any Participant, in its individual capacity, pursuant to Article IX of the Participation Agreement or
(d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties or the Operative Documents other than the transfer of title to or possession of the Properties by the Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Master Lease.

     "LIBO RATE" means, relative to any Loan or Equity Amount for any Interest Period, (i) the rate quoted on Telerate Page 3750 at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the amount of such Loan or Equity Amount to be advanced by the Lenders or the Lessor, as the case may be, and for a period approximately equal to such Interest Period or (ii) in the event the rate quoted by Telerate is discontinued or the rate cannot otherwise be identified, the Agent shall determine LIBO Rate based on the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to three major commercial banks selected by the Agent, in the London interbank market at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Loan or Equity Amount to be advanced by the Lenders or the Lessor and for a period approximately equal to such Interest Period.

     "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan or Equity Amount for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                                                    LIBO RATE
                  LIBO Rate         =    -------------------------------
              (Reserve Adjusted)         1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period will be determined by the Agent, on the basis of the LIBOR Reserve Percentage in effect on, and the applicable LIBO Rate obtained by the Agent, two Business Days before the first day of such Interest Period.

    "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

    "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement or servitude of any kind,including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded.

     "LOANS" means, collectively, the Tranche A Loans and the Tranche B Loans.

     "LOAN AGREEMENT" means the Loan Agreement, dated as of the Documentation Date, between the Lessor, as borrower thereunder, and the Lenders.

     "LOAN AGREEMENT DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

     "LOAN AGREEMENT EVENT OF DEFAULT" is defined in Section 6 of the Loan Agreement.

     "LOAN BALANCE" means, as of any date of determination, an amount equal to (i) the sum of the outstanding Loans together with all accrued and unpaid interest thereon, less (ii) the sum of all payments received by the Lessor and/or Lenders on account of payments to reduce the Loan Balance, including reductions resulting from payments by the Lessee and the Guarantor, proceeds from the sale of the Property and/or amounts realized from the collateral pledged pursuant to the Cash Collateral Agreement.

     "LOAN COMMITMENTS" means collectively, the Tranche A Loan Commitments and the Tranche B Loan Commitments.

     "LOAN DOCUMENTS" means the Loan Agreement and the Notes.

     "MARKETING PERIOD" means with respect to any Property, the period commencing on the date 360 days or more prior to the Expiration Date with respect to such Property and/or more ending on such Expiration Date.

     "MASTER LEASE" means the Master Lease and Mortgage, dated as of March 27, 1996, between the Lessor and the Lessee, covering the Properties.

     "MATERIAL" and "MATERIALLY" mean material to (i) the consolidated financial position, business, assets or consolidated results of operations of the Lessee, (ii) the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party, or (iii) the value or condition of any Property.

     "MATERIAL ASSETs" means with respect to any Person all material interests in any kind of material property or asset, whether real, personal or mixed, or tangible or intangible.

     "MATURITY DATE" means, with respect to Loans and Equity Amounts relating to any Property, the seventh anniversary of the Documentation Date; PROVIDED, HOWEVER, that if the Expiration Date with respect to such Property has been extended in accordance with ARTICLE XIX of the Master Lease, then the Maturity Date for the Loans and Equity Amounts relating to such Property shall be the last day of the then current Renewal Term for such Property.

     "MINIMUM QUICK ASSET TO SENIOR INDEBTEDNESS RATIO" means, with respect to any Person at any time, the ratio, determined on a consolidated basis in accordance with GAAP and based on the immediate preceding quarter 10-Q financial information, of:

     (a) The remainder at such time of (i) the sum of (A) all cash, cash equivalents (less than ninety (90) days in term), short-term marketable securities (less than on (1) year in term) of such Person and its Subsidiaries and (B) accounts receivable of such Person and its Subsidiaries (less all reserves therefor), provided, however that the total amount contained under this SUBPART (a)(i) shall consist of at least 20% of those items listed in SUBPART (a)(i)(a), minus (ii) the sum of (A) the aggregate amount of such cash, cash equivalents, short-term marketable securities and accounts receivable which are subject to any Lien or are otherwise encumbered or restricted (to the extent such amounts do not secure a corresponding current liability amount included in the calculation of subpart (b) below), and (B) with respect to any accounts receivable sold, assigned or transferred, to the extent included under SUBPART (a)(i) above, the aggregate amount of any accounts receivable representing the discounted portion of such accounts receivable so sold, assigned or transferred;

                                       TO

     (a)  Senior Indebtedness.

     "MODIFICATIONS" is defined in SECTION 10.1 of the Master Lease.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

     "NET PROCEEDS" means all amounts received by the Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Lessor's exercise of remedies under Section 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option under ARTICLE XX of the Master Lease, and all interest earned thereon, less the reasonable expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which the Lessor or any Participant is entitled to be reimbursed pursuant to the Master Lease.

     "NOTES" means, collectively, the Tranche A Notes and the Tranche B Notes.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

     "OPERATIVE DOCUMENT" means the following:

      (a)  the Participation Agreement;
      (b)  the Master Lease;
      (c)  each Lease Supplement;
      (d)  the Loan Agreement;
      (e)  the Notes;
      (f)  the Guarantee;
      (g)  the Assignment of Leases and Rents;
      (h)  the Deeds;
      (i)  the Deeds of Trust;
      (j)  the Construction Agency Agreement;
      (k)  Construction Agency Agreement Assignment;
      (l)  each Construction Agency Agreement Supplement;

      (m)  the Fee Letter.

     "ORGANIC DOCUMENT" means, relative to any Person, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "OUTSIDE COMPLETION DATE" means, with respect to any Property, the ten month anniversary of the Acquisition Date with respect thereto.

     "OVERDUE RATE" means, with respect to any Loan or Equity Amount, the Alternate Base Rate for such Loan or Equity Amount plus 2.0%.

     "PARTICIPANTS" means, collectively, the Tranche A Lenders, the Tranche B Lenders and the Lessor.

     "PARTICIPATION AGENT" means IBJTC Leasing Corporation-BSC, as Participation Agent for the Participants.

     "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of March 27, 1996 among the Lessee, as Lessee, Construction Agent and Guarantor, Lessor and the Lenders.

     "PARTICIPANT BALANCE" means, with respect to any Participant as of any date of determination: (a)(i) with respect to any Tranche A Lender, an amount equal to the aggregate outstanding Tranche A Loans of such Tranche A Lender, together with all accrued and unpaid interest thereon (a "TRANCHE A PARTICIPANT BALANCE"), (ii) with respect to any Tranche B Lender, an amount equal to the aggregate outstanding Tranche B Loans of such Tranche B Lender, together with all accrued and unpaid interest thereon (a "TRANCHE B PARTICIPANT BALANCE"), or (iii) with respect to the Lessor, an amount equal to the aggregate outstanding Equity Amounts, together with all amounts of accrued and unpaid Equity Yield thereon (a "LESSOR PARTICIPANT BALANCE"), less (b) the sum of all payments received by the Lessor and/or the Lenders on account of payments to reduce the amounts referred to in subparagraph (a) above, including reductions resulting from payments resulting from Lessee and the Guarantor, proceeds from the sale of the Property, and/or amounts realized from the collateral pledged pursuant to the Cash Collateral Agreement.

     "PAYMENT DATE" means (a) any Scheduled Payment Date and (b) any date on which interest is payable pursuant to Section 2.6(c)(ii) of the Loan Agreement in connection with any prepayment of the Loans.

     "PAYMENT OFFICE" means the office of each Participant identified on
Schedule IV to the Participation Agreement as its Payment Office.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Lessee-or any corporation, trade or business that is, along with the Lessee, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PERMITTED ASSET LIENS" means, with respect to all Material Assets other than the Property, any of the following: (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith, (ii) utility, access and other easements and rights of way, and Liens imposed by law but not yet having attached to any real property or leasehold easement not interfering with the operation of Material Assets, such employees and repairman's Liens and other similar Liens arising in the ordinary course of business of the Lessee and securing obligations that have not remained unpaid for more than 60 days from the date the same shall have become due; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations of the Lessee; and (iv) other Liens or encumbrances deemed acceptable by the Lenders and the Lessor.

     "PERMITTED EXCEPTIONS" means Liens of the types described in clauses
(i), (ii), (iii) and (v) of the definition of Permitted Liens and Liens described on the title insurance policy (other than Liens described in clause
(iv) or (vi) of the
definition of Permitted Liens) that are consented to by the Lessor and each Participant.

     "PERMITTED LIENS" means, with respect to any Property, any of the following:

     (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents (including without limitation, the Lender Deeds of Trust);

     (ii) the rights of any sublessee under a sublease not prohibited by the terms of the Master Lease;

     (iii) Liens for Taxes that either are not yet delinquent or are being contested in accordance with the provisions of SECTION 12.1 of the Master Lease;

     (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in SECTION 12.1 of the Master Lease;

     (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

     (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in SECTION 12.1 of the Master Lease;

     (vii) easements, rights of way and other encumbrances on title to real property pursuant to SECTION 11.2 of the Master Lease;

     (viii)  Lessor Liens;

     (ix)  Liens created with the consent of the Lessor; and

     (x) Liens described on the title insurance policy delivered with respect to such Property pursuant to SECTION 6.3(p) of the Participation Agreement other than Liens described in CLAUSE (iv) or (vi) above that are not removed within 40 days of their origination.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

     "PLANS AND SPECIFICATIONS" means, with respect to each Property, the preliminary plans and specifications for the Construction thereof, as more particularly described in Schedule 2 to the Construction Agency Agreement Supplement applicable to such Property, as the same may be modified, amended or supplemented in accordance with the Operative Documents prior to the Completion Date for such Property.

     "PROPERTY" means Property No. 1, Property No. 2 or any improvements thereon acquired by the Lessor pursuant to the Operative Documents, and "PROPERTIES" means each Property, collectively.

     "PROPERTY APPRAISAL" means, with respect to each Property, an appraisal prepared by the Appraiser of such Property as if improved in accordance with the Plans and Specifications, which Property Appraisal complies in all material respects (as determined by the judgment of counsel to the Lenders and the Lessor) with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, and will appraise the Fair Market Sales Value of such Property as built in accordance with the Plans and Specifications therefor.

     "PROPERTY BALANCE" means, with respect to the Property, as of any date of termination, an amount equal to (i) the sum of the Tranche A Loan Balance, the Tranche B Loan Balance, the Equity Balance and all other amounts owing by the lessee to the Lessor under the Operative Documents, including without limitation, accrued and unpaid Basic Rent and Supplemental Rent, if any, less
(ii) the sum of all payments received by the Lessor on account of payments to reduce the Tranche A Loan Balance, the Tranche B Loan Balance and the Equity Balance, including reductions resulting from payments by the Lessee and the Guarantor, proceeds from the sale of the Property and/or amounts realized from the collateral pledge pursuant to the Cash Collateral Agreement.

     "PROPERTY COST" means, with respect to any Property, the sum of the Land Acquisition Cost and the Property Improvement Costs for such Property.

     "PROPERTY IMPROVEMENT COSTS" means, with respect to any Property, the aggregate amount of Advances funded to the Construction Agent for the purpose of constructing Improvements on such Property and paying the Transaction Expenses relating to such funding and construction, as such amount is set forth in the Acquisition Request and Funding Requests relating to such Property. The Property Improvement Costs for any Property shall include all Interest Payment Loans and Equity Yield Payment Advances that were made during the Construction Period for such Property.

     "PROPERTY NO. 1" is defined in the FIRST RECITAL of the Master Lease.

     "PROPERTY NO. 2" is defined in the SECOND RECITAL of the Master Lease.

     "PURCHASE NOTICE" means an irrevocable written notice by the Lessee delivered to the Lessor pursuant to SECTION 18.1 of the Master Lease, notifying the Lessor of the Lessee's intention to exercise its Early Purchase Option, and identifying the Property or Properties to be purchased in accordance therewith and the proposed purchase date therefor.

     "RECOURSE AMOUNT" means, with respect to any Property as of any date, the sum of (i) the aggregate amount of then outstanding Tranche A Loans allocable to such Property together with all accrued and unpaid interest thereon, and (ii) all Supplemental Rent (including Break Costs) other than any Property Balance or Shortfall Amount relating to any amounts outstanding under the Tranche B Loan Balance or Equity Balance, then due and owing.

     "RELEASE" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

     "REMARKETING OPTION" is defined in SECTION 20.1 of the Master Lease.

     "RENEWAL TERM" is defined in SECTION 19.1 of the Master Lease.

     "RENT" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

     "REPORTABLE EVENT" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

     "REQUIRED MODIFICATION" is defined in CLAUSE (i) of SECTION 10.1 of the Master Lease.

     "REQUIRED PARTICIPANTS" means, at any time, (i) Tranche A Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of Tranche A Loans, together with Tranche B Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of Tranche B Loans and the Lessor
(ii) if no such principal amount of Loans is then outstanding, Tranche A Lenders having at least 662/3% of the aggregate Tranche A Loan Commitments, together with Tranche B Lenders having at least 66 2/3% of the aggregate Tranche B Loan Commitment and the Lessor.

     "REQUIREMENT OF LAW" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, the Improvements or the demolition, Construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1201 ET SEQ. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to SECTION 11.2 of the Master Lease.

      "RESPONSIBLE EMPLOYEE" means, relative to the Lessee, those of its officers or employees responsible for any Property whose signature and incumbency or position shall have been certified to the Participants.

    "RESPONSIBLE EMPLOYEE'S CERTIFICATE" means a certificate signed by any Responsible Employee, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

     "SCHEDULED PAYMENT DATE" means as to any Loan or Equity Amount, the last day of each applicable Interest Period and the Maturity Date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SENIOR FUNDED DEBT" of any Person means any Indebtedness which is not Subordinated Debt.

     "SENIOR INDEBTEDNESS" of any Person means, without duplication:

      (a)  all Senior Funded Debt of such Person;

      (b)  all Contingent Obligations of such Person;

      (c)  all obligations of such Person with respect to any synthetic leases;
 and

      (d) all obligations of such Person with respect to any sale, transfer or assignment of accounts receivable and related rights and property by such Person with recourse to such Person.

     "SHORTFALL AMOUNT" means, as of the Maturity Date, the amount of the Lease Balance remaining after the completion of a sale of the Property pursuant to ARTICLE XX of the Master Lease, the payment by the Lessee of the Recourse Amount under Section 20.1(k) of the Master Lease and the payment of all costs and expenses related to the sale of the Property.

     "SIGNIFICANT CASUALTY" means a Casualty that in the reasonable, good faith judgment of the Lessor either (a) taking into account restoration that may be made under Applicable Law, nonetheless renders the related Property unsuitable for continued use as property of the type of such Property immediately prior to such Casualty or (b) is so substantial in nature that restoration of the related Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

     "SIGNIFICANT CONDEMNATION" means (a) a Condemnation that involves a taking of the Lessor's entire title to the related Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Lessor either
(i) taking into account restoration that may be made under Applicable Law, nonetheless renders the related Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation or (ii) is such that restoration of the related Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

     "SOLVENT" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of Contingent Liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

     "SUBMITTED FINANCIAL STATEMENTS" means the financial statements of Lam Research Corporation for the fiscal year ended June 30, 1995, which were audited by Ernst & Young, copies of which have been delivered to the Lenders and the Lessors.

     "SUBORDINATED DEBT" means the Lessee's $66,000,000 Six Percent (6%) Convertible Subordinated Debentures due 2003 and any other subordinated debt permitted by SUBPARAGRAPH 5.02(a)(xi) of the Credit Agreement (or an amended
Section 10.02 to the Participation Agreement should such Section be amended pursuant to the terms of Section 10.01(i) of the Participation Agreement).

     "SUB-PARTICIPANT" is defined in SECTION 12.2 of the Participation
Agreement.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (ii) any partnership, joint venture, limited liability company or other entity as to which such Person, directly or indirectly, owns more than a 50% ownership, equity or similar interest of has the power to direct or cause the direction of management and policies, or the power to elect the managing general partner or the equivalent), of such partnership, joint venture, limited liability company or other entity, as the case may be.

     "SUBTENANT" is defined in SECTION 6.2 of the Master Lease.

     "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Commitment Fees, Break Costs, any Recourse Amount, any Property Balance, the Shortfall Amount, amounts due pursuant to SECTION 13.2 of the Participation Agreement and payments pursuant to SECTION 15.2 of the Master Lease and ARTICLES XVIII and XX of the Master Lease.

     "TANGIBLE NET WORTH" means, with respect to any Person at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of such Persons and its Subsidiaries MINUS (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of such Person and its Subsidiaries, (ii) all reserves established by such Person and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in CLAUSE
(a) above), and (iii) all intangible assets of such Person and its Subsidiaries (to the extent included in calculating total assets in CLAUSE
(a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organization expenses, non-compete agreements and deferred research and development.

     "TAX INDEMNITEE" means the Lessor and each Lender.

     "TAXES" is defined in the definition of Impositions.

     "TERM" is defined in SECTION 2.3 of the Master Lease.

     "TERMINATION DATE" is defined in SECTION 16.2(e) of the Master Lease.

     "TERMINATION NOTICE" is defined in SECTION 15.1 of the Master Lease.

     "TRANCHE A LENDER BASIC RENT" means, as determined as of any Payment Date, the interest due on the Tranche A Loans, determined in accordance with
SECTION 2.6 of the Loan Agreement and including any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

     "TRANCHE A LENDERS" means, collectively, the various financial institutions as are or may from time to time become parties to the Loan Agreement as Tranche A Lenders.

     "TRANCHE A LOAN BALANCE" means, as of any day of the termination, an amount equal to (i) the sum of the outstanding Tranche A Loans together with all accrued and unpaid interest thereon, less (ii) the sum of all payments received by the Lessor and/or the Lenders on account of payments to reduce the Tranche A Loans, including reductions resulting from payments by the Lessee and the Guarantor, proceeds from the sale of the Property, and/or amounts realized from the collateral pledged pursuant to the Cash Collateral Agreement.

     "TRANCHE A LOAN COMMITMENT" means with respect to any Property the Commitment of each Tranche A Lender to make Tranche A Loans with respect to such Property to the Lessor at the request of the Lessee in an aggregate principal amount not to exceed the amount set forth under the heading for such Property on Schedule I to the Participation Agreement.

     "TRANCHE A LOANS" is defined in SECTION 2.1 of the Loan Agreement.

     "TRANCHE A NOTES" is defined in SECTION 2.4 of the Loan Agreement.

     "TRANCHE B LENDER BASIC RENT" means, as determined as of any Payment Date, the interest due on the Tranche B Loans, determined in accordance with
SECTION 2.6 of the Loan Agreement and including any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

     "TRANCHE B LENDERS" means, collectively, the various financial institutions as are or may from time to time become parties to the Loan Agreement as Tranche B Lenders.

     "TRANCHE B LOAN BALANCE" means, as of any day of the termination, an amount equal to (i) the sum of the outstanding Tranche B Loans together with all accrued and unpaid interest thereon, less (ii) the sum of all payments received by the Lessor on account of payments to reduce the Tranche B Loans, including reductions resulting from payments by the Lessee and the Guarantor, proceeds from the sale of the Property, and/or amounts realized from the collateral pledge pursuant to the Cash Collateral Agreement.

     "TRANCHE B LOAN COMMITMENT" means with respect to any Property the Commitment of each Tranche B Lender to make Tranche B Loans with respect to such Property to the Lessor at the request of the Lessee in an aggregate principal amount not to exceed the amount set forth under the heading for such Property on SCHEDULE I to the Participation Agreement.

     "TRANCHE B LOANS" is defined in SECTION 2.2 of the Loan Agreement.

     "TRANCHE B NOTES" is defined in SECTION 2.4 of the Loan Agreement.

     "TRANSACTION EXPENSES" means the following:

     (a) the legal fees of Pillsbury Madison & Sutro LLP, counsel for the Lessor, the Agent and the Participation Agent (in the maximum amount of $70,000, excluding all out-of-pocket expenses and disbursements) in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering-other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

     (b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel, and

(without duplication) the reasonable allocated cost of internal legal services and all disbursements of internal counsel of each of the Lessor, the Agent and the Participation Agent and to the extent that an Event of Default has occurred and such services are rendered in connection with such default each Lender in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee and (2) any to the extent an Event of Default has occurred enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

     (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

     (e) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

     (f) all expenses relating to all Environmental Audits;

     (g) fees and other expenses relating to Land Appraisals and Property Appraisals to the extent such Land Appraisals and Property Appraisals are required under the Operative Documents.

     "TRIGGER EVENT" is defined in SECTION 2.9 of the Construction Agency Agreement.

     "UCC FINANCING STATEMENTS" means collectively the Lender Financing Statements and the Lessor Financing Statements.

     "UNIFORM COMMERCIAL CODE" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "WELFARE PLAN" means a "welfare plan," as such term is defined in section 3(1) of ERISA.

- -------------------------------------------------------------------------------

                            MASTER LEASE AND MORTGAGE

                           Dated as of March 27, 1996

                                     between

                            LAM RESEARCH CORPORATION
                           as the Lessee or Mortgagor

                                       and

                          IBJTC LEASING CORPORATION-BSC
                           as the Lessor or Mortgagee

- -------------------------------------------------------------------------------

This Master Lease and Mortgage is senior to the lien of the Deed of Trust in favor of the Participation Agent. This Master Lease and Mortgage has been executed in several counterparts. To the extent, if any, that this Master Lease and Mortgage constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease and Mortgage may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Participation Agent on the signature page hereof.

THIS MASTER LEASE AND MORTGAGE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE FOR INCOME TAX PURPOSES. SEE ARTICLE XXV.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
           1.1  Definitions; Interpretation. . . . . . . . . . . . . . . . . . 2

ARTICLE II Master Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
           2.1  Acceptance and Lease of Property . . . . . . . . . . . . . . . 2
           2.2  Acceptance Procedure . . . . . . . . . . . . . . . . . . . . . 2
           2.3  Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . 2
           2.4  Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 3
           3.1  Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
           3.2  Payment of Basic Rent. . . . . . . . . . . . . . . . . . . . . 3
           3.3  Supplemental Rent. . . . . . . . . . . . . . . . . . . . . . . 3
           3.4  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV Quiet Enjoyment; Right to Inspect . . . . . . . . . . . . . . . . . 4
           4.1  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . 4
           4.2  Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE V  Net Lease, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
           5.1  Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
           5.2  No Termination or Abatement. . . . . . . . . . . . . . . . . . 6
           5.3  No Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE VI Subleases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
           6.1  Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . 6
           6.2  Assignment of Subleases and Business Interruption
                Insurance to Lessor. . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VII Lessee Acknowledgments . . . . . . . . . . . . . . . . . . . . . . 8
           7.1  Condition of the Properties. . . . . . . . . . . . . . . . . . 8
           7.2  Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VIII Possession and Use of the Properties, Etc.  . . . . . . . . . . . 8
           8.1  Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . 8
           8.2  Possession and Use of the Property . . . . . . . . . . . . . . 9
           8.3  Compliance with Requirements of Law and Insurance
                Requirements . . . . . . . . . . . . . . . . . . . . . . . . . 9
           8.4  Assignment by Lessee . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IX Maintenance and Repair; Return. . . . . . . . . . . . . . . . . .  10

            9.1  Maintenance and Repair; Return. . . . . . . . . . . . . . .  10

ARTICLE X  Modifications, Substitutions and Replacements . . . . . . . . . .  11
           10.1 Modifications. . . . . . . . . . . . . . . . . . . . . . . .  11
           10.2 Notice to the Lessor . . . . . . . . . . . . . . . . . . . .  12

ARTICLE XI Warrant of Title; Easements . . . . . . . . . . . . . . . . . . .  12
           11.1 Warrant of Title . . . . . . . . . . . . . . . . . . . . . .  12
           11.2 Grants and Releases of Easements: Lessor's Waivers . . . . .  13

ARTICLE XII Permitted Contests . . . . . . . . . . . . . . . . . . . . . . .  14
           12.1 Permitted Contests in Respect of Applicable Law. . . . . . .  14

ARTICLE XIII Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
           13.1 Liability Insurance. . . . . . . . . . . . . . . . . . . . .  14
           13.2 Builders' Risk Insurance . . . . . . . . . . . . . . . . . .  15
           13.3 All-Risk Insurance . . . . . . . . . . . . . . . . . . . . .  15
           13.4 General Requirements . . . . . . . . . . . . . . . . . . . .  15
           13.5 Waiver of Subrogation. . . . . . . . . . . . . . . . . . . .  16
           13.6 Indemnification. . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE XIV Casualty and Condemnation; Environmental Matters . . . . . . . .  17
           14.1 Casualty and Condemnation. . . . . . . . . . . . . . . . . .  17
           14.2 Environmental Matters. . . . . . . . . . . . . . . . . . . .  19
           14.3 Notice of Environmental Matters. . . . . . . . . . . . . . .  19

ARTICLE XV Termination of Lease. . . . . . . . . . . . . . . . . . . . . . .  20
           15.1 Partial Termination upon Certain Events. . . . . . . . . . .  20
           15.2 Partial Termination Procedures . . . . . . . . . . . . . . .  20

ARTICLE XVI Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  21
           16.1 Lease Events of Default. . . . . . . . . . . . . . . . . . .  21
           16.2 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  23
           16.3 Waiver of Certain Rights . . . . . . . . . . . . . . . . . .  30
           16.4 POWER OF SALE and Foreclosure. . . . . . . . . . . . . . . .  30
           16.5 Remedies Cumulative. . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XVII Lessor's Right to Cure. . . . . . . . . . . . . . . . . . . . .  35
           17.1 The Lessor's Right to Cure the Lessee's Lease
                Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XVIII Purchase Provisions. . . . . . . . . . . . . . . . . . . . . .  35
           18.1 Early Purchase Option. . . . . . . . . . . . . . . . . . . .  35

           18.2  Expiration Date Purchase Obligation. . . . . . . . . . . . . 36
           18.3  Acceleration of Purchase Obligation. . . . . . . . . . . . . 37

ARTICLE XIX  Renewal Procedures . . . . . . . . . . . . . . . . . . . . . . . 37
           19.1  Renewal. . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE XX Remarketing Option. . . . . . . . . . . . . . . . . . . . . . . .  38
           20.1  Option to Remarket . . . . . . . . . . . . . . . . . . . . . 38
           20.2  Certain Obligations Continue . . . . . . . . . . . . . . . . 41

ARTICLE XXI  Procedures Relating to Purchase or Remarketing . . . . . . . . . 42
           21.1  Provisions Relating to Conveyance of any Property
                 Upon Purchase by the Lessee, Remarketing or Certain
                 Other Events . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE XXII  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . 43
           22.1  Estoppel Certificates. . . . . . . . . . . . . . . . . . . . 43

ARTICLE XXIII  Acceptance of Surrender. . . . . . . . . . . . . . . . . . . . 44
           23.1  Acceptance of Surrender. . . . . . . . . . . . . . . . . . . 44

ARTICLE XXIV   No Merger of Title . . . . . . . . . . . . . . . . . . . . . . 44
           24.1  No Merger of Title . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE XXV   Intent of the Parties . . . . . . . . . . . . . . . . . . . . . 44
           25.1  Ownership of the Properties. . . . . . . . . . . . . . . . . 44

ARTICLE XXVI  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 45
           26.1  Survival; Severability; Etc. . . . . . . . . . . . . . . . . 45
           26.2  Amendments and Modifications . . . . . . . . . . . . . . . . 45
           26.3  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 46
           26.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
           26.5  Successors and Assigns . . . . . . . . . . . . . . . . . . . 46
           26.6  Headings and Table of Contents . . . . . . . . . . . . . . . 46
           26.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 46
           26.8  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . 46
           26.9  Limitations on Recourse. . . . . . . . . . . . . . . . . . . 47
           26.10 Original Lease . . . . . . . . . . . . . . . . . . . . . . . 47
           26.11 Usury Savings Clause . . . . . . . . . . . . . . . . . . . . 48

Schedule I - Insurance Coverage

EXHIBIT A - Form of Lease Supplement

                            MASTER LEASE AND MORTGAGE
                            -------------------------


     THIS MASTER LEASE AND MORTGAGE (including all Lease Supplements from time to time executed and delivered, this "Master Lease"), dated as of March 27, 1996, between IBJTC LEASING CORPORATION-BSC, a New York corporation, having its principal office at 245 Park Avenue, New York, New York 10167, not individually, but solely as the Lessor and as Mortgagee hereunder, and LAM RESEARCH CORPORATION, a Delaware corporation, having its principal office at 4650 Cushing Parkway, Fremont, California 94538, as Lessee and as Mortgagor.

                              W I T N E S S E T H:

     WHEREAS, the Lessor intends to purchase from a third party designated by the Construction Agent the parcel of real property located in Alameda County, California, as more particularly described in Schedule 1 to the Lease Supplement No. 1, together with all Appurtenant Rights attached thereto and all Improvements thereon (together with all Improvements at any time located thereon or thereunder, "Property No. 1");

     WHEREAS, the Lessor intends to purchase from a third party designated by the Construction Agent the parcel of real property located in Alameda County, California, as more particularly described in Schedule 1 to the Lease Supplement No. 2, together with all Appurtenant Rights attached thereto and all Improvements thereon (together with all Improvements at any time located thereon or thereunder, "Property No. 2");

     WHEREAS, pursuant to the Participation Agreement, the Lenders have agreed to finance, in part, the Lessor's acquisition of the Properties;

     WHEREAS, the Lessee, as Construction Agent, will cause certain Improvements to be constructed on each Property which as constructed will be the property of the Lessor and will become part of such Property; and

     WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, each Property; and

     WHEREAS, each Property will be subject to the terms of this Master Lease;

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS; INTERPRETATION. Capitalized terms used but not otherwise defined in this Master Lease shall have the respective meanings specified in Appendix A to this Master Lease; and the rules of interpretation set forth in Appendix A to this Master Lease shall apply to this Master Lease.

                                   ARTICLE II

                                  MASTER LEASE

     2.1 ACCEPTANCE AND LEASE OF PROPERTY. Subject to the conditions set forth in the Participation Agreement, including the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby agrees to accept delivery on each Acquisition Date of the Land to be delivered by the seller of such Land on such Acquisition Date pursuant to the terms of the Participation Agreement together with any Improvements thereon and simultaneously to demise and lease to the Lessee hereunder for the Term (as defined in Section 2.3), such Land and other Property, including any Improvements which thereafter may be constructed on such Land pursuant to the Construction Agency Agreement or this Master Lease, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Term, such Land and such other Property, including any Improvements which thereafter may be constructed on such Land pursuant to the Construction Agency Agreement or this Master Lease.

     2.2 ACCEPTANCE PROCEDURE. The Lessee hereby agrees that the execution and delivery by the Lessee on each Acquisition Date of an appropriately completed Lease Supplement in the form of Exhibit A hereto covering the applicable Property, shall, without further act, constitute the irrevocable acceptance by the Lessee of all of the Property which is the subject of such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein, and that such Property, including Improvements constructed on such Property pursuant to the Construction Agency Agreement or this Master Lease, shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of such Acquisition Date.

     2.3 LEASE TERM. The term of this Master Lease with respect to each Property (the "Term") shall consist of an Interim Term (an "Interim Term") and a Base Lease Term (a "Base Lease Term"). The Interim Term with respect to each Property shall begin on the Acquisition Date with respect thereto and shall end one day prior to the Base Lease Term Commencement Date. The Base Lease Term with respect to each Property shall begin on the Base Lease Term Commencement Date and shall end on the Expiration Date with respect to such Property, as such Expiration Date may be extended from time to time in accordance with Article XIX.

     2.4 TITLE. Each Property is leased to the Lessee without any representation or warranty by the Lessor, express or implied, and is subject to the rights of parties in possession, the existing state of title on the date hereof (including all Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to any Property other than Lessor Liens as set forth herein.

                                   ARTICLE III

                                 PAYMENT OF RENT

     3.1  RENT.

     (a) During the Term, the Lessee shall pay Basic Rent on each Payment Date, on the date required under Section 20.1(k) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Master Lease shall terminate with respect to any or all Properties. Schedule I hereto contains the information necessary for the calculation of Basic Rent.

     (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid directly by wire transfer of immediately available funds on the due date therefor as set forth in Section 3.4.

     (c) Neither the Lessee's inability or failure to take possession of all or any portion of any Property when delivered by the Lessor, nor the Lessor's inability or failure to deliver all or any portion of any Property to the Lessee on or before the applicable Acquisition Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, shall not delay or otherwise affect the Lessee's obligation to pay Rent for such Property in accordance with the terms of this Master Lease.

     3.2 PAYMENT OF BASIC RENT. Basic Rent shall be paid absolutely net to the Lessor, so that this Master Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction.

     3.3 SUPPLEMENTAL RENT. The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

     3.4 METHOD OF PAYMENT. Each payment of Rent shall be made by the Lessee to the Participation Agent prior to 2:00 p.m., New York time as specified in Schedule IV to the Participation Agreement in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m., New York time on the date due shall for the purpose of Section 16.1 be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3, such payments shall be deemed received on the next succeeding Business Day and, unless the Lessor is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in such Section 3.3.

                                   ARTICLE IV

                        QUIET ENJOYMENT; RIGHT TO INSPECT

     4.1 QUIET ENJOYMENT. Subject to Sections 2.4 and 4.2, and subject to the rights of the Lessor contained in Article XVI and the other terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the applicable Acquisition Date. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce, the obligations of the Lessee under this Master Lease.

     4.2 RIGHT TO INSPECT. During the Term the Lessee shall, upon twenty-four hour prior notice from the Lessor, permit the Lessor and the Lenders and their respective authorized representatives to inspect any Property subject to this Master Lease during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at such Property and that Lessee shall have the right to require an escort designated by Lessee to accompany such inspection.

                                    ARTICLE V

                                 NET LEASE, ETC.

     5.1 NET LEASE. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property to comply with all Requirements of Law, including any inability to occupy or use any such Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of any Property or any part thereof including eviction; (iv) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor or any Lender; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, any Lender or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, the Lessor, any Lender or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including the Lessor, any Lender, or any vendor, manufacturer, contractor of or for any Property;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease (other than performance by Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the

Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof; or (xiii) except as specifically excluded above, any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

     5.2 NO TERMINATION OR ABATEMENT. The Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor or any Lender, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of the Lessor or any Lender or by any court with respect to the Lessor or any Lender. The Lessee hereby waives all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease.

     5.3 NO BAR. Notwithstanding the foregoing, nothing set forth herein shall bar, limit, preclude, prevent, stay or otherwise adversely affect the Lessee's right or ability to bring and pursue any action against the Lessor for any breach or alleged breach of the Lessor's obligations hereunder.

                                   ARTICLE VI

                                    SUBLEASES

     6.1 SUBLETTING. The Lessee may sublease up to 50% of the floor area within Improvements located on the Property without the consent of the Lessor; provided, however, that if the execution of a proposed sublease by Lessee would result in more than 50% of the floor area within the Improvements on the Property to be leased pursuant to subleases executed without the prior approval of Lessor, then Lessee may not enter into such sublease without the prior written consent or Lessor, which consent shall not be unreasonably withheld or delayed. No sublease shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Master Lease as to its rights and obligations with respect to the Property, or a portion thereof, so sublet. Any sublease of the Property shall be made subject and subordinated to this Master Lease and to the rights of the Lessor hereunder, shall expressly provide for the surrender of the Property (or a portion thereof) if, after a Lease Event of Default has occurred, the Master Lease is terminated and shall contain independent covenants to allow the Lessor direct recourse against the sublessee with respect to the return and maintenance provisions of Article IX (excluding obligations of the Lessee that exist under Sections 14.1(e) and 20.1 of this Master Lease). Any such sublease may have a term that extends beyond the Expiration Date of the Term and all potential renewal terms, provided, that such sublease must contain a provision that the Lessor shall not be obligated to recognize the rights of the sublessee and that such sublease shall terminate in the event that the Expiration Date occurs or the Master Lease is earlier terminated without the Lessee purchasing the Property pursuant to its right or obligation to do so set forth in this Master Lease.

     6.2 ASSIGNMENT OF SUBLEASES AND BUSINESS INTERRUPTION INSURANCE TO LESSOR. To secure the prompt and full payment by the Lessee of the Rent, the Lessee hereby assigns to the Lessor, subject to the license hereinafter set forth, all of the Lessee's right, title and interest in and to all subleases affecting the Properties and all rents, issues and profits accruing thereunder, and all guarantees and security deposits with respect to such subleases, and the Lessee hereby confers upon the Lessor and the Lenders and their respective agents and representatives, sufficient possession of, the Properties to permit and insure the collection by the Lessor of the rentals and other sums payable under such subleases together with the proceeds of any business interruption insurance maintained as provided under Section 13.2 hereof; provided, however, that the Lessor hereby grants to the Lessee a license to collect all amounts assigned under this Section 6.2 until and unless a Lease Event of Default shall occur and be continuing. The Lessee hereby irrevocably directs each tenant under any such sublease (each, a "Subtenant") to pay to the Lessor the rentals or other sums payable under such Subtenant's sublease in accordance with the Master Lease when, as and if directed to do so by the Lessor in a written notice to such Subtenant. The Lessee hereby irrevocably notifies and directs each Subtenant to pay such amounts to the Lessor in the event such Subtenant receives any such notice from the Lessor, and the Lessee hereby irrevocably waives any claims for non-payment of such rentals or other sums that might arise as a result of such payments to the Lessor.

                                   ARTICLE VII

                             LESSEE ACKNOWLEDGMENTS

     7.1 CONDITION OF THE PROPERTIES. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE PROPERTIES, THE LESSEE, ACTING AS CONSTRUCTION AGENT, IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS IS, WHERE IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR OR THE LENDERS AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE FOR SUCH PROPERTY. NEITHER LESSOR NOR THE LENDERS HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), MERCHANTABILITY, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION,

WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR NOR THE LENDERS SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

     7.2 RISK OF LOSS. During the Term the risk of loss of or decrease in the enjoyment and beneficial use of the Properties as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.


                                  ARTICLE VIII

                   POSSESSION AND USE OF THE PROPERTIES, ETC.

     8.1 UTILITY CHARGES. The Lessee shall pay or cause to be paid promptly when due all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Properties during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee. All charges for utilities imposed with respect to any Property for a billing period during which this Lease expires or terminates with respect to such Property shall be adjusted and prorated on a daily basis between the Lessor (or the successor to the Lessor as owner of the Property if such Property is sold to such successor on the date of such expiration or termination) and the Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof, except that if the Lessee retains possession of such Property after termination or expiration of this Lease with respect to such Property, no such adjustment and proration shall be made.

     8.2 POSSESSION AND USE OF THE PROPERTY. Prior to the Completion Date, each Property shall be used in a manner consistent with the Construction Agency Agreement and, after the Completion Date for such Property, as a first class facility or any other lawful use and shall be used in the manner set forth in Schedule 2 to each Lease Supplement. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Master Lease and the Construction Agency Agreement. The Lessee shall not commit or knowingly permit any waste of the Properties or any part thereof.

     8.3 COMPLIANCE WITH REQUIREMENTS OF LAW AND INSURANCE REQUIREMENTS. Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements relating to the Properties, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Properties, and
(b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Properties and for the use, operation, maintenance, repair and restoration of the Improvements. Notwithstanding the preceding sentence, the Lessee shall be deemed to be in compliance with all Environmental Laws for purposes of this Master Lease notwithstanding any Environmental Violation if the severity of such Environmental Violation is less than Federal, state or local standards requiring remediation or removal or, if such standards are exceeded, remediation or removal is proceeding in accordance with all applicable Environmental Laws.

     8.4 ASSIGNMENT BY LESSEE. So long as the Lessor shall have provided its prior written consent, which consent shall not be unreasonably withheld, the Lessee may assign this Master Lease or any of its rights or obligations hereunder in whole or in part to any Person, except that the Lessee may Sublease any Property or portion thereof as permitted under Article VI. Nothing contained herein shall be construed to prohibit the Lessee from causing its obligations under this Master Lease to be performed by its agents or contractors for which Lessee shall remain exclusively liable.

                                   ARTICLE IX

                         MAINTENANCE AND REPAIR; RETURN

     9.1  MAINTENANCE AND REPAIR; RETURN.

     (a) The Lessee, at its sole cost and expense, shall maintain each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type and location to the applicable Property and as described in Schedule 2 to each Lease Supplement and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

     (b) The Lessor shall under no circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Master Lease (other than for Advances made in accordance with and pursuant to the terms of the Participation Agreement and the Construction Agency Agreement) or maintain any Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Property or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

     (c) The Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to any Property (other than as a result of the Lessee's (or its designee's) purchase of such Property from the Lessor as provided herein), vacate and surrender such Property to the Lessor in its then current, "AS-IS" condition, subject to the Lessee's obligations under Sections 8.3, 9.1(a), 10.1, 11.1, 14.1(e), 14.2 and 20.1.

     (d)  The Lessee hereby waives all rights under California Civil Code
Section 1941 and all rights to make repairs at the expense of Lessor or in lieu thereof to vacate any Property as provided by California Civil Code Section 1942 or any similar rights under any Applicable Law.

                                    ARTICLE X

                  MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS

     10.1 MODIFICATIONS. The Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that:

      (i) no Modification shall materially adversely affect the value or useful life of such Property or any part thereof from that which existed immediately prior to such Modification;

      (ii) the Modification shall be done in a good and workmanlike manner;

      (iii) the Lessee shall comply with all Requirements of Law (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy and the structural integrity of the applicable Property shall not be adversely affected;

      (iv) subject to the terms of Article XII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; and

      (v) such Modifications shall comply with Sections 8.3 and 9.1(a).

All Modifications shall remain part of the realty and shall be subject to this Master Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that (x) are not required to be made pursuant to a Requirement of Law or an Insurance Requirement ("Required Modifications"), (y) were not financed by the Lessor and (z) are readily removable without impairing the value, utility or remaining useful life of the applicable Property, shall be the property of the Lessee and shall not be subject to this Master Lease. So long as no Lease Event of Default has occurred and is continuing, the Lessee may place upon the Properties any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 9.1(a); provided that such trade fixtures, machinery, equipment, inventory or other property do not impair the value or useful life of the applicable Property; provided, further, that the Lessee shall keep and maintain at the Properties and shall not remove from the Properties any Equipment financed or otherwise paid for (directly or indirectly) by the Lessor or any Lender pursuant to the Participation Agreement. Notwithstanding anything contained herein, and regardless of whether or not a Lease Event of Default has occurred and is continuing, Lessee may remove any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties at any time, subject, however, to the terms of Section 9.1(a).

     10.2 NOTICE TO THE LESSOR. If the Lessee reasonably expects the cost of any Modification to any Property (other than construction and alterations performed pursuant to the Construction Agency Agreement) to exceed $1,000,000, the Lessee shall deliver to the Lessor a brief written narrative of the work to be performed in connection with such Modification prior to making such Modification.

                                   ARTICLE XI

                           WARRANT OF TITLE; EASEMENTS

     11.1 WARRANT OF TITLE.

     (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy or title retention agreement upon any Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Lessor or the Lenders pursuant to the Loan Agreement or the other Operative Documents, other than Permitted Liens, subject to Lessor's obligations pursuant to
Section 10.3 of the Participation Agreement.

     (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR NOR THE LENDERS ARE OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR OR ANY LENDER IN AND TO ANY PROPERTY. During any construction, alteration, addition, repair or demolition of or to any property, the Lessee shall post the foregoing notice at such Property in a conspicuous location.

     11.2 GRANTS AND RELEASES OF EASEMENTS: LESSOR'S WAIVERS. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VII, IX and X and Section 8.3 the Lessor hereby appoints the Lessee its agent and attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, with power of substitution, to perform any of the following acts at Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the Construction, the dedication or transfer of unimproved portions of any Property for road, highway or other public purposes; and (d) the execution of amendments to any covenants and restrictions affecting any Property; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not materially impair the value or remaining useful life of the applicable Property, (ii) such grant, release, dedication, transfer or amendment that in the Lessee's judgment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the applicable

Property, (iii) such grant, release, dedication, transfer or amendment will not cause the applicable Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Documents and all Requirements of Law (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made; (v) the Lessee shall remain obligated under this Master Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Master Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer or amendment had not been effected and (vi) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. The Lessor acknowledges the Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Properties other than Equipment, and Lessor agrees to execute Lessor waiver forms and release of Lessor's Liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 11.2 including landlord waivers with respect to any of the foregoing. Upon the purchase of a Property by Lessee pursuant to this Master Lease, Lessee agrees to grant any license or easement reasonably necessary for the use and enjoyment of the Property that remains subject to this Master Lease.

                                   ARTICLE XII

                               PERMITTED CONTESTS

     12.1 PERMITTED CONTESTS IN RESPECT OF APPLICABLE LAW. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to any Property or the obligation to comply therewith shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor and the Lenders, involve (A) any risk of criminal liability being imposed on the Lessor or any Lender or such Property or (B) any significant risk of (1) foreclosure, forfeiture or loss of such Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of, or the creation of any Lien (other than a Permitted Lien) on, any part of such Property, (2) civil liability being imposed on the Lessor or any Lender or such Property, or (3) enjoinment of, or interference with, the use, possession or disposition of such Property in any material respect.

     The Lessor shall not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Remarketing Option and (ii) the Lessee pays all related expenses and indemnifies the Lessor and the Lenders to the reasonable satisfaction of the respective Indemnitees.

                                  ARTICLE XIII

                                    INSURANCE

     13.1 LIABILITY INSURANCE. At all times during the Term, the Lessee shall obtain at the Lessee's sole cost and expense a policy or policies of commercial general liability insurance on an "occurrence" basis against claims for bodily injury, death or property damage with a total limit of no less than three million dollars ($3,000,000).

     13.2 BUILDERS' RISK INSURANCE. With respect to any Improvements which may be under construction and not yet covered by insurance under the terms of
Section 13.3. The Lessee shall maintain or cause to be maintained a policy or policies or builders' risk insurance in an amount equal to the value upon completion of the work (exclusive of land, foundation, excavation, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage), insuring against the risks customarily insured against under such insurance, including fire, vandalism, malicious mischief, sprinkler leakage, lightning, and windstorm.

     13.3 ALL-RISK INSURANCE. With respect to any completed Improvements, prior to the termination of the builders' risk insurance required by Section
13.2 and at all times thereafter, the Lessee shall, at the Lessee's sole cost and expense, obtain and maintain, or cause to be obtained and maintained, (a) a policy or policies of all-risk insurance covering the Improvements, providing coverage against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage, lightning, windstorm, and other insurable perils, as, under good insurance practice, from time to time are insured against under all-risk coverage for properties of similar character, age and location in an amount or amounts not less than one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation); (b) standard earthquake coverage in an amount not less than fifty percent (50%) of the then actual replacement cost of the Properties (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation), with a deductible not to exceed ten percent (10%) of the insured amount, if such insurance is available at commercially reasonable rates; and (c) standard flood coverage as available from the National Flood Association.

     13.4 GENERAL REQUIREMENTS. The insurance required under this Article XIII may be furnished under a "primary" policy and an "umbrella" policy or policies. The Lessor shall be named as an additional insured under the Lessee's policy of insurance required under
Section 13.1. The Lessee shall furnish the Lessor with certificates from the Lessee's insurers with respect to the insurance required to be carried hereunder on or before the date such insurance is required to be carried.
The certificates shall state that such insurance is in full force and effect and that coverage will not be canceled without thirty (30) days' prior written notice to the Lessor. Renewal certificates shall be furnished to the Lessor prior to the expiration of each such policy; provided, however, that the Lessee shall not be required to provide the Lessor with such renewal certificates prior to the expiration of each such policy so long as (i) the Lessee provides the Lessor with reasonable assurances within ten (10) days prior to the expiration of each such policy that there will be no lapse in the insurance coverage provided under such policy and (ii) the Lessee provides the Lessor with such renewal certificates within ten (10) days following the effective renewal date of each such policy. Any blanket insurance policy or policies that insure the Lessee against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of the Lessee hereunder. All insurance required by this Article 13 shall be with an insurance company licensed to issue policies in the State of California with a general policyholder's rating, as rated by the most current available "Bests" Insurance Reports of no less than A-XIII and non-contributing. The Lessee shall pay as they become due all premiums for the insurance required by this Article XIII, and shall renew or replace each policy prior to the expiration date thereof. The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIII except that the Lessor may, at the Lessor's expense, carry separate liability insurance so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this Article XIII to be subject to a coinsurance exception of any kind.

     13.5 WAIVER OF SUBROGATION. The Lessee hereby waives, releases and discharges the Lessor and each Lender and their agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article XIII notwithstanding that such loss, claim, expense or damage may have been caused by the Lessor or any Lender or any of their agents or employees, and, as among Lessee, the Lessor and their agents and employees, the Lessee agrees to look to the insurance coverage only in the event of such loss.

     13.6 INDEMNIFICATION. In addition to the indemnification provisions provided for in Article XIII of the Participation Agreement, to the fullest extent allowed by law, the Lessee shall at all times during the Term, and to the extent resulting from acts or events occurring prior to or during the Term or during any other period when the Lessee is in possession and control of any Property or during such period as the Lessor shall be exercising remedies against the Lessee when an Event of Default has occurred and is continuing, indemnify, defend and hold each Indemnitee harmless against and from any and all Claims by or on behalf of any Person arising from the construction of any Improvements or conduct or management, or from any work or things whatsoever done in or about any Property except for the gross negligence or willful misconduct of the Indemnitee, and will further indemnify, defend and hold each Indemnitee harmless against and from any and all Claims arising during the Term of this Lease, from any condition of any Property, any Improvements or any street, curb or sidewalk adjoining any Property, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed, pursuant to the terms of this Lease or the Construction Agency Agreement, or arising from any act or negligence of the Lessee, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any Person occurring during the term of this Lease, in or about any Property, or upon the sidewalk and the land adjacent thereto except for the gross negligence or willful misconduct of the Indemnitee. Any action, suit or proceeding in respect of any such Claim shall be handled in the manner set forth in Section 13.4 of the Participation Agreement.

                                   ARTICLE XIV

                CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

     14.1 CASUALTY AND CONDEMNATION.

     (a) Subject to the provisions of this Article XIV, (i) if all or a portion of any Property is damaged or destroyed in whole or in part by a Casualty (other than a Significant Casualty), any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee, or if received by the Lessor or the Lenders, shall be paid over to the Lessee for the reconstruction, refurbishment and repair of such Property and (ii) if the use, access, occupancy, easement rights or title to any Property or any part thereof is the subject of a Condemnation (other than a Significant Condemnation), then any award or compensation relating thereto shall be paid to the Lessee; provided, however, that, in each case, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor and the Lenders and shall be paid over by the Lessee to the Lessor to be distributed by the Lessor in accordance with Article IVA of the Participation Agreement. All amounts held by the Lessor or the Lenders when a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Lenders or turned over to the Lessor or the Lenders shall at the option of the Lessor either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this Section 14.1, or (ii) applied to the purchase price of the related Property on the Termination Date with respect to such Property in accordance with Article XV and Section 16.2, with any Excess Casualty/Condemnation Proceeds being payable to the Lessee.

     (b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor and the Lenders shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

     (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of any Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Lenders promptly after the receipt of such notice.

     (d) If pursuant to this Section 14.1 and Section 15.1 this Master Lease shall continue in full force and effect following a Casualty or Condemnation with respect to any Property, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this clause (d), the Lessee shall pay the shortfall), promptly and diligently repair any damage to such Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 9.1 and 10.1 using the as-built Plans and Specifications for such Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting such Property and all applicable Requirements of Law) so as to restore such Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modification as the Lessee may elect in accordance with Section 10.1. In such event, title to such Property shall remain with the Lessor subject to the terms of this Master Lease. Upon completion of such restoration, the Lessee shall furnish the Lessor an architect's certificate of substantial completion or a Responsible Employee's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

     (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.

     (f) Any Excess Casualty/Condemnation Proceeds received by the Lessor or the Lenders in respect of a Casualty or Condemnation shall be turned over to the Lessee.

     (g) The Lessee hereby waives California Civil Code Sections 1932(2) and 1933(4) and California Code of Civil

Procedure Sections 1265.110 through 1265.160 and any similar Applicable Law.

     14.2 ENVIRONMENTAL MATTERS. Promptly upon the Lessee's knowledge of the existence of an Environmental Violation with respect to any Property, the Lessee shall notify the Lessor in writing of such Environmental Violation.
If the Lessor elects not to terminate this Master Lease with respect to such Property pursuant to Section 15.1, at the Lessee's sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 8.3 (including the last sentence thereof). The Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date unless each Property with respect to which an Environmental Violation has occurred but has not been remedied has been purchased by the Lessee (or its designee) in accordance with Article XV, Section 18.1 or 18.2. Nothing in this Article XIV shall reduce or limit the Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

     14.3 NOTICE OF ENVIRONMENTAL MATTERS. Promptly, but in any event within thirty (30) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on, at, under or from any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with any Property. The Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by the Lessor or the Lenders. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property, the Lessor shall promptly give notice thereof to the Lessee.

                                   ARTICLE XV

                              TERMINATION OF LEASE

     15.1 PARTIAL TERMINATION UPON CERTAIN EVENTS. If any of the following occurs with respect to any Property:

      (i)  a Significant Condemnation occurs; or

      (ii) a Significant Casualty occurs; or

      (iii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $5,000,000;

and the Lessor shall have given written notice (a "Termination Notice") to the Lessee that, as a consequence of such event, (x) the Lease Supplement relating to such Property is to be terminated and (y) this Master Lease is to be terminated with respect to such Property, then the Lessee shall be obligated to purchase the Lessor's interest in such affected Property on or prior to the next occurring Payment Date (but in no event any earlier than one hundred twenty (120) days from the date the Lessee receives the applicable Termination Notice) by paying the Lessor an amount equal to the Property Balance for such affected Property.

     15.2 PARTIAL TERMINATION PROCEDURES. On the date of the payment by the Lessee of the Property Balance with respect to any Property in accordance with Section 15.1 (such date, the "Partial Termination Date"), the Lease Supplement relating to such affected Property shall terminate and this Master Lease shall terminate with respect to such Property and, concurrent with the Lessor's receipt of such payment,

     (a) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a grant deed with respect to such Property, a quitclaim bill of sale with respect to the Equipment located on such Property and an assignment of the Lessor's entire interest in such Property

(which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to such Property not previously received by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Master Lease and the applicable Lease Supplement and any Lessor Liens attributable to the Lessor;

     (b) such Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS, WHERE IS" and in its then present physical condition; and

     (c)  in the case of a termination pursuant to clause (i) or (ii) of
Section 15.1(a), the Lessor shall convey to the Lessee any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Master Lease with respect to such Property theretofore received by the Lessor or at the request of the Lessee, such amounts shall be applied against sums due hereunder.

                                   ARTICLE XVI

                                EVENTS OF DEFAULT

     16.1 LEASE EVENTS OF DEFAULT. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

     (a) the Lessee shall fail to make any payment of Basic Rent, Property Balance, Lease Balance, Loan Balance, Lease Balance or Recourse Amount, including amounts due pursuant to Sections 15.1, 18.1, 18.2, 18.3 or 20.1, on the date due therefor within five (5) Business Days after such date; or

     (b) the Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in clause (a) of this Section) due and payable within ten (10) days after receipt of written notice thereof; or


                                  -25

     (c) the Lessee shall fail to maintain insurance as required by Article XIII of this Master Lease and such failure is either a failure to have in force a policy of insurance substantially meeting the requirements of Article XIII, or if such policy is in effect, then any deviation in such policy from the requirements of Article XIII is not cured within thirty (30) days after receipt of written notice from Lessor identifying the default; or

     (d) The Lessee shall fail to observe or perform any material term, covenant or condition of the Lessee under this Master Lease or the Participation Agreement (other than those described in clause (a), (b) or (c) of this Section 16.1) and such failure shall have continued for thirty (30) days; provided, however, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30)-day period but such diligent efforts shall be properly commenced within the cure period and the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to extend beyond one hundred and eighty (180) days after the occurrence of such failure and not to extend beyond the Expiration Date; provided further, that failure by the Lessee to fully comply with the requirements of Section 20.1 hereof shall not be subject to any cure period; or

     (e) any representation or warranty made by the Lessee in any of the Operative Documents to which it is a party, shall have been inaccurate in any material respect at the time made; or

     (f) a default by the Lessee beyond any applicable grace period shall have occurred and be continuing under the Construction Agency Agreement or the Guarantee; or

     (g) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee, or the whole or a substantial part of its property within sixty
(60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

     (h) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty (60) days from the date of its filing (provided, that the Lessee hereby expressly authorizes the Lessor and each Lender to appear in any court conducting any such proceeding during such sixty (60) day period to preserve, protect and defend their respective rights under the Operative Documents), or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee or the whole or a substantial part of any of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

     (i)  any of the following events shall occur with respect to any Pension
Plan: (i) the institution of steps by the Lessee, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Lessee or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA with respect to a liability or obligation in excess of $20,000,000; or

     (j) any final non-appealable judgments or orders for the payment of money individually or in the aggregate in excess of $10,000,000 shall be rendered against the Lessee and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of thirty (30) days or if after the expiration of such stay, such judgment or order shall not have been paid or discharged; or

     (k) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, under any mortgage, loan agreement, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Lessee, whether such indebtedness now exists or shall hereafter be created, and such indebtedness individually or in the aggregate shall exceed $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity; or

     (l) any Operative Document to which the Lessee is a party or any Lien granted under any Operative Document shall, in whole or in material part, terminate, cease to be effective against, or cease to be the legally valid, binding and enforceable obligation of, the Lessee; or

     (m) the Lessee shall directly or indirectly contest in any manner the effectiveness, validity, binding nature or enforceability of any Operative Document or any Lien granted under any Operative Document, or the Lessee shall repudiate, or purport to discontinue or terminate, the Guarantee; or

     (n) the Lessee shall have abandoned all or any material portion of any Property for a period of thirty (30) consecutive days after written notice thereof from the Lessor, unless the Lessee continues to meet all of its obligations under this Master Lease and the other Operative Documents (including all obligations relating to maintenance of such Property).

     16.2 REMEDIES. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including the obligation of the Lessee to purchase the Properties as set forth in Section 18.3):

     (a) The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as to any Property or all of the

Properties as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of any Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Properties shall be valid unless the same be made in writing and executed by the Lessor;

     (b) The Lessor may terminate this Master Lease, and (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return any Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if such Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of any Property, and to the extent and in the manner permitted by Applicable Law, enter upon such Property and take immediate possession of (to the exclusion of the Lessee) such Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying such Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, to the extent permitted by Applicable Law, the Lessee shall be responsible for all costs and expenses incurred by the Lessor or the Lenders in connection with any reletting, including brokers' fees and all costs of any alterations or repairs made by the Lessor;

     (c) The Lessor may terminate this Master Lease, and (i) sell all or any part of any one or more Properties at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee (except that Excess Sales Proceeds are payable to and shall be paid to the Lessee) with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Lease Balance calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by the Lessor or any Lender incident to such conveyance, including repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

     (d) The Lessor may, at its option, elect not to terminate this Master Lease with respect to any Property or all of the Properties and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease and may make the necessary repairs in order to relet such Property, and relet such Property or any part thereof for such term or terms (which may be for a long term extending beyond the Term of this Master Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to such Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Payment Date;

     (e) Unless all of the Properties have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (b), (c) or
(d) of this Section 16.2 with respect to any Properties or any portions thereof, demand, by written notice to the Lessee specifying a date (a "Termination Date") not earlier than twenty (20) days after the date of such notice, that the Lessee purchase, on such Termination Date, all unsold Properties and all unsold portions of Properties in accordance with the provisions of Article XXI and Section 18.2;

     (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

     (g) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease;

     (h) In addition to the other rights and remedies set forth herein, the Lessor shall have the right to continue this Master Lease in effect and, as permitted by Section 1951.4 of the California Civil Code, to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied with by the Lessee and exercise all of the Lessor's rights and remedies under this Master Lease, including the right to recover Basic Rent and Supplemental Rent from the Lessee as they become due under this Master Lease, even though the Lessee has breached this Master Lease and abandoned any Property. Acts of maintenance or preservation, or efforts by the Lessor or on the Lessor's behalf to relet any Property, or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Master Lease shall not constitute a termination of the Lessee's right to possession of any Property; provided, however, that the foregoing enumeration shall not be construed as in any way limiting the actions the Lessor may take without terminating the Lessee's right to possession. In furtherance of the rights hereby granted to the Lessor, and to the extent, permitted by law, the Lessee hereby appoints the Lessor its agent and attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, with power of substitution, to enter any Property upon a Lease Event of Default hereunder and remove therefrom all persons and property (with the right to store such property on any Property, in a public warehouse or elsewhere at the cost and risk and for the account of the Lessee) and to alter any Property in such manner as the Lessor may deem necessary or advisable so as to put any Property in good order and to make the same rentable and from time to time sublet any Property or any part thereof for such term or terms whether or not extending beyond the then current term of this Master Lease (but such sublease may provide for a new and successive lease to commence immediately upon the termination of this Master Lease), at such rentals and upon such other terms as the Lessor in its sole discretion may deem advisable, and with the right to make alterations and repairs to any Property; and the Lessee agrees to pay to the Lessor on demand all expenses incurred by the Lessor in such subletting, and in altering, repairing and putting any Property in good order and condition, and in reletting the same, including fees of attorneys and architects, and all other reasonable expenses or commissions. The Lessor shall be the Lessee's agent and representative on any Property in respect of all matters arising under or in connection with any such sublease made for the Lessee by the Lessor. Under each such sublease, the Lessee shall retain the right to enter upon and use the Property in question, subject to the terms and conditions of such sublease and the rights of the sublessee thereunder. The Lessee further agrees to pay to the Lessor, following the date of such subletting, to and including the date provided in this Master Lease for the expiration of the Term, the sums of money which would have been payable by the Lessee as Basic Rent and Supplemental Rent, deducting only the net amount of rent, if any, which the Lessor shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Lessor which in accordance with the terms of this Master Lease would have been borne by the Lessee) in the meantime from and by any such subletting of any Property, and the Lessee hereby agrees to remain liable for all sums otherwise payable by the Lessee under this Master Lease, including the expenses of the Lessor aforesaid, as well as for any deficiency aforesaid. The Lessor shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Lessee for the recovery of such deficiency, expenses or damages or for a sum equal to any installments of Basic Rent or Supplemental Rent and other sums payable hereunder, and to recover the same upon the liability of the Lessee herein provided, which liability it is expressly covenanted shall survive the commencement or determination of any action to secure possession of any Property. Nothing herein contained shall be deemed to require the Lessor to wait to begin such action or other legal proceedings until the date when this Master Lease would have expired by limitation had there been no such Lease Event of Default. Notwithstanding any such subletting without termination, pursuant to the terms hereof, the Lessor shall retain the right to and may at any time thereafter elect to terminate this Master Lease or the Lessee's right to possession of any Property for any previous breach which remains uncured or for any subsequent breach by giving the Lessee written notice thereof as herein provided, and in such event the Lessee shall forfeit any rights or interest under any such sublease and thereafter the obligations of any such sublessee shall run directly to the Lessor for its own account.
Upon application by the Lessor, a receiver may be appointed to take possession of the Property, exercise all rights granted to the Lessor as agent and attorney-in-fact for the Lessee set forth in this Section 16.2(h) and apply any rentals collected from any Property as hereinabove provided.
No taking of possession of any Property or other act by the Lessor as the agent and attorney-in-fact for the Lessee pursuant to the foregoing provisions, nor any subletting by the Lessor for the Lessee pursuant to the foregoing provisions, nor any such appointment of a receiver shall constitute or be construed as an election by the Lessor to terminate this Master Lease or the Lessee's right to possession of any Property unless a written notice of such intention be given to the Lessee.

     (i) In the event of any termination of the Term with respect to any Property pursuant to Section 16.2(a) or as permitted by law, the Lessee shall quit and surrender such Property to the Lessor, and the Lessor may without further notice enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Master Lease had not been made, and in any such event neither the Lessee nor any Person claiming through or under the Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of such Property but shall forthwith quit and surrender such Property, and the Lessor shall, notwithstanding any other provision of this Master Lease, be entitled to recover from the Lessee the aggregate of all amounts the Lessor is permitted to recover from the Lessee, including:

      (i) the worth at the time of award, as computed below, of the unpaid rent (including Basic Rent and Supplemental Rent) which had been earned at the time of such termination;

      (ii) the worth at the time of award of the amount by which the unpaid rent (including Basic Rent and Supplemental Rent) which would have been earned after the time of such termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

      (iii) the worth at the time of award of the amount by which the unpaid rent (including Basic Rent and Supplemental Rent) for the balance of the term after the time of award exceeds the amount of such rental loss for said balance of the term that the Lessee proves could be reasonably avoided; and

      (iv) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Master Lease or which in the ordinary course of things would be likely to result therefrom, including any loss or damage arising out of the failure of the Lessor to receive the benefit of the performance by the Lessee of any obligation to purchase any Property under the provisions of this Master Lease. The Lessee acknowledges and agrees that, in reliance upon this Master Lease and the Lessee's covenants and agreements hereunder and the creditworthiness and financial condition of the Lessee, the Lessor has entered into certain special transactions to finance the costs of purchasing the Land and constructing the Improvements and, in connection with such financing transactions, the Lessor has incurred and will continue to incur indebtedness and liabilities under and pursuant to the Participation Agreement and the other Operative Documents. The Lessee acknowledges and agrees that a Lease Event of Default will cause the Lessor substantial damage and detriment due to its obligations and liabilities under the Participation Agreement and the other Operative Documents, including the failure of the Lessor to be fully compensated for the Advances made to the Lessee. Accordingly, in order to compensate the Lessor for all detriment proximately caused by the Lessee's failure to perform its obligations under this Master Lease, the Lessor shall be permitted to recover from the Lessee, without limitation, the Recourse Amount.

    The "worth at the time of award" of the amounts referred to in the foregoing subsections (i) and (ii) shall be computed by allowing interest at the Overdue Rate (or at the highest rate permitted by Applicable Law, whichever is less) on each rental installment from the date the same was due hereunder to the time of award. The "worth at the time of award" of the amount referred to in the foregoing subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). As used herein, the term "time of award" shall mean either (A) the date upon which the Lessee pays to the Lessor the amount recoverable by the Lessor as hereinabove set forth or (B) the date of entry of any determination, order or judgment of any court, other legally constituted body, or any arbitrator(s), determining the amount recoverable, whichever first occurs. If the time of award is determined under clause (B), above, then the amount recoverable by the Lessor hereunder shall bear interest from the time of award until paid at the Overdue Rate (or at the highest rate permitted by Applicable Law, whichever is less). Nothing herein contained shall limit or prejudice the right of the Lessor, and the Lessor is hereby expressly granted the right, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the amounts referred to above.

     (j) Notwithstanding anything contained in Section 16.2(c) or (e) hereof to the contrary, in the event that the Lease Event of Default resulting in the exercise of remedies by the Lessee hereunder is solely a Financial Covenant Event of Default, the Lessee shall have the option to (i) remarket the Properties for one year after the occurrence of such Financial Covenant Event of Default in accordance with Article XXI hereof, with the purchase of the Properties to be consummated, and the other payments required thereunder to be made to the Lessor, no later than the date that is one year following the occurrence of such Financial Covenant Event of Default (which date shall constitute the Expiration Date if such option is exercised), or (ii) exercise its Early Purchase Option under Section 18.1 hereof, with the purchase of the Properties by the Lessee to be consummated, and the other payments required thereunder to be made to the Lessor, on the next Payment Date following the occurrence of such Financial Covenant Event of Default (which date shall constitute the Expiration Date if such option is exercised). The Lessee shall notify the Lessor within ten (10) days after the occurrence of such Financial Covenant Event of Default which option it is exercising. If the Lessee exercises neither of such options or, if one of such options is exercised but the Lessor does not receive the payments required by such Article or Section on the date set forth above, such failure to exercise or failure to receive payment shall constitute a Lease Event of Default that is not a Financial Covenant Event of Default and the Lessor shall be entitled to exercise any of its remedies set forth in Sections 17.2(a) - (i) hereof.

     16.3 WAIVER OF CERTAIN RIGHTS. The Lessee hereby waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) any appraisement, valuation, stay, extension or reinstatement laws now or hereafter in force and all rights of marshalling in the event of any sale of any Property or any interest therein;
(d) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (e) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.

     16.4 POWER OF SALE AND FORECLOSURE. In the event that (i) the Lessor reasonably determines, based upon an opinion of counsel, or (ii) a court of competent jurisdiction rules, that this Master Lease constitutes a mortgage, deed of trust or other secured financing with respect to any Property as is the intent of the parties pursuant to Article XXV, and subject to the availability of such remedy under Applicable Law, then the Lessor and the Lessee agree that the Lessee hereby mortgages and grants to the Lessor a Lien against Lessee's interest in each such Property WITH POWER OF SALE, for the purpose of securing all of the Lessee's obligations hereunder (including the payment of Basic Rent and Supplemental Rent) (collectively, the "Obligations"). Upon the occurrence of any Lease Event of Default, the Lessor shall have the power and authority, to the extent provided by Applicable Law, to exercise the following rights and remedies:

    (a)  To declare the Obligations immediately due and payable;

    (b) With or without notice, and without releasing the Lessee from any obligation hereunder, to cure any default of the Lessee and, in connection therewith, to enter upon any Property and to perform such acts and things as the Lessor deems necessary or desirable to inspect, investigate, assess and protect any Property, including: to obtain a court order to enforce the Lessor's right to enter and inspect any Property pursuant to California Civil Code Section 2929.5, to which the decision of the Lessor as to whether there exists a release or threatened release of a Hazardous Substance onto such Property shall be deemed reasonable and conclusive as between the parties hereto; to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce the Lessor's right to enter and inspect any Property for Hazardous Substances; to appear in and defend any action or proceeding purporting to affect any Property or the rights or powers of the Lessor hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of the Lessor, is prior or superior hereto, the judgment of the Lessor being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist the Lessor;


     (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or deed of trust or to obtain specific enforcement of the covenants of the Lessee hereunder, and the Lessee agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought hereunder, the Lessee waives the defense of laches and any applicable statute of limitations;

     (d) The Lessor or its employees, acting by themselves through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of and contract to dispose of any Property or any part thereof; negotiate with governmental authorities with respect to any Property's environmental compliance and remedial measures; contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to any Property necessary, in the Lessor's judgment, to protect or enhance the security hereof; incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); or to take any and all other actions which may necessary or desirable to comply with the Lessee's obligations hereunder and under the Operative Documents. All sums realized by the Lessor under this Section 16.4(d), less all costs and expenses incurred by it under this Section 16.4(d), including attorneys' fees, and less such sums as the Lessor deems appropriate as a reserve to meet future expenses under this Section 16.4(d), shall be applied on any Obligations secured hereby in such order as the Lessor shall determine. Neither application of said sums to said indebtedness nor any other action taken by the Lessor under this Section 16.4(d) shall cure or waive any Lease Event of Default or notice of default hereunder or nullify the effect of any such notice of default. The Lessor, or any employee or agent of the Lessor, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the Obligations, (ii) the existence of a declaration that the Obligations or any part thereof have been declared immediately due and payable, or (iii) the filing of a notice of default;

     (e) To execute a written notice of such Lease Event of Default and of its election to cause any Property to be sold to satisfy the Obligations, the Lessor shall give and record such notice as Applicable Law then requires as a condition precedent to a the Lessor's sale. When the minimum period of time required by Applicable Law after such notice has elapsed, the Lessor, without notice to or demand upon the Lessee except as otherwise required by Applicable Law, shall sell the Property at the time and place of sale fixed by it in the notice of sale and in such order as it or the Lessor may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the Obligations being the equivalent of cash for purposes of said sale). With respect to the Properties and with respect to any Property that consists of several lots, parcels, or items of property, the Lessor may: (i) designate the order in which the Properties or such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell the Properties or such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner the Lessor deems in its best interest. The Lessee shall have no right to direct the order in which the Properties or any Property is sold. The Lessor may postpone sale of all or any portion of any Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. The Lessor shall deliver to the purchaser at such sale a deed conveying the Property in question or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including the Lessor or the Lessee may purchase at such sale.

     In connection with any sale or sales hereunder, the Lessor may elect to treat any portion of any Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with Applicable Law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the Uniform Commercial Code.

      After deducting all costs, fees and expenses of the Lessor, including all costs of evidence of title and attorneys' fees in connection with sale, the Lessor shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid; the payment of all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto;

     (f) To resort to and realize upon any Property and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may, in its sole discretion, determine; and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;

     (g) To commence and maintain an action or actions in any court of competent jurisdiction pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of any Property or after foreclosure of any Property, and to seek the recovery, subject to the following sentence, of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by the Lessor (collectively, the "Environmental Costs") incurred or advanced by the Lessor relating to the cleanup, remediation or other response action required by Applicable Law or which the Lessor believes necessary to protect any Property. The Lessor and the Lessee agree that the Lessor may recover (i) any and all Environmental Costs that result from any violation of Applicable Law, or (ii) any and all reasonable Environmental Costs that the Lessor believes necessary to protect any Property. All Environmental Costs incurred by the Lessor pursuant to this Section 16.4(g) (including court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Overdue Rate from the date of expenditure until said sums have been paid. The Lessor shall be entitled to bid, at the sale of any Property held pursuant to
Section 16.4(e) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash. For the purposes of any action brought under this Section 16.4(g), the Lessee hereby waives the defense of laches and any applicable statute of limitations, provided, however, that the period for laches or any applicable statute of limitations shall begin to run upon discovery by the Lessor of the circumstances giving rise to such action; and

     (h) To waive its lien against any Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure
Section 726.5
and to exercise any and all rights and remedies of an unsecured creditor against the Lessee and all of the Lessee's assets and property for the recovery of any deficiency and Environmental Costs, including seeking an attachment order pursuant to California Code of Civil Procedure Section
483.010. As between the Lessor and the Lessee, for purposes of California
Code of Civil Procedure Section 726.5, the Lessee shall have the burden of proving that the Lessee or any related party (or any affiliate or agent of the Lessee or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substance. For the purposes of any action brought under this paragraph, the Lessee hereby waives the defense of laches and any applicable statute of limitations.

     All costs and expenses incurred by the Lessor pursuant to this Section
16.4 (including court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Overdue Rate, from the date of expenditure until said sums have been paid. The Lessor shall be entitled to bid, at the sale of any Property held pursuant to subsection 16.4(e) above, the amount of said costs, expenses and interest in addition to the amount of the other Obligations hereby secured as a credit bid, which shall be deemed the equivalent of cash.
 The Lessee hereby waives any right to require that any security given hereunder or under any other agreement securing the Obligations be marshalled and further waives any right otherwise available in respect to marshalling of assets which secure any Obligation or to require the Lessor to pursue its remedies against any such assets.

     16.5 REMEDIES CUMULATIVE. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including any mortgage foreclosure remedies.

     16.6 LESSEE'S RIGHT TO CURE. Notwithstanding any provision contained in this Master Lease or any other Operative Document, if a Lease Event of Default has occurred and is continuing, the Lessee shall have the right to cure such Lease Event of Default by exercising its Early Purchase Option at any time prior to such time as a foreclosure upon or sale of the Property has been completed.

     16.7 LESSOR'S OBLIGATION TO SELL. In the event that the Lessor, pursuant to the exercise of any right arising under this

Lease, obtains both title to and possession of the Property (or any portion thereof), the Lessor shall thereafter use its commercially reasonable efforts to sell the Property (or such portion thereof): (i) to the Lessee in accordance with the provisions of Article XVII or (ii) to one or more unrelated third parties for Fair Market Value (it being the intention of the Lessor and the Lessee that the Lessor shall not have an unlimited and indefinite right to possess the Property for its own benefit or to lease the Property to parties other than the Lessee). Following such sale, any net amounts received by the Lessor in excess of the aggregate amount to which the Lessor, the Agent or any Participant is otherwise entitled under this Master Lease shall be promptly remitted by the Lessor to the Lessee. Notwithstanding the foregoing, the Lessor shall be under no obligation pursuant to this
Section 16.7 to sell the Property at a time, or in a manner, that would adversely affect the Lessor's ability to enforce its right to receive amounts otherwise payable to the Lessor by the Lessee under this Master Lease.

                                  ARTICLE XVII

                             LESSOR'S RIGHT TO CURE

     17.1 THE LESSOR'S RIGHT TO CURE THE LESSEE'S LEASE DEFAULTS. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to), remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by
Article XIII, and may, to the fullest extent permitted by Applicable Law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.

                                  ARTICLE XVIII

                               PURCHASE PROVISIONS

     18.1 EARLY PURCHASE OPTION. Subject to the conditions contained herein, and without limitation of the Lessee's purchase obligation pursuant to
Section 18.2 or 18.3, the Lessee shall have the option on any Scheduled Payment Date to purchase (or cause its designee to purchase) (a) any Property subject to this Master Lease at a price equal to the Property Balance for such Property on the date of such purchase or (b) all of the Properties subject to this Lease at a price equal to the Lease Balance on the date of such purchase. Lessee's purchase of less than all of the Properties pursuant to this Section 18.1 shall not restrict Lessee's ability to purchase any other Property at some other time, so long as Lessee complies with the provisions of this Section 18.1 and Lessee shall grant to Lessor any necessary licenses or easements with respect to the Property purchased by the Lessee for the benefit of the Property not purchased by the Lessee. The Lessee's exercise of its options pursuant to this Section 18.1 shall be subject to the delivery by Lessee of a Purchase Notice to the Lessor not less than sixty (60) days prior to such purchase, specifying the date of such purchase provided, however, that Lessee shall have the right to rescind such Purchase Notice within thirty (30) days from the delivery thereof. If the Lessee exercises its option pursuant to this Section 18.1 then, upon the Lessor's receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the applicable Properties in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. In addition to the foregoing and any other provision of this Master Lease, Lessee may exercise its Early Purchase Option at any time prior to (i) the execution of a sale contract for the sale of the Property to a third party so long as such execution occurs after the expiration or earlier termination of the Master Lease and Lessee is given fifteen (15) days' prior written notice of the material terms of such contract, or (ii) the completion of foreclosure proceedings by which the Master Lease is foreclosed as a mortgage.

     18.2 EXPIRATION DATE PURCHASE OBLIGATION. Unless (a) all of the Properties have been purchased by the Lessee pursuant to Article XV or
Section 18.1, or (b) the Lessee shall have properly exercised the Remarketing Option with respect to each Property then subject to this Master Lease and shall have fulfilled all of the conditions set forth in clauses (a) through (l) of Section 20.1 hereof and the Lessor shall have sold its interest in each Property then subject to this Master Lease pursuant thereto, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 21.1(a), the Lessee shall purchase (or cause its designee to purchase) from the Lessor, and the Lessor shall convey to the Lessee (or such designee), on the Expiration Date with respect to each Property then subject to this Master Lease all of the Lessor's interest in such Property for an amount equal to the Property Balance therefor. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance (subject to the terms and conditions set forth herein) shall be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including the obligation to pay the Lessor the Lease Balance on such Expiration Date.

     18.3 ACCELERATION OF PURCHASE OBLIGATION.

     (a) The Lessee shall be obligated to purchase for an amount equal to the Lease Balance the Lessor's interest in all of the Properties (notwithstanding any prior election to exercise its Early Purchase Option pursuant to Section 18.1) (i) automatically and without notice upon the occurrence of any Lease Event of Default specified in clause (g) or (h) of
Section 16.1 and (ii) as provided for in Section 16.2(e) immediately upon written demand of the Lessor upon the occurrence of any other Lease Event of Default.

    (b) The Lessee shall be obligated to purchase for an amount equal to the Lease Balance (plus all other amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing) immediately upon written demand of the Lessor the Lessor's interest in all of the Properties at any time during the Term when (i) the Lessor ceases to have title as contemplated by Section
11.1 (other than solely as a result of the imposition of Lessor Liens) or
(ii) any related Operative

Document to which the Lessee is a party shall cease to be in full force and effect, or shall cease to give the Lenders the Liens and other material rights, powers and privileges purported to be created thereby.

     (c) Any purchase under this Section 18.3 shall be in accordance with the procedures for transfer set forth in Section 21.1(a).

                                   ARTICLE XIX

                               RENEWAL PROCEDURES

     19.1 RENEWAL. Subject to the conditions set forth herein, the Lessee and the Lessor may agree to renew the Base Lease Term for any Property for a term (each, a "Renewal Term"), with each such Renewal Term to commence on the first day following the Expiration Date then in effect for such Property and end on the seventh anniversary of such day (or, if such anniversary is not a Business Day, the next succeeding Business Day). The effective extension of the Base Lease Term for any Property shall be subject to the satisfaction of each of the following conditions:

     (a) the Lessee shall have delivered, not later than 360 days prior to the Expiration Date then in effect for such Property, written notice to the Lessor and each Lender of the Lessee's request to extend the Base Lease Term for such Property;

     (b)  on both the date of delivery of the notice referred to in clause
(a) and on the Expiration Date then in effect for such Property, (i) no Event of Default shall have occurred and be continuing, and (ii) by delivery of written notice of its intent to renew the Base Lease Term, the Lessee shall be deemed to represent to the Lessor as to the matters set forth in clause
(i) of this condition (b);

     (c) the Lessee shall not have exercised the Remarketing Option with respect to such Property; and

     (d) the Lenders, in the exercise of their sole discretion, shall have agreed with the Lessee (w) to the extension of the Maturity Date with respect to the Loans and Equity Amounts relating to such Property, (x) upon the Rent applicable for such Renewal Term, (y) upon the conditions for permitting such renewal (including the delivery of an Appraisal satisfactory in form and substance to Lessor and each Lender and such other conditions as Lessor or any Lender, in its sole discretion, may request) and (z) upon such other modification to this Master Lease as the Lessor, Lenders and the Lessee then deem appropriate;

provided, however, that in no event shall the Renewal Term for any Property extend beyond the 40th anniversary of the Base Lease Term Commencement Date with respect to such Property.

                                   ARTICLE XX

                               REMARKETING OPTION

     20.1 OPTION TO REMARKET. Subject to the fulfillment of each of the conditions set forth in this Section 20.1, the Lessee shall have the option (the "Remarketing Option") to market and complete the sale for the Lessor of any Property then subject to this Master Lease.

     The Lessee's effective exercise and consummation of the Remarketing Option with respect to any Property shall be subject to the due and timely fulfillment of each of the following provisions as to the applicable Property as of the dates set forth below.

     (a) Not later than three hundred sixty (360) days prior to the Expiration Date for such Property, the Lessee shall give to the Lessor and the Lenders written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be revocable as set forth below.

     (b) Not later than one hundred twenty (120) days prior to the Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for such Property. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Properties. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered prior to the Expiration Date for such Property a Phase Two environmental assessment by such environmental consultant.

     (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no Lease Event of Default or Lease Default shall exist.

     (d) The Completion Date shall have occurred with respect to such Property prior to the Lessee's delivery of notice of its intention to exercise the Remarketing Option, all punch list items with respect to the Construction of such Property shall have been completed, and the appropriate Governmental Authority shall have issued permanent certificates of occupancy for all of the Improvements on such Property.

     (e) The Lessee shall have completed all Modifications, restoration and rebuilding of such Property pursuant to Sections 10.1 and 14.1 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case prior to the date on which the Lessee delivers notice of its intention to exercise the Remarketing Option with respect to such Property (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced with respect to such Property prior to the Expiration Date. The Lessee shall not have been excused pursuant to Section 12.1 from complying with any Applicable Law relating to such Property that involved the extension of the ultimate imposition of such Applicable Law beyond the Expiration Date for such Property. Any Permitted Liens (other than Lessor Liens) on such Property that were contested by the Lessee shall have been removed.

     (f) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use its commercially reasonable efforts to sell the Lessor's interest in such Property and will attempt to obtain the highest purchase price therefor. The Lessee will be responsible for hiring brokers and making such Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of such Property and any maintenance records relating to such Property by the Lessor, any Lender and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of such Property to any purchaser. All such market-ing of such Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to such Property for the purpose of inspecting the same.

     (g) The Lessee shall procure bids from one or more bona fide prospective purchasers and shall deliver to the Lessor and the Lenders not less than sixty (60) days prior to the Expiration Date for such Property a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest bid to purchase such Property. No such purchaser shall be the Lessee or any Subsidiary or Affiliate of the Lessee. The written offer must specify the Expiration Date for such Property as the closing date unless the Lessor and the Lenders shall otherwise agree in their sole discretion.

     (h) The Lessee shall submit all bids to the Lessor and the Lenders, and the Lessor will have the right to submit any one or more bids. Any sale by the Lessee shall be for the highest cash bid submitted to the Lessor. The determination of the highest bid shall be made by the Lessor prior to the end of the Marketing Period for such Property, and the Lessor shall retain the right to purchase the Property by submitting a bid one dollar ($1) in excess of the highest bid submitted to the Lessor. All bids shall be on an all-cash basis unless the Lessor and the Lenders shall otherwise agree in their sole discretion.

     (i) In connection with any such sale of such Property, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of such Property, including a commercially acceptable environmental indemnity regarding investigation and remediation costs for existing conditions to the extent the same are required by the purchaser. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of such Property. As to the Lessor, any such sale shall be made on an "AS IS, WHERE IS" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

     (j) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of any such sale, whether incurred by the Lessor or the Lessee, including the cost of all title insurance, surveys, Environmental Audits and other environmental reports, appraisals, transfer taxes, the Lessor's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

     (k) The Lessee shall pay to the Lessor on or prior to the Expiration Date for such Property (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Amount with respect to such Property plus all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date for such Property, in the type of funds specified in Section 3.4 hereof.

     (l) If the Gross Remarketing Proceeds for the sale of such Property is less than the difference between the Property Balance minus the Recourse Amount with respect to such Property, then Lessee shall pay to Lessor on or prior to the Expiration Date for such Property the amounts, if any, required to be paid pursuant to Section 13.2 of the Participation Agreement.

     (m) The purchase of such Property shall be consummated on the Expiration Date therefore and the gross proceeds (the "Gross Remarketing Proceeds") of the sale of such Property (I.E., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to Lessor; provided, however, that if the sum of the Gross Marketing Proceeds from such sale plus the Recourse Amount paid by the Lessee pursuant to the Section 20.1(k) above exceeds the Lease Balance as of such date, then the excess shall be paid to the Lessee on the Expiration Date.

     If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above, or the Property is not purchased as aforesaid, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee) as to the Property, in which event all of the Lessee's rights under this Section 20.1 shall immediately terminate and the

Lessee shall be obligated to purchase all of the Lessor's interest in the Property pursuant to Section 18.2 on the Expiration Date. Notwithstanding the foregoing, the Lessee may at any time during the Remarketing Period exercise its Early Purchase Option in accordance with Section 18.1, provided that the Lessee shall bear all costs arising out of or attributable to the cessation of remarketing efforts, including any costs, expenses, damages or liability which may be alleged by any prospective purchaser of the Property.

      20.2 CERTAIN OBLIGATIONS CONTINUE. During the Marketing Period for any Property, the obligation of the Lessee to pay Rent with respect to such Property (including the installment of Rent due on the Expiration Date for such Property) shall continue undiminished for the remainder of the Term.
The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XX.

                                   ARTICLE XXI

                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

     21.1 PROVISIONS RELATING TO CONVEYANCE OF ANY PROPERTY UPON PURCHASE BY THE LESSEE, REMARKETING OR CERTAIN OTHER EVENTS.

     (a) In connection with any termination of this Master Lease with respect to any Property pursuant to the terms of Article XV, in connection with any purchase or in connection with the Lessee's purchase of any Property in accordance with Section 18.1 or pursuant to the Construction Agency Agreement or in connection with the Lessee's Expiration Date Purchase Obligation or obligations under Section 16.2(e), then, upon the date on which this Master Lease is to terminate with respect to the applicable Property and upon the payment of all amounts due under Section 5.1 of the Construction Agency Agreement and upon tender by the Lessee of the amounts set forth in
Article XV, Sections 16.2(e), 18.1, 18.2 or 18.3, as applicable:

         (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a grant deed with respect to such Property or Properties, a quitclaim bill of sale with respect to the

     Equipment located on such Property or Properties and an assignment of the Lessor's entire interest in such Property or Properties (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to such Property or Properties not previously received by the Lessor and an assignment of leases of the Properties), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Deed of Trust and any Lessor Liens attributable to the Lessor;

         (ii) such Property or Properties shall be conveyed to the Lessee "AS IS, WHERE IS" and in its or their then present physical condition; and

         (iii) the Lessor shall execute and deliver to Lessee and the Lessee's title insurance company an affidavit as to the Lessor's title and the absence of Lessor Liens and shall execute and deliver to Lessee a statement of termination of this Master Lease and the Construction Agency Agreement, in each case to the extent such Operative Documents relate to such Property or Properties and shall use its commercially reasonable efforts to cause the Lenders to execute and deliver a release of the Deed of Trust relating to such Property, a release of the Assignment of Leases and Rents to the extent relating to such Property, and termination statements for any financing statements which are then of record naming the Lenders as the secured parties.

     (b) If the Lessee properly exercises the Remarketing Option with respect to any Property, then the Lessee shall, on the Expiration Date for such Property, and at its own cost, transfer possession of such Property to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens and the lien of the Deed of Trust, in good condition (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. The Lessee shall, on and within a reasonable time before and up to one year after the Expiration Date for such Property, cooperate reasonably with the Lessor and the independent purchaser(s) of such Property in order to facilitate such purchase, which cooperation shall include reasonable efforts with respect to the following, all of which the Lessee shall do on or before the Expiration Date for such Property or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of such Property and all know-how, data and technical information relating thereto, providing a current copy of the Plans and Specifications for such Property, granting or assigning all assignable licenses necessary for the operation and maintenance of such Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease.

                                  ARTICLE XXII

                              ESTOPPEL CERTIFICATES

     22.1 ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than ten (10) Business Days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an authorized officer of the Certifying Party (which, in the case of the Lessee, shall be a Responsible Employee) certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Master Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                  ARTICLE XXIII

                             ACCEPTANCE OF SURRENDER

     23.1 ACCEPTANCE OF SURRENDER. No surrender to the Lessor of this Master Lease or of all or any of the Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Loan Agreement and termination of the Commitments, the Lenders, and no act by the Lessor or the Lenders or any representative or agent of the Lessor or the Lenders, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIV

                               NO MERGER OF TITLE

     24.1 NO MERGER OF TITLE. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, (b) the fee or groundleasehold estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.

                                   ARTICLE XXV

                              INTENT OF THE PARTIES

     25.1 OWNERSHIP OF THE PROPERTIES.

     (a) It is the intent of the parties hereto that: (i) this Lease constitutes an "Operating Lease" pursuant to Statement of Financial Accounting Standards No. 12, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Properties in the Lessee. Accordingly, and notwithstanding any provision of this Lease to the contrary, the Lessor and the Lessee agree and declare that: (i) the transactions contemplated hereby are intended to have a dual, rather than single, form; and (ii) all references in this Lease to the "lease" of the Property which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of the Lessor and the Lessee as to the true form of such arrangements. The Lessee shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. The Lessor shall not file any federal, state or local income tax returns, reports or other statements in a manner inconsistent with the provisions of this Section 25.1.

     (b) It is the intent of the parties hereto that (i) the obligations of the Lessee under this Master Lease to pay Basic Rent and Supplemental Rent, Loan Balance, Lease Balance or Recourse Amount in connection with any purchase of a Property pursuant to this Master Lease shall be treated as payments of interest on and principal of, respectively, loans from the Lessor and the Lenders to the Lessee, and (ii) this Master Lease and the Lease Supplements grant a security interest and mortgage, as the case may be, on each Property to the Lessor to secure Lessee's performance under and payment of all amounts under this Master Lease and the other Operative Documents.

                                  ARTICLE XXVI

                                  MISCELLANEOUS

     26.1 SURVIVAL; SEVERABILITY; ETC. Anything contained in this Master Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Master Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin
D. Roosevelt, the former President of the United States, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Master Lease.

     26.2 AMENDMENTS AND MODIFICATIONS. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

                                        LAM RESEARCH CORPORATION



                                        By
                                           ------------------------------
                                           Name:
                                           Title:

                                        IBJTC LEASING CORPORATION-BSC


                                        By
                                           ------------------------------
                                           Name:
                                           Title:

     26.3 NO WAIVER. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

     26.4 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

     26.5 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     26.6 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     26.7 COUNTERPARTS. This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     26.8 GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS MASTER LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED.

     26.9 LIMITATIONS ON RECOURSE. The parties hereto agree that except as specifically set forth in this Master Lease or in any other Operative Document, Lessor shall have no personal liability whatsoever to the Lessee or its respective successors and assigns for any claim based on or in respect of this Master Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and the recourse shall be solely had against the Lessor's interest in the Properties and pursuant to the Lessor Guarantee; provided, however, that Lessor shall be liable in its individual capacity and The Industrial Bank of Japan Trust Company shall be liable under the Lessor Guarantee (a) for Lessor's willful misconduct or gross negligence (or negligence in the handling of funds), (b) for any Tax based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents, (c) for Lessor Liens on any Property which are attributable to Lessor and are not promptly removed on or prior to such Property has been purchased by the Lessee pursuant to the terms hereof, and (d) any breaches by Lessor of its obligation under this Master Lease and the Operative Documents.
 It is understood and agreed that, except as provided in the preceding sentence: (i) Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of Lessor to the Lessee are solely nonrecourse obligations except to the extent that it has received payment from others; and (iii) all such personal liability of Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by Lessor.

     26.10 ORIGINAL LEASE. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of the Participation Agent on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

     26.11 USURY SAVINGS CLAUSE. Nothing contained in this Master Lease or the other Operative Documents shall be deemed to require the payment of interest or other charges by the Lessee or any other Person in excess of the amount which the Lessor may lawfully charge under any applicable usury laws. In the event that the Lessor shall collect moneys under this Master Lease, which are deemed to constitute interest (including the Basic Rent or Supplemental Rent) which would increase the effective interest rate to a rate in excess of that permitted to be charged by Applicable Law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Lessor, be returned to the Lessee or credited against other amounts owed by the Lessee.

    IN WITNESS WHEREOF, the parties have caused this Master Lease be duly executed and delivered as of the date first above written.

                                        LAM RESEARCH CORPORATION



                                        By
                                           ------------------------------
                                           Name:
                                           Title:

                                        IBJTC LEASING CORPORATION-BSC


                                        By
                                           ------------------------------
                                           Name:
                                           Title:


THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Master Lease is hereby acknowledged as of the date hereof.


                                       IBJTC LEASING CORPORATION-BSC,
                                       as Participation Agent


                                        By
                                           ------------------------------
                                           Name:
                                           Title:

STATE OF _____________________,     )
                                    )  ss.
COUNTY OF ____________________.     )


      On March ___, 1996, before me, ___________________________, a Notary
Public in and for the State of _______________________, personally appeared ___________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and he or she acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

      WITNESS my hand and official seal.



Signature _________________________ (Seal)

STATE OF ____________,              )
                                    )  ss.
COUNTY OF ____________________.     )


     On March __, 1996, before me, ________________________ _______________, a Notary Public in and for the State of _____________, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and he or she acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

     WITNESS my hand and official seal.



Signature _________________________ (Seal)

                                   SCHEDULE I

                                  See Attached.

                                                                      EXHIBIT A
                                                                TO MASTER LEASE

Recording Requested By
And When Recorded Return To:

James Barton Duncan, Esq.
Pillsbury Madison & Sutro LLP
P.O. Box 7880
San Francisco, CA 94120

- -------------------------------------------------------------------------------

                            LEASE SUPPLEMENT No. ___
                            (And Memorandum of Lease)



     THIS LEASE SUPPLEMENT No. ___ (And Memorandum of Lease) (this "Lease Supplement") dated as of March __, 1996, between IBJTC LEASING
CORPORATION-BSC, a New York corporation, not in its individual capacity but solely as lessor or mortgagee (the "Lessor"), and LAM RESEARCH CORPORATION, a Delaware corporation, as lessee or mortgagor (the "Lessee").

     WHEREAS, the Lessor is the fee owner of the real property located in the County of Alameda, California more particularly described on Schedule 1 hereto (the "Land") and wishes to lease to Lessee the Land and any Improvements and the other items included within the definition of the "Property" set forth in the Lease (collectively the "Property");

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS; INTERPRETATION. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the Master Lease, dated as of March 27, 1996, between the Lessee and the Lessor; and the rules of interpretation set forth in Appendix 1 to the Master Lease shall apply to this Lease Supplement.

     2. THE PROPERTY. Attached hereto as Schedule 1 is the description of the Land. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Lessee, the Property shall be subject to the terms and provisions of the Lease. Subject to the terms and conditions of the Lease, the Lessor has leased and hereby leases to the Lessee for the Term (as defined below) of the Lease, the Lessor's interest in the Property, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Term, the Lessor's interest in the Property.

     3. PARTIES AND ADDRESSES. The Lease is dated as of March 27, 1996, between the Lessor, whose principal office is at 245 Park Avenue, New York, New York 10167, and the Lessee, whose principal office is at 4650 Cushing Parkway, Fremont, California 94538.

     4. LEASE TERM. The term of this Lease Supplement (the "Term") shall begin on or about March 29, 1996 and shall end no later than January 29, 2004, unless the Term is renewed or earlier terminated in accordance with the provisions of the Lease. The Lease contains successive option periods of seven (7) years each, which give Lessee the right, subject to the terms thereof, to extend the term of the Lease to January 29, 2037.

     5. OWNERSHIP OF THE PROPERTY. Article XXV of the Lease sets forth certain intentions of the parties regarding the nature of the Lease and the transactions connected therewith. The provisions of Article XXV are incorporated herein by this reference.

     6. LEASE EVENTS OF DEFAULT AND REMEDIES. Sections 16.2 through 16.6 of the Lease, which are hereby incorporated by reference, set forth the remedies available to Lessor in the event of a Lease Event of Default. Such remedies include the following provision:

     "In the event that (i) the Lessor reasonably determines, based upon an opinion of counsel, or (ii) a court of competent jurisdiction rules, that this Master Lease constitutes a mortgage, deed of trust or other secured financing with respect to any Property as is the intent of the parties pursuant to Article XXV, and subject to the availability of such remedy under Applicable Law, then the Lessor and the Lessee agree that the Lessee hereby mortgages and grants to the Lessor a Lien against Lessee's interest in each such Property WITH POWER OF SALE, for the purpose of securing all of the Lessee's obligations hereunder (including the payment of Basic Rent and Supplemental Rent) (collectively, the "Obligations")."

     7. PURCHASE OPTION. Articles XVIII, XX and XXI of the Lease contain various purchase options which may be exercised by the Lessee during the term of the Lease subject to the terms and conditions of said Articles of the Lease.

     8. LIENS. (a) THIS LEASE IS SUBJECT TO A CONSTRUCTION DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT IN FAVOR OF THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY, AS PARTICIPATION AGENT (THE "PARTICIPATION AGENT") UNDER THE PARTICIPATION AGREEMENT DATED AS OF MARCH __, 1996, AMONG THE LESSEE, THE LESSOR, THE PARTICIPATION AGENT AND THE LENDERS, NOT IN ITS INDIVIDUAL CAPACITY, WHICH IS BEING RECORDED SUBSTANTIALLY CONCURRENTLY HEREWITH.

     (b) NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, ANY LENDER NOR THE PARTICIPATION AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE PROPERTY.

     9. RATIFICATION. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

     10. ORIGINAL LEASE SUPPLEMENT. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Participation Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

     11. GOVERNING LAW. THE LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE THEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THE LEASE IS DEEMED TO CONSTITUTE A FINANCING, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND HEREBY AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

     12. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                        LAM RESEARCH CORPORATION



                                        By
                                           ------------------------------
                                           Name:
                                           Title:

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                        IBJTC LEASING CORPORATION-BSC


                                        By
                                           ------------------------------
                                           Name:
                                           Title:


THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.

                                        IBJTC LEASING CORPORATION-BSC,
                                        as Participation Agent

                                        By
                                           ------------------------------
                                           Name:
                                           Title:

STATE OF ____________,              )
                                    )  ss.
COUNTY OF ____________________.     )


     On March __, 1996, before me, ________________________ _______________, a Notary Public in and for the State of _____________, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and he or she acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

     WITNESS my hand and official seal.


Signature _________________________ (Seal)

STATE OF ____________,              )
                                    )  ss.
COUNTY OF ____________________.     )


     On March __, 1996, before me, ________________________ _______________, a Notary Public in and for the State of _____________, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and he or she acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

     WITNESS my hand and official seal.

Signature _________________________ (Seal)

                                                                   SCHEDULE 1

TO LEASE SUPPLEMENT No. ___ (And Memorandum of Lease Supplement)

                            LEGAL DESCRIPTION OF LAND

                                   SCHEDULE 2

                                 USE OF PROPERTY

- -------------------------------------------------------------------------------





                          CONSTRUCTION AGENCY AGREEMENT

                           dated as of March 27, 1996


                                     between


                         IBJTC LEASING CORPORATION-BSC,
                                  as the Lessor



                                       and



                            LAM RESEARCH CORPORATION,
                            as the Construction Agent






- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .   2
 1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II APPOINTMENT OF CONSTRUCTION AGENT . . . . . . . . . . . . .   2
 2.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 2.2  Acceptance: Construction . . . . . . . . . . . . . . . . . . . .   2
 2.3  Commencement of Construction . . . . . . . . . . . . . . . . . .   2
 2.4  Supplements to this Agreement. . . . . . . . . . . . . . . . . .   2
 2.5  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 2.6  Construction Documents . . . . . . . . . . . . . . . . . . . . .   3
 2.7  Scope of Authority . . . . . . . . . . . . . . . . . . . . . . .   3
 2.8  Covenants of the Construction Agent. . . . . . . . . . . . . . .   4
 2.9  Trigger Event. . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III THE IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . .   5
 3.1  Construction . . . . . . . . . . . . . . . . . . . . . . . . . .   5
 3.2  Amendments; Modifications. . . . . . . . . . . . . . . . . . . .   6
 3.3  Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IV PAYMENT OF FUNDS. . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V  CONSTRUCTION AGENCY AGREEMENT EVENTS OF
      DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
 5.1  Construction Agency Agreement Events of Default. . . . . . . . .   7
 5.2  Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 5.3  Remedies; Remedies Cumulative. . . . . . . . . . . . . . . . . .   8

ARTICLE VI NO CONSTRUCTION AGENCY FEE. . . . . . . . . . . . . . . . .   8
 6.1  No Construction Agency Fee . . . . . . . . . . . . . . . . . . .   8

ARTICLE VII MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .   9
 7.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 7.2  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .   9
 7.3  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .   9
 7.4  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .   9
 7.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 7.6  Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 7.7  Headings and Table of Contents . . . . . . . . . . . . . . . . .   9

                          CONSTRUCTION AGENCY AGREEMENT


     CONSTRUCTION AGENCY AGREEMENT, dated as of March 27, 1996 (this "Agreement"), between IBJTC LEASING CORPORATION-BSC, a New York corporation (the "Lessor"), and LAM RESEARCH CORPORATION, a Delaware corporation (in its capacity as construction agent under this Agreement, the "Construction Agent").

                              W I T N E S S E T H:

     WHEREAS, Lam Research Corporation, as Lessee and Mortgagee (in such capacity, the "Lessee"), and the Lessor, as Lessor and Mortgagor, are parties to that certain Master Lease and Mortgage, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Master Lease"), and certain Lease Supplements, pursuant to which the Lessee has agreed to lease from the Lessor, and the Lessor has agreed to lease to the Lessee, Property No. 1 and Property No. 2;

     WHEREAS, the Lessor and the Lessee are also parties to that certain Participation Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified, the "Participation Agreement"), among Lam Research Corporation, as the Lessee, Construction Agent and Guarantor, the Lessor, as Lessor and Participation Agent, The Industrial Bank of Japan, Limited, San Francisco Agency, as Agent and The Industrial Bank of Japan, Limited and the other financial institutions as may from time to time become parties to the Loan Agreement as Tranche A Lenders (the "Tranche A Lenders") or Tranche B Lenders (the "Tranche B Lenders" and, together with the Tranche A Lenders, the "Lenders"); and

     WHEREAS, subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent for the identification and acquisition of the Properties pursuant to the Participation Agreement and the construction of Improvements thereon in accordance with the applicable Plans and Specifications and pursuant to the Participation Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Improvements to be constructed in accordance with the applicable Plans and Specifications and pursuant to the Participation Agreement and this Agreement, in each case in accordance with the terms herein set forth;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINED TERMS. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A to this Agreement for all purposes hereof; and the rules of interpretation set forth in Appendix A to this Agreement shall apply to this Agreement.

                                   ARTICLE II

                        APPOINTMENT OF CONSTRUCTION AGENT

     2.1 APPOINTMENT. Pursuant to and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent for the acquisition of Property No. 1 and Property No. 2, and the construction of Improvements thereon in accordance with this Agreement, the Master Lease, the Participation Agreement, and the Plans and Specifications for such Properties and in compliance in all material respects with all requirements of Law and Insurance Requirements.

     2.2 ACCEPTANCE: CONSTRUCTION. The Construction Agent hereby unconditionally accepts its designation and appointment as Construction Agent. The Construction Agent will cause the Improvements to be constructed on each Property in accordance with this Agreement, the Master Lease, the Participation Agreement and the applicable Plans and Specifications therefor and in compliance in all material respects with all Requirements of Law and Insurance Requirements.

     2.3 COMMENCEMENT OF CONSTRUCTION. The Construction Agent hereby agrees that no Construction shall be undertaken on a Property until all permits and approvals required by any Governmental Authority or under applicable Requirements of Law in connection with the Construction being paid for by any particular Advance have been obtained.

     2.4 SUPPLEMENTS TO THIS AGREEMENT. On the Acquisition Date of each Property, the Lessor and the Construction Agent shall each execute and deliver a supplement to this Agreement in the form of Exhibit A attached hereto, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the construction of applicable Improvements and development of such Property will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement.

     2.5 TERM. This Agreement shall commence on the Documentation Date and shall terminate with respect to any given Property upon the first to occur of:

           (a) payment by the Lessee of the Property Balance and termination of the Master Lease with respect to such Property in accordance with
     Article XV or XVIII of the Master Lease;

           (b) the Expiration Date or other expiration or earlier termination of the Master Lease with respect to such Property;

           (c)  termination of this Agreement pursuant to Article V hereof; and

           (d) the occurrence of the Completion Date with respect to such Property.


     2.6 CONSTRUCTION DOCUMENTS. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees, consultants or attorneys-in-fact, and the Construction Agent shall enter into such agreements with architects, engineers, consultants and contractors as the Construction Agent deems necessary or desirable for the construction of Improvements pursuant hereto (the "Construction Documents"); PROVIDED, HOWEVER, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; PROVIDED, FURTHER, that contemporaneously with the execution and delivery of this Agreement, the Construction Agent will execute and deliver to the Lessor the Construction Documents Assignment in the form of Annex I attached hereto, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the Construction Agent's rights under and interest in such Construction Documents, subject to the terms and conditions of such Construction Documents. All Construction documents shall provide that Construction Agent's interest therein may be assigned to the Lessor as contemplated hereunder without the need for further consent of any party to the Construction Documents. As part of the Insurance Requirements for its Construction of Improvements, Construction Agent (and its general contractor) shall maintain policies of casualty and liability insurance required under any Deed of Trust encumbering any Property on which such Improvements are constructed.

     2.7  SCOPE OF AUTHORITY.

     (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder, including, without limitation:

           (i) identification, if necessary, and assistance with the acquisition of each Property in accordance with the terms and conditions of the Participation Agreement;

           (ii) all design and supervisory functions relating to the construction of Improvements and performing all engineering work related to the construction of Improvements;

           (iii) negotiating and entering into all contracts or arrangements to procure and transport the equipment and materials necessary to construct Improvements;

           (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law (including Environmental Laws), from all Governmental Authorities in connection with the development and construction of Improvements on each Property in accordance with the applicable Plans and Specifications;

           (v) maintaining all books and records with respect to the construction, operation and management of the Properties; and

           (vi) performing any other acts necessary in connection with the identification and acquisition of the Properties and construction and development of Improvements in accordance with the applicable Plans and Specifications.

     (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any material liability or obligation on the Lessor for which the Lessor is not indemnified by the Construction Agent or the Lessee under this Agreement or any of the other Operative Documents.

     (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of Improvements.

     2.8 COVENANTS OF THE CONSTRUCTION AGENT. The Construction Agent hereby covenants and agrees with respect to each Property that it will:

     (a) cause Construction of the Improvements on such Property to be completed in a good and workmanlike manner in accordance with the applicable Plans and Specifications for such Property and in accordance in all material respects with all Requirements of Law and Insurance Requirements and free of material defect in design or construction;

     (b) notify the Lessor in writing not less than thirty (30) Business Days after the Lessee obtains knowledge of the occurrence of any Force Majeure Event, which notice shall specify in detail the nature of such Force Majeure Event, the estimated duration thereof and impacts on Construction of the affected Improvements; and

     (c) cause the Completion Date for such Property to occur on or prior to the Outside Completion Date for such Property, and cause all Liens (including, without limitation, stop notices, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Improvements), other than Permitted Liens, to be discharged or bonded off if disputed in good faith by the Construction Agent.

     2.9 TRIGGER EVENT. If the Completion Date for any Property shall not have occurred on or prior to the Outside Completion Date for such Property, then a "Trigger Event" shall be deemed to have occurred with respect to such Property. Upon the occurrence of a Trigger Event, the Construction Agent shall purchase the applicable Property on the Outside Completion Date therefor in accordance with the terms and subject to the conditions, restrictions and limitations of the Master Lease.

                                   ARTICLE III

                                THE IMPROVEMENTS

     3.1 CONSTRUCTION. The Construction Agent shall cause all Improvements to be constructed, equipped, maintained and used in compliance with the requirements of this Agreement, the Master Lease, the Participation Agreement and, in all material respects, all Requirements of Law and Insurance Requirements. The Construction Agent shall cause all materials used in Construction of a Property (a) to be purchased in a manner that will result in the ownership thereof vesting unconditionally in the Lessor, free from all liens, charges, encumbrances and security interests, on delivery of such materials to the Land (other than (i) Uniform Commercial Code liens that attach in favor of the materialmen or subcontractors that supply and/or install the materials and (ii) the lien of any Lender Deeds of Trust), (b) to be stored at the Land under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects and (c) to be covered by the insurance policies required under this Agreement, the Master Lease and the Participation Agreement. The Construction Agent shall, upon the request of the Lessor, deliver to the Lessor copies of any contracts, bills of sale, statements, receipts, vouchers or agreements for the materials used in the Construction of, or incorporated or to be incorporated into, the Improvements.

     3.2 AMENDMENTS; MODIFICATIONS. The Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the other Operative Documents, at any time during the term hereof revise, amend or modify the Plans and Specifications referred to in the Participation Agreement with respect to any Property without the written consent of the Lessor; PROVIDED, HOWEVER, that the Lessor's written consent will be required in the following instances except if and to the extent that such revision, amendment or modification constitutes a Required Modification (as defined in Section 10.1 of the Master Lease): (x) such revision, amendment or modification would result in the Completion Date of the Improvements on such Property occurring after the Outside Completion Date for such Property, or
(y) such revision, amendment or modification would result in the Property Cost for such Property exceeding 120% of the Property Cost for such Property, as estimated in good faith by the Construction Agent, prior to giving effect to such revision, amendment or modification, or (z) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Property, would be to reduce the Fair Market Sales Value of such Property in a material respect when completed.

     3.3 CASUALTY, CONDEMNATION AND FORCE MAJEURE EVENTS. If at any time prior to the Completion Date with respect to any Improvements there occurs a Casualty or a Force Majeure Event or the Lessor or the Construction Agent receives notice of a Condemnation, then, except as otherwise provided in
Article XV
of the Master Lease, in each case the Construction Agent shall in accordance with Article XIV of the Master Lease promptly and diligently complete the Construction of the Improvements in accordance with the applicable Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Outside Completion Date.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

     4.1  FUNDING OF LAND ACQUISITION COSTS AND PROPERTY IMPROVEMENT COSTS.

     (a) In connection with the acquisition of any Property and during the course of the Construction of the Improvements of any Property, the Construction Agent may request that the Lessor advance funds for the payment of Land Acquisition Costs or Property Improvement Costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request funds and the Lessor's obligation to advance funds for the payment of Land Acquisition Costs or Property Improvement Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Documents.

     (b) The proceeds of any funds made available to the Lessor to pay Land Acquisition Costs or Property Improvement Costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Land Acquisition Costs or Property Improvement Costs set forth in the Funding Request relating to such funds and such funds shall be received and held in trust for the Lessor by the Construction Agent for such purpose. If, for any reason, the aggregate cost to complete construction of all Improvements commenced on any Property exceeds the sum of the then Available Commitments for such Property, then all such costs in excess of such Available Commitments shall be borne by the Lessee from its own funds.

                                    ARTICLE V

                 CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT

     5.1 CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT. If any one or more of the following events (each a "Construction Agency Agreement Event of Default") shall occur:

     (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent for the acquisition of Land and the construction of Improvements to the payment of Land Acquisition Costs or Property Improvement Costs, as the case may be, in accordance with this Agreement, the Participation Agreement and the other Operative Documents; or

     (b)  any Lease Event of Default shall have occurred and be continuing;

then, in any such event, subject to Section 5.3, the Lessor may, in addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as it relates to any Property involved in the Construction Agency Agreement Event of Default, separately (in the Lessor's sole discretion), by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Property or Properties or all of the Properties (as the case may be) and all rights of the Construction Agent and all obligations of the Lessor under this Agreement with respect to such Property or Properties or all of the Properties (as the case may be) shall cease. The Construction Agent shall pay upon demand all costs, expenses, losses (other than losses with respect to profits or future interest income), expenditures and damages (including, without limitation, attorneys' fees) incurred by or on behalf of the Lessor in connection with any Construction Agency Agreement Event of Default.

     5.2 DAMAGES. The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination.

     5.3  REMEDIES; REMEDIES CUMULATIVE.

     (a) If a Construction Agency Agreement Event of Default shall have occurred and be continuing, the Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise. Notwithstanding the foregoing, if a Construction Agency Agreement Event of Default hereunder relates to one or more Properties, the Construction Agent shall have the right to cure such Construction Agency Agreement Event of Default by purchasing such Property or Properties from the Lessor in accordance with the terms and subject to the conditions, restrictions and limitations of Section 18.1 of the Master Lease.

     (b) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                   ARTICLE VI

                           NO CONSTRUCTION AGENCY FEE

     6.1 NO CONSTRUCTION AGENCY FEE. All obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction Agent will not be entitled to, and the Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall have no obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor and the Construction Agent entering into the Master Lease and the other Operative Documents.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 NOTICES. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing (including by facsimile) in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 15.3 of the Participation Agreement.

     7.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and assigns.

     7.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     7.4 AMENDMENTS AND WAIVERS. The Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.

     7.5 COUNTERPARTS. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.7 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Construction Agency Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      LAM RESEARCH CORPORATION,
                                      as Construction Agent



                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------



                                      IBJTC LEASING CORPORATION-BSC,
                                      as the Lessor



                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------

                                                                         ANNEX I
                                                TO CONSTRUCTION AGENCY AGREEMENT


                        CONSTRUCTION DOCUMENTS ASSIGNMENT


     FOR VALUE RECEIVED, and to secure the performance by LAM RESEARCH CORPORATION, a Delaware corporation (hereinafter referred to as either the "Lessee" or "Assignor"), of all of its obligations under that certain Construction Agency Agreement dated as of March 27, 1996 (as the same may be amended, modified or restated from time to time, and together with all supplements thereto, the "Construction Agency Agreement"), between the Lessee and IBJTC LEASING CORPORATION-BSC, a New York corporation, as the Lessor (the "Lessor" or "Secured Party"), the Lessee does hereby absolutely and irrevocably quitclaim, sell, assign, transfer and set over unto the Secured Party and its successors and assigns, all of the Lessee's right, title and interest in and to the following, subject, in each case, to the terms thereof (referred to collectively herein as the "Collateral" ):

            (i) all construction contracts of any sort or nature relating to the Construction of the Properties, as each such contract may hereafter be supplemented, modified or amended from time to time (collectively, the "Construction Contracts");

            (ii) all architectural and engineering services agreements pertaining to the Construction of the Properties, as each such agreement may hereafter be supplemented, modified or amended from time to time (collectively, the "Architect's Agreements");

            (iii) all plans, specifications, drawings, reports and surveys of any and every kind heretofore or hereafter prepared for use in connection with the Construction of the Properties (including, without limitation, the Plans and Specifications for each Property), and any supplements, amendments or modifications thereto (collectively, the "Plans"); and

            (iv) all building and other permits, licenses and approvals which are necessary or useful to the

                                   Annex I-1
     commencement and completion of the Construction of the Properties, or otherwise relate to the Construction of the Properties, heretofore or hereafter obtained or applied for by or on behalf of the Assignor or any architects, engineers or contractors working on any aspect of the Construction, and any deposits made in connection therewith (collectively, the "Permits");

PROVIDED, HOWEVER, that the Secured Party shall have no obligation or liability of any kind under or with respect to the Construction Contracts, the Architect's Agreements, the Permits or the Plans, either before or after the Secured Party's exercise of any rights hereby granted to it, except to the extent due to the negligence or willful misconduct of the Secured Party, and the Assignor agrees to save and hold the Secured Party harmless of and from, and to indemnify the Secured Party against, any and all such obligations and liabilities, contingent or otherwise, including without limitation attorneys' fees and expenses incurred in connection therewith.

     This Construction Documents Assignment shall inure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the Assignor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due the Secured Party from the Assignor under or with respect to the Lease or any of the other Operative Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"), have been fully paid, performed and satisfied, and all Commitments have terminated, at which time this Construction Documents Assignment will terminate. The Secured Party will not exercise any of its rights hereunder until there shall have occurred and be continuing a Construction Agency Agreement Event of Default or Lease Event of Default.

     For purposes of completing the Construction after any Construction Agency Agreement Event of Default or Lease Event of Default shall have occurred and be continuing, the Secured Party may, at its option, further assign its right, title and interest in the Collateral without the consent of the Assignor, or any contractor or architect.

     This Construction Documents Assignment is a present, perfected and absolute assignment; PROVIDED, HOWEVER, that the

                                   Annex I-2

Secured Party shall not have the right to undertake completion of the Construction or directly to enforce the provisions of any Construction Contract or any Architect's Agreement until a Construction Agency Agreement Event of Default or Lease Event of Default shall have occurred and be continuing. During the continuance of any such Event of Default, the Secured Party may, without affecting any other right or remedy available to it, exercise its rights under this Construction Documents Assignment as provided herein in any manner permitted by law. If any notice to the Assignor is required by law, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to the date of intended action.

     This Construction Documents Assignment may be effectively waived, modified, amended or terminated only by a written instrument executed by the Secured Party and the Lessee. Any waiver by the Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of the Secured Party. The parties hereto acknowledge and agree that this Construction Documents Assignment is made with the consent of the Lenders and in recognition of the fact that the Lessor has simultaneously herewith assigned substantially all of its right, title and interest in and to the Master Lease in consideration of the Lenders' making of the Loans.

     Capitalized terms used but not otherwise defined in this Construction Documents Assignment have the respective meanings specified in Appendix A to the Construction Agency Agreement; and the rules of interpretation set forth in Appendix A to the Construction Agency Agreement shall apply to this Construction Documents Assignment.

                                   Annex I-3

     THIS CONSTRUCTION DOCUMENTS ASSIGNMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Construction Documents Assignment as of this _____ day of March, 1996, pursuant to proper authority duly granted.


                                      LAM RESEARCH CORPORATION,
                                      as Lessee and Assignor



                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------


                                   Annex I-4

                                    EXHIBIT A

                   SUPPLEMENT TO CONSTRUCTION AGENCY AGREEMENT

               Supplement No. __ to Construction Agency Agreement


     THIS SUPPLEMENT NO. __ (this "Supplement") to Construction Agency Agreement dated as of March 27, 1996, between IBJTC LEASING CORPORATION-BSC, a New York corporation (the "Lessor") and LAM RESEARCH CORPORATION, a Delaware corporation (in its capacity as construction agent, the "Construction Agent"). Capitalized terms used but not otherwise defined in this Supplement have the respective meanings specified in Appendix A to the Construction Agency Agreement referred to below; and the rules of interpretation set forth in Appendix A to the Construction Agency Agreement shall apply to this Supplement.

                              W I T N E S S E T H:

     WHEREAS, the Lessor, as "Lessor," and Lam Research Corporation, as "Lessee" (in such capacity, the "Lessee"), are parties to that certain Master Lease and Mortgage, dated as of March 27, 1996 (as amended, supplemented or otherwise modified pursuant thereto, the "Master Lease"), and certain Lease Supplements, pursuant to which the Lessee has agreed to lease certain properties with the improvements thereon from the Lessor;

     WHEREAS, the Lessor and the Lessee are also parties to that certain Construction Agency Agreement, dated as of March 27, 1996 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"), pursuant to which (i) the Lessor has appointed the Lessee as its sole and exclusive agent in connection with the identification and acquisition of the Land and construction of Improvements in accordance with the Plans and Specifications, and (ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of Improvements on each Property to be completed in accordance with the Plans and Specifications therefor; and

                                Exhibit A-1

     WHEREAS, subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Property described in Schedule 1 and wish to execute this Supplement to provide therefor;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the Construction of the Improvements on the Land described in Schedule 1 in accordance with the Plans and Specifications.

     2. The Construction Agent hereby represents and warrants to the Lessor that attached hereto as Schedule 2 is a true, correct and complete copy of the Plans and Specifications for Improvements on the Land described in
Schedule 1, as in effect on the date hereof.

     3. Each of the Lessor and the Construction Agent acknowledges and agrees that the Construction of Improvements and development of the Property described in Schedule 1 shall be governed by the terms of the Construction Agency Agreement.

     4. The amount of Estimated Improvement Costs relating to the Property described in Schedule 1 is $________. The Land Acquisition Cost of the Land described in Schedule 1 is $________.


                                Exhibit A-2

     5. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      LAM RESEARCH CORPORATION,
                                      as Construction Agent


                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------



                                      IBJTC LEASING CORPORATION-BSC,
                                      as Lessor


                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------





                                Exhibit A-3

                                                        Schedule 1 to Supplement

                          DESCRIPTION OF PROPERTY NO.















                                Exhibit A-4

                                                        Schedule 2 to Supplement

                            PLANS AND SPECIFICATIONS


















                                Exhibit A-5

- -------------------------------------------------------------------------------




                                 LOAN AGREEMENT


                           dated as of March 27, 1996


                                      among


                         IBJTC LEASING CORPORATION-BSC,
                                    as Lessor


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              as Tranche A Lender,


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              as Tranche B Lender,


                                       and


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              SAN FRANCISCO AGENCY
                            as Agent for the Lenders.

                       __________________________________


                         Lam Research Corporation Lease





- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I DEFINITIONS; INTERPRETATION. . . . . . . . . . . . . . . . . . . 2

ARTICLE II AMOUNT AND TERMS OF LENDERS' COMMITMENTS. . . . . . . . . . . . 2
     2.1  Tranche A Loan Commitments and Tranche B Loan Commitments. . . . 2
     2.2  Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . . 2
     2.3  Interest Payment Loans . . . . . . . . . . . . . . . . . . . . . 2
     2.4  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.5  Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.6  Interest Rates and Payment Dates . . . . . . . . . . . . . . . . 4
     2.7  Computation of Interest. . . . . . . . . . . . . . . . . . . . . 4
     2.8  Pro Rata Treatment and Payments. . . . . . . . . . . . . . . . . 5

ARTICLE III CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . 5
     3.1  Conditions to Effectiveness. . . . . . . . . . . . . . . . . . . 5
     3.2  Conditions to Each Loan. . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . 6
     4.1  [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . 6

ARTICLE V PAYMENTS AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . 6
     5.1  Payments and Distributions . . . . . . . . . . . . . . . . . . . 6

ARTICLE VI LOAN AGREEMENT EVENTS OF DEFAULT. . . . . . . . . . . . . . . . 6
     6.1  Loan Agreement Events of Default . . . . . . . . . . . . . . . . 6
     6.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VII CERTAIN REMEDIAL MATTERS; RELEASE. . . . . . . . . . . . . .  10
     7.1  Certain Remedial Matters . . . . . . . . . . . . . . . . . . .  10
     7.2  Release of Properties, etc.. . . . . . . . . . . . . . . . . .  10

ARTICLE VIII THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . .  11
     8.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     8.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . .  11
     8.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . .  11
     8.4  Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . .  12
     8.5  Notice of Default. . . . . . . . . . . . . . . . . . . . . . .  12
     8.6  Non-Reliance on Agent and Other Lenders. . . . . . . . . . . .  13
     8.7  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  13
     8.8  Agent in Its Individual Capacity . . . . . . . . . . . . . . .  14
     8.9  Successor Agent. . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  15
     9.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . .  15
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     9.3  No Waiver: Cumulative Remedies . . . . . . . . . . . . . . . .  15
     9.4  Survival of Representations and Warranties . . . . . . . . . .  15
     9.5  Successors and Assigns; Assignment by Lessor . . . . . . . . .  16
     9.6  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     9.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  16
     9.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . .  16
     9.9  Intention. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     9.10 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . .  16


EXHIBITS

Exhibit A      Tranche A Note
Exhibit B      Tranche B Note

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT dated as of March 27, 1996 (this "Loan Agreement"), among IBJTC LEASING CORPORATION-BSC,a New York corporation (the "Lessor"), THE INDUSTRIAL BANK OF JAPAN, LIMITED ("IBJ" and, together with its permitted successors, assigns and transferrees, the "Lenders"), as Tranche A Lenders (in such capacity, collectively, the "Tranche A Lenders") and as Tranche B Lenders (in such capacity, collectively, the "Tranche B Lenders"), and THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY, as Agent for the Lenders (in such capacity, the "Agent"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Participation Agreement dated as of the date hereof (the "Participation Agreement"), among Lam Research Corporation, a Delaware corporation (the "Lessee"), as Lessee, Construction Agent and Guarantor, the Lessor, as Lessor and Participation Agent, the Lenders and The Industrial Bank of Japan, Limited, San Francisco Agency, as Agent, the Lessor has agreed, subject to the terms thereof, to make Equity Amounts available to the Lessor from time to time during the Commitment Period, and the Lessor has agreed, subject to the terms thereof, to make Advances to the Lessee from time to time during the Commitment Period;

     WHEREAS, the Lessor desires to obtain Commitments from the Tranche A Lenders pursuant to which Tranche A Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $48,140,000, will be made to the Lessor from time to time prior to the Maturity Date;

     WHEREAS, the Lessor desires to obtain Commitments from the Tranche B Lenders pursuant to which Tranche B Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $7,540,000, will be made to the Lessor from time to time prior to the Maturity Date;

     WHEREAS, the Tranche A Lenders and Tranche B Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article III), to make Tranche A Loans and Tranche B Loans, respectively, to the Lessor; and

     WHEREAS, the Lessor will use the proceeds of such Loans to fund Advances to the Lessee pursuant to the Participation Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     Capitalized terms used but not otherwise defined in this Loan Agreement have the respective meanings specified in Appendix A to this Loan Agreement; and the rules of interpretation set forth in Appendix A to this Loan Agreement shall apply to this Loan Agreement.

                                   ARTICLE II

                    AMOUNT AND TERMS OF LENDERS' COMMITMENTS

     2.1  TRANCHE A LOAN COMMITMENTS AND TRANCHE B LOAN COMMITMENTS.

     (a) Subject to the terms and conditions hereof and of the Participation Agreement, each Tranche A Lender severally agrees to make loans (the "Tranche A Loans") to the Lessor from time to time during the Commitment Period for the purpose of enabling the Lessor to acquire the Properties and to pay Land Acquisition Costs and Property Improvement Costs, in an aggregate original principal amount not to exceed the amount of such Tranche A Lender's Commitment. No amounts paid or prepaid with respect to any Tranche A Loan may be reborrowed.

     (b) Subject to the terms and conditions hereof and of the Participation Agreement, each Tranche B Lender severally agrees to make loans (the "Tranche B Loans") to the Lessor from time to time during the Commitment Period for the purpose of enabling the Lessor to acquire the Properties and to pay Land Acquisition Costs and Property Improvement Costs, in an aggregate original principal amount not to exceed the amount of such Tranche B

Lender's Commitment. No amounts paid or prepaid with respect to any Tranche B Loan may be reborrowed.

     2.2 BORROWING PROCEDURE. Upon receipt by each Lender of a Funding Request from the Lessee in accordance with Section 3.4(a) of the Participation Agreement, the Lessor shall be deemed to have requested a borrowing of Loans from each Lender in an amount equal to such Lender's Commitment Percentage of the aggregate Advance requested by such Funding Request. On the terms and subject to the conditions of this Loan Agreement and the Participation Agreement (including without limitation the satisfaction of the applicable conditions precedent set forth in Article VI of the Participation Agreement), the Lenders shall make Loans to the Lessor on the Funding Date set forth in such Funding Request.

     2.3 INTEREST PAYMENT LOANS. On each date which is five (5) Business Days prior to any Scheduled Payment Date, unless otherwise requested by the Lessor by written notice to the Lenders at least five (5) Business Days prior to such Scheduled Payment Date (stating that the payment of such accrued interest shall be paid with funds received from the Lessee for such purpose), the Lessor shall be deemed to have requested a borrowing pursuant to Section
2.2 of Loans ("Interest Payment Loans") in an amount equal to the aggregate amount of accrued interest due and payable on such date with respect to the Loans allocated to the Property Improvement Costs of the Construction Period Properties. The Funding Date with respect to any such borrowing shall be the relevant Scheduled Payment Date (provided that the making of the Loans pursuant to such borrowing shall be subject to satisfaction of the applicable conditions precedent set forth in Article VI of the Participation Agreement) and the proceeds of such borrowing shall be deemed to be applied to pay such accrued interest. On each such Funding Date, an Interest Payment Loan shall be automatically deemed made in accordance with such deemed request, and each of the Property Improvement Cost and the Property Balance of each Construction Period Property shall be increased by an amount equal to the interest paid on such date with respect to such Property with the proceeds of such borrowing.

     2.4 NOTES. The Loans made by each Lender shall be evidenced by a promissory note of the Lessor, substantially in the form of Exhibit A, in the case of Tranche A Loans (each, a "Tranche A Note"), or Exhibit B, in the case of Tranche B Loans

(each, a "Tranche B Note"), with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the initial Commitment of such Lender. Each Lender is hereby authorized to record the date and amount of each Loan made by such Lender, each continuation thereof, the date and amount of each payment or prepayment of principal thereof and the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in such recordation shall not affect the Lessor's obligations hereunder or under such Note. Each Note shall (i) be dated the date of the initial Funding Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with this Loan Agreement.

     2.5  PREPAYMENTS.

     (a) VOLUNTARY. The Lessor may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (subject to Section 13.10 of the Participation Agreement), upon at least four Business Days' written notice to each Lender specifying the date and amount of prepayment and the Property to which such Loans are allocable. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to
Article XIII (including without limitation Section 13.10) of the Participation Agreement.

     (b) MANDATORY. Notwithstanding the foregoing, all amounts payable by the Lessee pursuant to Article XV, XVIII or XX of the Master Lease shall be used to prepay the Loans and the Equity Amounts and shall be applied to the Loans and the Equity Amounts in the manner set forth in Article IVA of the Participation Agreement.

     2.6 INTEREST RATES AND PAYMENT DATES. (a) Each Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate (Reserve Adjusted) determined for such day plus the Applicable A-Margin, in the case of Tranche A Loans, or the Applicable B-Margin, in the case of Tranche B Loans, provided, however, that from the date of the initial Funding Date until April 2,

1996 (the "Interim Interest Period"), each Loan shall bear interest for each day during the Interim Period at a rate per annum equal to the Alternate Base Rate.

     (a) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

     (b) Interest shall be payable in arrears on each Scheduled Payment Date, provided that (i) interest accruing pursuant to clause (b) of this
Section 2.6 shall be payable from time to time on demand and (ii) each prepayment of the Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

     2.7  COMPUTATION OF INTEREST.

     (a) Interest on the Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed at all times that interest is calculated by reference to the Alternate Base Rate, and interest shall be calculated at all other times on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Lessor and the Lenders of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Lessor and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Loan Agreement shall be conclusive and binding on the Lessor and each Lender in the absence of manifest error. The Agent shall, at the request of the Lessor, deliver to the Lessor a statement showing the quotations used by the Agent in determining any interest rate pursuant to
Section 2.7(a).

     2.8 PRO RATA TREATMENT AND PAYMENTS. Each borrowing by the Lessor from the Lenders hereunder shall be made pro rata among the Tranche A Lenders and Tranche B Lenders according to the respective Commitment Percentage of each such Lender. Except as otherwise provided in
Article IVA of the Participation Agreement, each payment (including each prepayment) by the Lessor on account of principal of and interest on the Loans shall be made pro rata among the Tranche A Lenders and Tranche B Lenders according to the respective outstanding principal amounts of the Loans then held by each such Lender. Subject to Article V, all payments (including prepayments) to be made by the Lessor hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff or counterclaim and shall be made by the Lessor to the applicable Lender prior to 2:00 p.m., New York time, to such Lender's Payment Office specified in Schedule IV to the Participation Agreement (or to such other office as may be designated by such Lender from time to time in a written notice to the Lessor) in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment is due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m., New York time, on the date due shall for the purpose of Section 6.1 be deemed received on such day; provided, however, that for the purposes of Section 2.7(b), such payments shall be deemed received on the next succeeding Business Day and, unless the Lenders are otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in Section 2.7(b).

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     3.1 CONDITIONS TO EFFECTIVENESS. This Loan Agreement shall be effective on the initial Funding Date.

     3.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the applicable conditions precedent thereto set forth in Article VI of the Participation Agreement.

                                   ARTICLE IV

                             [INTENTIONALLY OMITTED]

     4.1  [INTENTIONALLY OMITTED].


                                    ARTICLE V

                           PAYMENTS AND DISTRIBUTIONS

     5.1 PAYMENTS AND DISTRIBUTIONS. All payments to be made by the Lessor hereunder, and all payments due and payable to the Lenders pursuant to any other Operative Document, shall be distributed by the Participation Agent to the Participants in accordance with Article IVA of the Participation Agreement.

                                   ARTICLE VI

                        LOAN AGREEMENT EVENTS OF DEFAULT

     6.1 LOAN AGREEMENT EVENTS OF DEFAULT. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Loan Agreement Event of Default":

     (a) The Lessor shall (i) default in the payment when due (including, without limitation, pursuant to Section 2.5(b)) of any principal of the Loans or (ii) default, and such default shall continue for ten (10) or more days, in the payment when due of any interest on the Loans or (iii) default, and such default shall continue for ten (10) or more days after the Lessor's receipt of notice of such default, in the payment of any other amounts owing hereunder or under any other Loan Document to which it is a party; or

     (b) The Lessor shall default in the due performance or observance by it of any term, covenant or agreement contained in this Loan Agreement or the Notes (other than those referred to in clause (a) above), and such default shall have continued unremedied for a period of at least thirty (30) days after the

Lessor's receipt of notice thereof from the Agent or Tranche A Lenders holding a majority of the outstanding Tranche A Loans or Tranche B Lenders holding a majority of the outstanding Tranche B Loans;

     (c) Any representation, warranty or statement made or deemed made by the Lessor herein or in any other Loan Document or the Participation Agreement, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made, and such misrepresentation or breach of warranty shall remain unremedied for a period of at least thirty (30) days after notice to the Lessor from the Agent or Tranche A Lenders holding a majority of the outstanding Tranche A Loans or Tranche B Lenders holding a majority of the outstanding Tranche B Loans; or

     (d)  Any Lease Event of Default shall have occurred and be continuing; or

     (e) The Lessor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Lessor and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Lessor and is not removed within ninety (90) days; or the Lessor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Lessor; or there is commenced against the Lessor any such proceeding which remains undismissed for a period of ninety (90) days; or the Lessor is adjudicated insolvent or bankrupt which adjudication is not withdrawn or reversed within ninety (90) days; or any order of relief or other order approving any such case or proceeding is entered which order is not withdrawn or reversed within ninety
(90) days; or the Lessor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Lessor makes a general assignment for the benefit of creditors; or any corporate action is taken by the Lessor for the purpose of effecting any of the foregoing and in the case of any of the foregoing, there is a delay or disruption whether prior to or following the expiration of any of the foregoing time periods of any amounts payable to the Lenders or the Agent under this Loan Agreement or any of the other Operative Documents.

     6.2  REMEDIES.

     (a)  Upon the occurrence of any Loan Agreement Event of Default:

     (i) if such event is a Loan Agreement Event of Default specified in clause (e) above or a Lease Event of Default specified in Section 16.1(g) or
(h) of the Master Lease, the Commitments of all Lenders shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement and the Notes shall immediately become due and payable, and

     (ii) if such event is any other Loan Agreement Event of Default, any or all of the following actions may be taken: (w) Tranche A Lenders holding a majority of the outstanding Tranche A Loans may, by notice to the Lessor, declare the Tranche A Loan Commitments to be terminated forthwith, whereupon the Tranche A Loan Commitments shall immediately terminate; (x) Tranche B Lenders holding a majority of the outstanding Tranche B Loans may, by notice to the Lessor, declare the Tranche B Loan Commitments to be terminated forthwith, whereupon the Tranche B Loan Commitments shall immediately terminate, (y) Tranche A Lenders holding a majority of the outstanding Tranche A Loans may, by notice to the Lessor, declare all Tranche A Loans hereunder (with accrued interest thereon) and all other amounts owing with respect to the Tranche A Loans under this Loan Agreement and the Tranche A Notes to be due and payable forthwith, whereupon all Loans shall immediately become due and payable and (z) Tranche B Lenders holding a majority of the outstanding Tranche B Loans may, by notice to the Lessor, declare all Tranche B Loans hereunder (with accrued interest thereon) and all other amounts owing with respect to the Tranche B Loans under this Loan Agreement and the Tranche B Notes to be due and payable forthwith, whereupon all Loans shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (i) or (ii) above, an "Acceleration"). Except as expressly provided above in this

Article VI, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     (b) Upon the occurrence of any Loan Agreement Event of Default and at any time thereafter so long as any Loan Agreement Event of Default shall be continuing, the Tranche B Lenders may, at their sole discretion, and the Agent shall, upon the written instructions of Tranche A Lenders holding a majority of the outstanding Tranche A Loans, exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder and (subject to the terms thereof) under the other Loan Documents and the Leases and shall have any and all rights and remedies available under the Uniform Commercial Code or any provision of law.

     (c) Upon the occurrence of any Loan Agreement Event of Default and at any time thereafter so long as any Loan Agreement Event of Default shall be continuing, the Lenders may proceed to protect and enforce this Loan Agreement, the Notes, the Master Lease and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Properties or any Property or for the recovery of judgment for the indebtedness secured thereby or for the enforcement of any other proper, legal or equitable remedy available under Applicable Law.

     (d) The Lessor shall be liable for any and all accrued and unpaid amounts due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other reasonable costs and expenses incurred by the Agent or any Lender by reason of the occurrence of any Loan Agreement Event of Default or the exercise of remedies with respect thereto.

     (e) With respect to the occurrence and continuance of any Lease Default under Section 16.1(a) or (b) of the Master Lease, the Lessor agrees that the Agent or any Participant may give notice of such Lease Default on behalf of the Lessor to the Lessee. With respect to any other Lease Default, the Lessor agrees that the Agent or any Tranche B Lender may give notice of such Lease Default on behalf of the Lessor to the Lessee. When a Lease Event of Default has occurred and is continuing,

Tranche A Lenders holding a majority of the outstanding Tranche A Loans, or Tranche B Lenders holding a majority of the outstanding Tranche B Loans, may exercise any or all of the remedies of the Lessor under Article XVI of the Master Lease, and the Lessor shall exercise such remedies at the direction of the Tranche A Lenders or the Tranche B Lenders, as the case may be. The Lessor shall demand the purchase of properties by the Lessee pursuant to
Section 18.3 of the Master Lease at the direction of either Tranche A Lenders holding a majority of the outstanding Tranche A Loans or Tranche B Lenders holding a majority of the outstanding Tranche B Loans.

     (f) Notwithstanding any other provision herein or in any other Operative Document, the Tranche A Lenders shall not, without the written consent of the Tranche B Lenders (which consent may be withheld in the sole and absolute discretion of the Tranche B Lenders), take any action, or otherwise request that any action be taken, to enforce the lien of the Master Lease, any Lease Supplement, any Lender Deed of Trust or the Assignment of Leases and Rents including, without limitation, (A) any action (statutory or otherwise) relating to a sale under power of sale, (B) accepting a deed-in-lieu of foreclosure or otherwise taking title to, or authorizing the conveyance of, the Property or any portion thereof, (C) appointing a receiver or taking any other action to obtain possession or control of the Property or any portion thereof, or (D) commencing or participating in any foreclosure proceeding, prior to the payment in full of all amounts payable to the Tranche B Lenders under the Operative Documents, the permanent termination of the Tranche B Loan Commitments, and the satisfaction of all other obligations to the Tranche B Lenders under the Operative Documents.

                                   ARTICLE VII

                        CERTAIN REMEDIAL MATTERS; RELEASE

     7.1 CERTAIN REMEDIAL MATTERS. Notwithstanding any other provision of this Loan Agreement or any other Loan Document: (i) the Lessor shall at all times to the exclusion of the Agent retain all rights to Excepted Payments payable to the Lessor or for its benefit and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto; and (ii) the Lessor shall at all times retain the right, but not to the exclusion of the Agent or any Lender,
(A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the "Agent" or the "Lessor" pursuant to the Leases, the Participation Agreement or any other Operative Document, (B) to provide such insurance as the Lessee shall have failed to maintain and (C) subject to the other applicable provisions of this Loan Agreement, to perform for the Lessee under Article XVII of the Master Lease.

     7.2  RELEASE OF PROPERTIES, ETC.

     (a)  If the Lessee shall at any time purchase any Property pursuant to
Article XV of the Master Lease or exercise its Purchase Option with respect to any Property under Article XVIII of the Master Lease, or if all of the Properties shall be sold in accordance with and the Lessee otherwise satisfies each of the obligations and conditions set forth at Article XX of the Master Lease, then, upon application of such amounts to prepay the Loans pursuant to Article V and the Agent's and the Lenders' receipt of all accrued interest and any other payments due and owing from Lessee to the Agent and the Lenders on such date, including without limitation pursuant to Article XIII of the Participation Agreement, such Property shall be released from (i) the Liens in favor of the Participation Agent created by the Lender Deed of Trust relating to such Property and (ii) the Liens in favor of the Participation Agent created by the Assignment of Leases and Rents, in each case to the extent relating to such Property, all without delivery of any instrument or performance of any act by any party.

     (b) Upon the termination of the Lenders' Commitments and the payment in full of the Loans and all other amounts owing by the Lessor hereunder or under any other Loan Document, the Properties shall be released from (i) the Liens in favor of the Participation Agent created by the Lender Deed of Trust relating to such Property and (ii) the Liens in favor of the Participation Agent created by the Assignment of Leases and Rents, in each case to the extent relating to such Property, all without delivery of any instrument or performance of any act by any party.

     (c) Upon request of the Lessor following a release of any Property described in clause (a) or (b) above, the Tranche A

Lenders and the Tranche B Lenders shall instruct the Participation Agent, at the sole cost and expense of the Lessor, to execute and deliver to the Lessor or the Lessee such documents as the Lessor shall reasonably request to evidence such release, including, if requested, a release of the Lender Deed of Trust relating to such Property, releases of the Assignment of Leases and Rents and the Construction Agency Agreement Assignment, in each case to the extent relating to such Property, and termination statements for any financing statements which are then of record naming the Lenders as the secured parties.

                                  ARTICLE VIII

                                    THE AGENT

     8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Loan Agreement and the other Operative Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Operative Document or otherwise exist against the Agent.

     8.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Loan Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Operative Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders or any other party to the Operative Documents for any recitals, statements, representations or warranties made by the Lessor or the Lessee or any officer thereof contained in this Loan Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Loan Agreement or any other Operative Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Operative Document or for any failure of the Lessor or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Operative Document, or to inspect the properties, books or records of the Lessor or the Lessee.

     8.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessor or the Lessee), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Lenders holding a majority of the outstanding Loans or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Operative Documents in accordance with a request of the Lenders holding a majority of the outstanding Loans, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Loan Agreement Default or Loan Agreement Event of Default hereunder unless the Agent has received notice from a Lender or the Lessor referring to this Loan Agreement, describing such Loan Agreement Default or Loan Agreement Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Lessee. The Agent shall take such action with respect to such Loan Agreement Default or Loan Agreement Event of Default as shall be directed by the Lenders holding a majority of the outstanding Loans; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Loan Agreement Default or Loan Agreement Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Lessor or the Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Lessee and made its own decision to make its Loans hereunder and enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Operative

Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Lessee. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessor or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Lessee and without limiting the obligation of the Lessee to do so), ratably according to the percentage each Lender's Commitment bears to the total Commitments of all of the Lenders on the date on which indemnification is sought under this Section
8.7 (or, if indemnification is sought after the date upon which the Lenders' Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with the percentage that each Lender's Commitment bears to the Commitments of all of the Lenders immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation all reasonable fees and disbursements of any law firm or other external counsel of the Agent, the allocated cost of internal legal services and all disbursements of internal counsel of the Agent) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this
Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Lessor, the Lessee and their Affiliates as though The Industrial Bank of Japan, Limited, San Francisco Agency were not the Agent hereunder and under the other Operative Documents and without notice to or consent of the Lenders. Each Lender acknowledges that, pursuant to such activities, The Industrial Bank of Japan, Limited, San Francisco Agency or its Affiliates may receive information regarding the Lessee, the Lessor or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Lessee, the Lessor or their Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to any Loans made or renewed by it and any Note issued to it, The Industrial Bank of Japan, Limited, San Francisco Agency shall have the same rights and powers under this Loan Agreement and the other Operative Documents as any Lender and may exercise the same as though it were not the Agent, and, in the event The Industrial Bank of Japan, Limited, San Francisco Agency becomes a Lender, the terms "Lender" and "Lenders" shall include The Industrial Bank of Japan, Limited, San Francisco Agency in its individual capacity.

     8.9 SUCCESSOR AGENT. The Agent may resign as Agent upon twenty (20) days' notice to the Lenders. If the Agent shall resign as Agent under this Loan Agreement and the other Operative Documents, then Lenders holding a majority of the outstanding Loans shall appoint a successor agent for the Lenders, which successor agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $100,000,000 (and if no Lease Default or Lease Event of Default exists, shall be approved by the Lessee (which consent shall not be unreasonably withheld)), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Loan Agreement or any holders of the Notes. If no successor Agent has accepted appointment as Agent by the date which is twenty
(20) days following a resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as Lenders holding a majority of the outstanding Loans appoint a successor Agent as provided above. After any retiring Agent's resignation as Agent, all of the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement and the other Operative Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 AMENDMENTS AND WAIVERS. Neither this Loan Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of Section 15.5 of the Participation Agreement.

     9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with Section 15.3 of the Participation Agreement.

     9.3 NO WAIVER: CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement and the Notes and the making of the Loans hereunder.

     9.5 SUCCESSORS AND ASSIGNS; ASSIGNMENT BY LESSOR. This Loan Agreement shall be binding upon and inure to the benefit of the Lessor, each Lender, the Agent, each future holder of a Note and their respective successors and assigns.

     9.6 ADJUSTMENTS. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 6.1(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     9.7 COUNTERPARTS. This Loan Agreement may be executed by one or more of the parties to this Loan Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Loan Agreement signed by all the parties shall be lodged with the Lessor and the Agent.

     9.8 SEVERABILITY. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.9 INTENTION. This Loan Agreement and the other Operative Documents represent the agreement of the Lessor, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

     9.10 GOVERNING LAW. THIS LOAN AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LOAN AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       IBJTC LEASING CORPORATION-BSC,
                                       as Lessor


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:


                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, as Tranche A Lender and
                                       as Tranche B Lender




                                       By
                                          -------------------------------------
                                          Name:
                                          Title:


                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, SAN FRANCISCO AGENCY,
                                       as Agent


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A
                                                               TO LOAN AGREEMENT


                                 TRANCHE A NOTE

                                                                [Date of initial
$__________                                                        Funding Date]


     FOR VALUE RECEIVED, the undersigned, IBJTC LEASING CORPORATION-BSC, a New York corporation, as Lessor (the "Lessor"), promises to pay to the order of THE INDUSTRIAL BANK OF JAPAN, LIMITED (the "Lender") on the Maturity Date the principal sum of ________________ dollars ($__________) or, if less, the aggregate unpaid principal amount of all Tranche A Loans made by the Lender pursuant to that certain Loan Agreement, dated as of March 27, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), among the Lessor and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

     The Lessor also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

     Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the Payment Office of the Lender specified in
Schedule IV to the Participation Agreement (or to such other account as the Lender may from time to time designate in a written notice to the Lessor).

     This Note is one of the Tranche A Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Lessor is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or automatically become immediately due and payable.

     The Lender is authorized to endorse the schedule attached hereto (and any continuation thereof) in accordance with the provisions of the Loan Agreement. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix A to the Loan Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                       IBJTC LEASING CORPORATION-BSC,
                                       as Lessor


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

                     TRANCHE A LOANS AND PRINCIPAL PAYMENTS

- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Date              Amount of      Amount of     Unpaid      Total   Notation
                  Tranche A      Principal    Principal            Made by
                 Loans Made       Repaid       Balance
- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                               TO LOAN AGREEMENT
                                 TRANCHE B NOTE

                                                                [Date of initial
$___________                                                       Funding Date]


     FOR VALUE RECEIVED, the undersigned, IBJTC LEASING CORPORATION-BSC, a New York corporation, as Lessor (the "Lessor"), promises to pay to the order of THE INDUSTRIAL BANK OF JAPAN, LIMITED (the "Lender") on the Maturity Date the principal sum of _________________ dollars ($__________) or, if less, the aggregate unpaid principal amount of all Tranche B Loans made by the Lender pursuant to that certain Loan Agreement, dated as of March 27, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), among the Lessor and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

     The Lessor also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

     Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the Payment Office of the Lender specified in
Schedule IV to the Participation Agreement (or to such other account as the Lender may from time to time designate in a written notice to the Lessor).

     This Note is one of the Tranche B Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Lessor is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or automatically become immediately due and payable.

     The Lender is authorized to endorse the schedule attached hereto (and any continuation thereof) in accordance with the provisions of the Loan Agreement.

     Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix A to the Loan Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                       IBJTC LEASING CORPORATION-BSC,
                                       as Lessor


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

                     TRANCHE B LOANS AND PRINCIPAL PAYMENTS


- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Date              Amount of      Amount of     Unpaid      Total   Notation
                  Tranche A      Principal    Principal            Made by
                 Loans Made       Repaid       Balance
- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                                    GUARANTEE


     THIS GUARANTEE (this "Guarantee") dated as of March 27, 1996 is made by LAM RESEARCH CORPORATION, a Delaware corporation (the "Guarantor"), in favor of THE INDUSTRIAL BANK OF JAPAN, LIMITED ("IBJ"), in its capacity as a Tranche A Lender under the Loan Agreement, and each other financial institution as may from time to time become a Tranche A Lender under the Loan Agreement, and in its capacity as a Tranche B Lender under the Loan Agreement, and each other financial institution as may from time to time become a Tranche B Lender under the Loan Agreement, (IBJ and such other financial institutions, collectively, in their capacities as Tranche A Lenders under the Loan Agreement, the "Tranche A Lenders" and in their capacities as Tranche B Lenders under the Loan Agreement, the "Tranche B Lenders"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Loan Agreement, dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), among IBJTC Leasing Corporation-BSC as Lessor, IBJ (IBJ, together with its respective successors and assigns, the "Lenders"), as Tranche A Lenders and as Tranche B Lenders, and The Industrial Bank of Japan, Limited, San Francisco Agency, as Agent for the Lenders, the Lenders have agreed, subject to the terms and conditions thereof, to make Loans to the Lessor;

     WHEREAS, as a condition under the Participation Agreement dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Participation Agreement"), among the Guarantor, the Lessor, the Tranche A Lenders, the Tranche B Lenders, the Agent and the Participation Agent, the Guarantor is required to execute and deliver this Guarantee in favor of the Lenders;

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guarantee; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guarantee inasmuch as the Guarantor will derive substantial benefits from the transactions contemplated by the Loan Agreement;

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to enter into the Loan Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                    ARTICLE I

                                   Definitions

     1.1 CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Guarantor" is defined in the preamble.

     "Guarantee" is defined in the preamble.

     "IBJ" is defined in the preamble.

     "Interest" shall mean all or any of the right, title, or interest and obligations of any Lender Party in and to any Note, the Loan Agreement or the other Operative Documents, all or any of the benefits, advantages and obligations of any Lender Party under the Loan Agreement, any Note or the other Operative Documents, and all or any right, title and interest of any Lender Party in and to any Property.

     "Lender Party" means, as the context may require, any Lender or the Agent and each of their respective successors, transferees and assigns.

     "Lenders" is defined in the first recital.

     "Lessee" means the Guarantor, in its capacity as Lessee under the Participation Agreement and the Master Lease.

     "Lessor" means IBJTC Leasing Corporation-BSC, in its capacity as Lessor under the Participation Agreement and the Master Lease.

     "Loan Agreement" is defined in the first recital.

     "Obligations" shall mean all obligations of the Lessor to pay principal and interest on the Notes.

     "Organic Document" means, relative to the Guarantor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Participation Agent" means IBJTC Leasing Corporation-BSC, in its capacity as Participation Agent under the Participation Agreement.

     "Participation Agreement" is defined in the second recital.

     "Tranche A Lenders" is defined in the preamble.

     "Tranche B Lenders" is defined in the preamble.

     "Tranche B Obligations" shall mean all obligations of the Lessor to pay principal and interest on the Tranche B Notes.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     1.2 LOAN AGREEMENT DEFINITIONS. Capitalized terms used but not otherwise defined in this Guarantee have the respective meanings specified in Appendix A to the Loan Agreement; and the rules of interpretation set forth in Appendix A to the Loan Agreement shall apply to this Guarantee.

     1.3 U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guarantee, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                              GUARANTEE PROVISIONS

     2.1 GUARANTEE. The Guarantor hereby absolutely, unconditionally and irrevocably

     (a) guarantees the full and punctual payment when due (after giving effect to any applicable grace period), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
Section 502(b) and Section 506(b), and

     (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guarantee.

This Guarantee constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against Lessee (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

Notwithstanding the foregoing or any other term or provision of this Guarantee, the Guarantor shall not be required to perform any of the guarantee or indemnification obligations described in this Section 2.1 with respect to the Tranche B Obligations unless a Lease Event of Default (other than a Financial Covenant Event of Default) or a Construction Agency Event of Default with respect to Section 5.1(a) of the Construction Agency Agreement has occurred. Notwithstanding the foregoing, or any other term or provision of this Guarantee, on the Expiration Date, if Lessee has elected not to purchase the Properties pursuant to Section 18.2 of the Master Lease, the Guarantor shall not be required to perform any of the guarantee and indemnification obligations described in this Section 2.1 with respect to the Tranche B Obligations unless a Lease Event of Default has occurred with respect to Section 16.1(a), (b), (g) or (h) of the Master Lease. In the event of any inconsistency between the immediately preceding two sentences and any other provision of this Guarantee, the terms of the immediately two preceding sentences shall prevail and the Guarantor's obligation under this Guarantee shall be limited as specified in such two immediately preceding sentences.

     2.2 GUARANTEE ABSOLUTE, ETC. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments of the Lenders under the Loan Agreement and the other Operative Documents shall have terminated. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement and each other Operative Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

     (a) any lack of validity, legality or enforceability of the Loan Agreement or any other Operative Document;

     (b)  the failure of any Lender Party or any holder of any Note

          (i) to assert any claim or demand or to enforce any right or remedy against the Lessor or any other Person (including any other guarantor) under the provisions of the Loan Agreement, any other Operative Document or otherwise, or

          (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligation;

     (d) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations;

     (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Operative Document;

     (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations; or

     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Lessor, any surety or any guarantor.

     Notwithstanding anything contained in this Section 2.2, any amendment or modification to (i) the Operative Documents which create a lien in favor of the Participation Agent, for the benefit of the Lenders, (ii) the Loan Agreement, or (iii) the Note, which would have a Material adverse effect on the obligations of the Guarantor, hereunder, shall require the prior written consent of the Guarantor. Notwithstanding the preceding sentence or anything contained in this Section 2.2, to the extent the consent of the Guarantor is required for any action described in the preceding sentence, to the extent the Guarantor does not receive notice or does not consent to such action, the obligations of the Guarantor under this Guarantee shall be equitably reduced to the extent Guarantor is prejudiced by such action.

     2.3 REINSTATEMENT, ETC. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of Lessee or otherwise, as though such payment had not been made.

     2.4  RIGHTS AND REMEDIES.  Guarantor waives any and all rights under
Section 2845 of the California Civil Code to require the Lender Parties to
(a) proceed against the Lessor; (b) proceed against or exhaust any security held from the Lessor; or (c) pursue any other remedy in the Lender Parties' power whatsoever. The Lender Parties may, at their election, exercise any right or remedy they may have against Lessor or any security now or hereafter held by or for the benefit of the

Lender Parties (subject to the last paragraph of Section 8 of the Cash Collateral Agreement, if such Cash Collateral Agreement is in effect) including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations may thereby be paid, even though any rights which Guarantor may have or otherwise might obtain by subrogation against others might be diminished or destroyed. Guarantor acknowledges that any such exercise of a right or remedy with respect to any collateral security for the Obligations may result in a loss, in part or whole, of the Lender Parties' right to collect from the Lessor any deficiency that may remain after any such exercise of such a right or remedy and that, where such a loss occurs, Guarantor will also suffer a loss of any rights and remedies, arising in law or equity, which Guarantor may have to collect any amount from the Lessor; and Guarantor agrees to remain bound notwithstanding any such loss. Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Obligations. The Lender Parties may at their discretion purchase all or any part of such security so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the Obligations for which such security is held; and in such case, only that portion of the Obligations so applied, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or law, shall be applied against the Obligations. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against the Lessor or any such security, whether resulting from the election by the Lender Parties to exercise any right or remedy it may have against the Lessor, any defect in, failure of, or loss or absence of priority with respect to the Lender Parties' interest in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, Guarantor waives any right that it may have to have any portion of the Obligations discharged except to the extent of the amount actually bid and received by the Lender Parties at any such sale. The Lender Parties shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

     2.5 SEPARATE OBLIGATION. The obligations hereunder are independent of the obligations of the Lessor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against the Lessor or whether the Lessor be joined in any such action or actions; Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the fullest extent permitted by law. Any part performance of the Obligations by the Lessor or other circumstances, which operate to toll any statute of limitations as to the Lessor shall not operate to toll the statute of limitations as to Guarantor. Guarantor hereby waives any rights it may have under Sections 2809 and 2810 of the California Civil Code and reaffirms that, in any event, the obligations of Guarantor are independent of those of the Lessor. Guarantor understands that the Lender Parties would not enter into the transaction with the Lessor in the absence of the foregoing covenants by Guarantor and the other covenants of Guarantor contained in this Guarantee.

     2.6 WAIVER OF NOTICES AND DEMANDS. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, and notices of acceptance of this Guarantee and of the existence, creation or incurring of new or additional Obligations. At the option of the Lender Parties, Guarantor may be joined in any action or proceeding commenced by the Lender Parties against the Lessor in connection with or based upon the Obligations or any security therefor and recovery may be had against Guarantor in such action or proceeding, without any requirement that the Lender Parties first assert, prosecute or exhaust any remedy or claim against the Lessor. Without limiting the foregoing, Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, the Lessor may default in performance of the Obligations. Notwithstanding any such performance hereunder, this Guarantee shall remain in full force and effect and shall apply to any and all subsequent defaults by the Lessor in payment or performance of the Obligations.

     2.7 WAIVER OF DEFENSES. Guarantor waives any defense arising by reason of any disability or other defense of the Lessor or by reason of the cessation from any cause whatsoever of the liability of the Lessor. Guarantor waives any setoff, defense or counterclaim which the Lessor or Guarantor may have or claim to have against the Lender Parties. Guarantor waives any and all rights under California Civil Code Sections 2848 and 2849.

     2.8 RIGHT OF SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Lender Parties, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender Parties against the Lessor, the Lessee or any other Person or any collateral security or guarantee or right of offset held by the Lender Parties or the Participation Agent for the payment of the Obligations, nor shall the Guarantor, in its capacity as the Guarantor, seek or be entitled to seek any contribution or reimbursement from the Lessor or any other Person in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender Parties by the Lessor on account of the Obligations and all amounts owing hereunder are paid in full, at which time the Guarantor shall be subrogated to all such rights held by Lender Parties and the Participants, who agree by acceptance hereof to execute such documents and take such actions as are reasonably necessary to transfer such rights to the Guarantor and to enable the Guarantor to enforce such rights, at the Guarantor's expense. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations and all amounts owing hereunder shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Lender Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender Parties in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender Parties, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender Parties may determine. Nothing contained in this Section 2.8 shall restrict the Lessee from exercising any rights it has under any of the Operative Documents (other than the rights that exist because of its status as the Guarantor under this Guarantee).

     2.9 SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF INTERESTS, ETC. This Guarantee shall:

     (a) be binding upon the Guarantor and its successors, transferees and assigns; and

     (b) inure to the benefit of and be enforceable by the Agent and each Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Interest held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Operative Document (including this Guarantee) or otherwise, subject, however, to the provisions of Sections 12.1 and 12.2 of the Participation Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto each Lender Party as set forth in Section 8.2 of the Participation Agreement, which representations and warranties are hereby incorporated by reference.

                                   ARTICLE IV

                                    COVENANTS

     4.1 COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitments under the Loan Agreement or the other Operative Documents, the Guarantor will, unless each Lender shall otherwise consent in writing, perform the obligations set forth in Section 10.1 of the Participation Agreement, which covenants are hereby incorporated by reference.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

     5.1 OPERATIVE DOCUMENT. This Guarantee is an Operative Document executed pursuant to the Participation Agreement.

     5.2 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT OF GUARANTEE. In addition to, and not in limitation of, Section 2.9, this Guarantee shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors and assigns (to the full extent provided pursuant to Section 2.9); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of each Lender.

     5.3 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.4 ADDRESSES FOR NOTICES TO GUARANTOR. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

     5.5  NO WAIVER; REMEDIES.  In addition to, and not in limitation of,
Section 2.2 and Section 2.4, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     5.6 SECTION CAPTIONS. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

     5.7 SEVERABILITY. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     5.8 TERMINATION OF GUARANTEE. The obligations of the Guarantor under this Guarantee shall terminate on the earlier of (i) the date upon which the Guarantor has fully performed all of its obligations under this Guarantee, or
(ii) the date upon which all Obligations are satisfied in full.

     5.9 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF CALIFORNIA. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTEE, THE GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF CALIFORNIA AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.

     5.10 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE LOAN AGREEMENT.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       LAM RESEARCH CORPORATION



                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Pillsbury Madison & Sutro LLP
235 Montgomery Street
San Francisco, CA 94104
Attn:  George Haley, Esq.
     File No. 10804-484-0002

                                                (Above Space For Recorder's Use)






- --------------------------------------------------------------------------------

                 ASSIGNMENT OF LEASES AND RENTS

                   dated as of March 27, 1996

                              from


                 IBJTC LEASING CORPORATION-BSC,
              in its individual capacity as Lessor,
                           as ASSIGNOR

                               to

                 IBJTC LEASING CORPORATION-BSC,
               as Participation Agent for itself,
              THE INDUSTRIAL BANK OF JAPAN,LIMITED
                     and the other Tranche A
                      and Tranche B Lenders,
                           as ASSIGNEE



- --------------------------------------------------------------------------------

                         ASSIGNMENT OF LEASES AND RENTS


     THIS ASSIGNMENT OF LEASES AND RENTS, dated as of March 27, 1996 (this "Assignment"), made by IBJTC LEASING CORPORATION-BSC, a New York corporation in its individual capacity (in such capacity, the "Assignor"), to IBJTC LEASING CORPORATION-BSC, a New York corporation, not in its individual capacity but as Participation Agent (together with its successors in such capacity, the "Assignee") for: itself; THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche A Lenders thereunder (together with each of their permitted successors and assigns, the "Tranche A Lenders"); and THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche B Lenders thereunder (together with each of their permitted successors and assignees, the "Tranche B Lenders" and, together with the Tranche A Lenders, the "Lenders").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Assignor, the Tranche A Lenders and the Tranche B Lenders, the Lenders have severally agreed to make Loans to the Assignor in an aggregate amount not to exceed Fifty-Five Million Six Hundred Eighty Thousand Dollars ($55,680,000) upon the terms and subject to the conditions set forth therein, to be evidenced by the notes (such notes, as the same may hereafter be amended, modified, renewed, extended or otherwise changed from time to time, together with any note or notes or other obligations executed and delivered in renewal, extension or replacement thereof or in substitution or exchange therefor, are hereinafter collectively referred to as the "Notes") issued by the Assignor under the Loan Agreement;

     WHEREAS, it is a condition, among others, to the obligation of the Lenders to make their respective Loans to the Assignor under the Loan Agreement that the Assignor shall have executed and delivered, and the Lessee shall have consented to, this Assignment to the Lenders; and

     WHEREAS, in order further to secure payment of all the amounts advanced under the Loan Agreement, the Notes and the other Operative Documents, the Assignor has agreed to enter into, execute, and deliver this Assignment;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings specified in Appendix A to the Loan Agreement; and the rules of interpretation set forth in such Appendix A shall apply to this Assignment.

     2. ASSIGNMENT. To secure its obligations under the Loan Agreement, the Assignor hereby assigns, transfers, sets over and conveys to the Assignee, all the following described property relating to or arising in connection with the Properties (including each Property described in a Supplement to this Assignment, as delivered from time to time in the form attached hereto as Exhibit A), whether now owned or held or hereafter acquired:

          (a) Except as hereinafter provided, all of the estate, right, title, interest, benefits, powers and privileges of the Assignor, as lessor, under the Master Lease and all Lease Supplements (hereinafter referred to collectively as the "Assigned Leases") including (i) the immediate and continuing right, on a non-exclusive basis, to make claim for, receive, collect and receipt for all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, sales proceeds and other sums payable to or receivable by the Assignor under the Assigned Leases, or pursuant to any provisions thereof, whether as rent or as the purchase price or termination payment for any interest in any Property or otherwise (including the Recourse Amount, any Property Balance and any sales proceeds payable to the Assignor pursuant to the Assigned Leases) (collectively, the "Lease Rents"), including all cash, securities or letters of credit delivered or deposited pursuant thereto to secure performance by the Lessee of its obligations thereunder, (ii) the right and power (which right and power are coupled with an interest) upon the purchase by the Lessee of the interest of the Assignor in any Property in accordance with any Assigned Lease to execute and deliver as irrevocable agent and attorney-in-fact of the Assignor an appropriate instrument necessary to convey the interest of the Assignor therein, or to pay over or assign to the Lessee those sums to which it is entitled if the Lessee becomes obligated to purchase the interest of the Assignor in any Property and to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any such purchase and conveyance, (iii) the right, on a non-exclusive basis, to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any purchase or conveyance referred to in clause (ii) above, (iv) the right, on a non-exclusive basis, to declare the Master Lease or any Lease Supplement to be in default, (v) subject to the terms of the Operative Documents, the right to exercise remedies under or with respect to the Assigned Leases, (vi) the right to make all waivers and agreements on behalf of the Assignor under the Assigned Leases provided for or permitted under the Assigned Leases; provided, however, that none of the foregoing will be made or given with respect to Article VII, IX, X, XIII, XIV, XVIII, XX or XXI of the Master Lease without the written consent of the Assignor, (vii) the right to give all notices, consents, releases and other instruments provided under the Assigned Leases; provided, however, that none of the foregoing will be made or given with respect to Article VII, IX, X, XIII, XIV, XVIII, XX or XXI of the Master Lease without the written consent of the Assignor, (viii) the right, on a non-exclusive basis, to give all notices of default and to take all action upon the happening of a Default or an Event of Default under any Assigned Lease, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of any Assigned Lease, or by law or in equity, (ix) the right, on a nonexclusive basis, to receive all notices sent to the Assignor under any Assigned Lease,
     (x) the Assignor's interest under any Assigned Lease in the Lessee's tangible and intangible property used or arising in connection with any Property, including, but not limited to, permits, licenses, contract rights and prepaid expenses, and
     (xi) the right, on a non-exclusive basis, to do any and all other things whatsoever which the Assignor is or any lessor is, or may be entitled to do under any Assigned Lease. The Assignor hereby agrees that any action taken by the Lenders (or their designee) pursuant to this Assignment shall be exclusive, and no party relying on such action of the Lenders (or such designee) pursuant hereto shall be required to obtain the concurrence or consent of the Assignor to such action or to a request for such action; provided, however, that the Assignor shall exclusively retain, and the Lease Rents shall in no event include, the Excepted Payments.

          (b) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, to and under all other leases, subleases or licenses of each Property, any license, concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of any Property or any part thereof for any purpose in return for any payment, or permit the extraction or taking of any gas, oil, water or other minerals from any Property or any part thereof in return for payment of any fee, rent or royalty, now or hereafter entered into by the Assignor (collectively, the "Other Leases" and, together with the Assigned Leases, the "Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of the Assignor, as lessor, under the Other Leases including the immediate and continuing right, on a non-exclusive basis, to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Other Leases (collectively, the "Other Lease Rents") and all estate, right, title and interest of the Assignor thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by the lessees of their obligations thereunder; provided, however, that the Assignor shall exclusively retain, and the Other Lease Rents shall in no event include, the Excepted Payments.

          (c) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, to and under all agreements or contracts for the sale or other disposition of all or any part of any Property, now or hereafter entered into by the Assignor (collectively, the "Contracts"), together with all estate, right, title, interest, benefits, powers and privileges of the Assignor under the Contracts including the immediate and continuing right, on a non-exclusive basis, to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Contracts (collectively, the "Contract Rents" and, together with the Lease Rents and the Other Lease Rents, the "Rents") and all right, title and interest of the Assignor thereunder, including all cash, securities or letters of credit deposited thereunder to secure performance by the obligors of their obligations thereunder; provided, however, that the Assignor shall exclusively retain, and the Contract Rents shall in no event include, the Excepted Payments.

          (d) On a non-exclusive basis, all of the right, title and interest of the Assignor in and to all claims and rights to the payment of money at any time arising in connection with any repudiation, rejection or breach of any Assigned Lease by the Lessee or a trustee or receiver of the Lessee (or any Other Lease by any lessee thereunder, trustee or receiver of any such lessee) under any insolvency statute, law or regulation, including all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Lessee or such trustee or receiver (or by such lessee, trustee or receiver) in respect of any Property or any portions thereof following rejection, repudiation or disaffirmance of the Lease or following the entry of an order for relief under any insolvency statute, law or regulation in respect of the Lessee (or such lessee) and all rentals and other charges outstanding under the Leases (or Other Leases) as of the date of entry of such order for relief; provided, however, that the Assignor shall exclusively retain all rights with respect to the Excepted Payments.

     3. RECEIPT OF RENTS. The Lenders hereby acknowledge and agree that the Assignor will hold the Rents for the benefit of each of the Participation Agent, the Agent, the Tranche A Lenders and the Tranche B Lenders in accordance with all requirements of the Loan Agreement, the Participation Agreement and the other Operative Documents.

     4. IRREVOCABILITY; SUPPLEMENTAL INSTRUMENTS. The Assignor agrees that this Assignment and the designation and direction to the Lessee set forth in Sections 2 and 3 of this Assignment are irrevocable and that it will not take any action as lessor under the Leases or otherwise which is inconsistent with this Assignment and that any action, assignment, designation or direction inconsistent herewith shall be void. The Assignor will from time to time execute and deliver all instruments of further assurance and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Assignment.

     5. VALIDITY. The Assignor represents and warrants (on a continuing basis) and covenants to the Lenders that (i) the Assignor has not assigned or executed any assignment of, and will not assign or execute any assignment of the Assignor's interest in any of the Assigned Leases, in any Other Leases, in any Contract, in any Rents or in any other subject matter of this Assignment to anyone other than the Lenders and any assignment, designation or direction by the Assignor inconsistent herewith shall be void, and (ii) the Assignor has not done any act or executed any document that impairs the rights of the Participation Agent or the Lenders to the Leases or the Rents under this Assignment.

     6. THE ASSIGNOR REMAINS LIABLE. While the assignment made hereby is present, direct and continuing, it has been made for the purpose of providing the Participation Agent and the Lenders with security for the performance of the Assignor's obligations under the Loan Agreement and the Notes and the execution and delivery hereof shall not impair or diminish in any way the obligations of the Assignor under the Assigned Leases or any Other Lease, or impose any of such obligations on the Participation Agent or the Lenders. This Assignment shall not operate to cause the Participation Agent or the Lenders (or their designee) to be regarded as a mortgagee in possession. Neither the Participation Agent, the Lenders nor their designee shall be responsible or liable for performing any of the obligations of the Assignor under any of the Assigned Leases, any Other Leases or any Contract, for any waste by the Lessee or others, for any dangerous or defective conditions of any Property, for negligence in the management, upkeep, repair or control of any Property or any other act or omission by any other Person. Nothing contained herein shall operate or be construed to (i) obligate the Participation Agent or the Lenders (or their designee) to assume the obligations of the Assignor under any of the Assigned Leases, any Other Lease or any Contract, to perform any of the terms and conditions contained in any of the Assigned Leases, any Other Lease or any Contract or otherwise to impose any obligation upon the Lenders with respect to any of the Assigned Leases, any Other Lease or any Contract or (ii) place upon the Participation Agent or the Lenders (or their designee) any responsibility for the operation, control, care, management or repair of any Property or any part thereof. Subject at all times to the terms and conditions of this Assignment, the Assignor will at all times promptly and faithfully perform in all respects, or cause to be performed in all respects, all of its covenants, conditions and agreements contained in the Assigned Leases, any Other Leases or any Contract now or hereafter existing on the part of the Assignor to be kept and performed.

     7. AMENDMENTS; LESSEE'S CONSENT. The Assignor will not enter into any agreement subordinating, amending, extending or terminating any of the Assigned Leases except as provided in Section 15.5 of the Participation Agreement, and any such attempted subordination, amendment, modification, extension or termination without compliance with such Section 15.5 shall be void. If any of the Assigned Leases, any Other Lease or any Contract shall be amended, it shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. The Assignor, the Participation Agent and the Lenders hereby consent to the provisions of Lessee's Consent attached to this Assignment and agree to be bound thereby. Nothing in this Section shall be construed as limiting or otherwise affecting in any way the Assignor's right to receive directly the Excepted Payments.

     8. TERMINATION OF THIS ASSIGNMENT. This Assignment shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due to the Participants from the Assignor or the Lessee under or with respect to the Loan Agreement or any of the other Operative Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred, have been fully paid, performed and satisfied, and all Tranche A Loan Commitments and Tranche B Loan Commitments have terminated, at which time this Assignment will terminate.

     9. ONGOING RIGHT TO COLLECT RENTS; RECEIVERS. If notwithstanding the terms of this Assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable state law to allow the Participation Agent or the Lenders to continue to collect the moneys described in paragraphs 2(a), (b), (c) and (d) of this Assignment, then it is agreed by the Assignor that any proof of claim or similar document filed by the Lenders in connection with the breach or rejection of any Lease by the lessee thereunder or the trustee of any lessee under any federal or state insolvency statute shall for the purpose of perfecting the Participation Agent's and the Lenders' rights conferred in said paragraph 2(d) be deemed to constitute action required under such state law. Upon the occurrence and during the continuance of a Loan Agreement Event of Default (not existing solely by virtue of a Lease Event of Default), the Assignor hereby consents to the appointment of a receiver for any or all of the Properties as a matter of right and without any requirement for notice to the Assignor and without regard to the solvency of the Assignor or to the collateral that may be available for the satisfaction of the Notes and all other obligations under the Loan Agreement and the other Operative Documents.

     10. AMENDMENT. This Assignment may not be amended or otherwise modified except by a writing signed by the Assignor, the Participation Agent, the Lenders and, if required by Section 15.5 of the Participation Agreement, the Lessee, in accordance with the terms of the Participation Agreement.

     11. NOTICES. All notices, demands, requests, consents, approvals and other instruments under this Assignment shall be made in accordance with the notice provisions of the Participation Agreement.

     12. SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties in this Assignment by the Assignor and the Lenders shall bind, and shall inure to the benefit of and be enforceable by, their respective successors and assigns, whether or not so expressed.

     13. SEVERABILITY. If any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of the Assignor, the Lenders and the Lessee under the remainder of this Assignment shall continue in full force and effect.

     14. GOVERNING LAW. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE ASSIGNOR UNDER THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     15. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     16. CONFLICTS. In the event of any conflicts between the terms and provisions hereof and the terms and provisions of the other Operative Documents, the terms and provisions of the other Operative Documents shall be controlling.

     IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the day and year first above written.

                                       IBJTC LEASING CORPORATION-BSC,
                                       as Assignor



                                       By
                                         -------------------------------------

                                       Its
                                          ------------------------------------

State of California  )
                     )  ss.
County of___________ )

    On ______________________ before me, _____________________________________
_________________________ , Notary Public, personally appeared _______________
______________________________________________________________________________
______________________________________________________________________________
_____________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.

Signature______________________________


                                         (Seal)

                         Consent of Lessee to Assignment

             CONSENT AND ACKNOWLEDGMENT BY LAM RESEARCH CORPORATION


    The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Assignment.

    The foregoing is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that the Participation Agent and the Lenders will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent and Acknowledgment shall inure to the benefit of the Participation Agent and the Lenders and their respective successors and assigns.

    IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Acknowledgment as of this _____ day of March, 1996, pursuant to proper authority duly granted.

                                       LAM RESEARCH CORPORATION,
                                       a Delaware corporation



                                       By____________________________________

                                           Its_______________________________

State of California  )
                     )  ss.
County of___________ )

    On ______________________ before me, _____________________________________
_________________________ , Notary Public, personally appeared _______________
______________________________________________________________________________
______________________________________________________________________________
_____________________personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.


Signature______________________________


                                         (Seal)

                                    EXHIBIT A
                                    ---------

                        TO ASSIGNMENT OF LEASES AND RENTS


                              SUPPLEMENT NO. __ TO
                         ASSIGNMENT OF LEASES AND RENTS


    THIS SUPPLEMENT NO. __ (this "Supplement"), dated as of _____________, to the ASSIGNMENT OF LEASES AND RENTS, dated as of March __, 1996 (the "Assignment"), made by IBJTC LEASING CORPORATION-BSC, a New York corporation in its individual capacity (in such capacity "Assignor"), to IBJTC LEASING CORPORATION-BSC, a New York corporation, not in its individual capacity but as Participation Agent (together with its successors in such capacity, the "Assignee") for: THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche A Lenders thereunder (together with each of their permitted successors and assigns, the "Tranche A Lenders"); and THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche B Lenders thereunder (together with each of their permitted successors and assignors, the "Tranche B Lenders" and, together with the Tranche A Lenders, the "Lenders"). Capitalized terms used herein but not otherwise defined have the meanings specified in the Assignment.

    The parties hereto agree as follows:

    1. THE PROPERTY. In accordance with the Assignment, the Assignor has executed this Supplement to subject the Master Lease, as supplemented by the Lease Supplement attached as Schedule 1 hereto, to the Assignment. The description of the Property is attached hereto as Schedule 2.

    2. INTEGRATED ASSIGNMENT. Following the execution and delivery of this Supplement, this Supplement, and all supplements previously delivered under the Assignment, shall constitute a part of the Assignment.

    3. CONFIRMATION. Except as expressly supplemented hereby, the provisions of the Assignment are and shall remain in full force and effect. Further, the Assignor hereby reaffirms its obligations under the Assignment.

    IN WITNESS WHEREOF, the Assignor has caused this Supplement to be duly executed as of the day and year first above written.

                                       IBJTC LEASING CORPORATION-BSC,
                                       as Assignor


                                       By_____________________________________

                                          Its_________________________________

State of California  )
                     )  ss.
County of___________ )

    On ______________________ before me, _____________________________________
_________________________ , Notary Public, personally appeared _______________
______________________________________________________________________________
______________________________________________________________________________
_____________________personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.


Signature______________________________


                                         (Seal)

                                   SCHEDULE 1


                               [Lease Supplement]

                                   SCHEDULE 2


                            [Description of Property]

                  Consent of Lessee to Supplement to Assignment

             CONSENT AND ACKNOWLEDGMENT BY LAM RESEARCH CORPORATION


    The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Supplement No. __ to the Assignment of Leases and Rents.

    The foregoing is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that the Lenders will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent and Acknowledgment shall inure to the benefit of the Lenders and their respective successors and assigns.

    IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Acknowledgment as of March __, 1996, pursuant to proper authority duly granted.

                                       LAM RESEARCH CORPORATION,
                                       a Delaware corporation



                                       By_____________________________________

                                          Its_________________________________

                                    GUARANTEE


     THIS GUARANTEE (this "Guarantee") dated as of March 27, 1996 is made by THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY (the "Guarantor"), in favor of LAM RESEARCH CORPORATION, a Delaware corporation ("Lessee"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Master Lease and Mortgage, dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto the "Master Lease") between Lessee, as Lessee and IBJTC Leasing Corporation-BSC, as Lessor ("Lessor"), Lessor has agreed to lease certain property to Lessee;

     WHEREAS, as a condition under the Participation Agreement dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Participation Agreement"), among Lessee, Lessor, as Lessor and Participation Agent, the Tranche A Lenders, the Tranche B Lenders and the Agent, the Guarantor is required to execute and deliver this Guarantee in favor of Lessee;

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guarantee; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guarantee inasmuch as the Guarantor will derive substantial benefits from the transactions contemplated by the Participation Agreement;

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Lessee to enter into the Participation Agreement, the Guarantor agrees, for the benefit of Lessee, as follows:

                                       I

                                   DEFINITIONS

     I.1 CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Guarantor" is defined in the preamble.

     "Guarantee" is defined in the preamble.

     "Guarantee Obligations" shall mean all payment and performance obligations of Lessor to Lessee pursuant to the Participation Agreement, the Master Lease and other Operative Documents.

     "Lessee" is defined in the first recital.

     "Lessor" means IBJTC Leasing Corporation-BSC, in its capacity as Lessor under the Participation Agreement and the Master Lease.

     "Master Lease" is defined in the first recital.

     "Participation Agreement" is defined in the second recital.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     I.2 PARTICIPATION AGREEMENT DEFINITIONS. Capitalized terms used but not otherwise defined in this Guarantee have the respective meanings specified in Appendix A to the Participation Agreement; and the rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Guarantee.

     I.3 U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guarantee, including its preamble and recitals, with such meanings.

                                     II

                              GUARANTEE PROVISIONS

     II.1 GUARANTEE. The Guarantor hereby absolutely, unconditionally and irrevocably

     (a) guarantees the full and punctual payment and performance when due (after giving effect to any applicable grace period), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guarantee Obligations, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
Section 502(b) and Section 506(b), and

     (b) indemnifies and holds harmless Lessee for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by Lessee in enforcing any rights under this Guarantee.

This Guarantee constitutes a guaranty of payment and performance when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that Lessee exercise any right, assert any claim or demand or enforce any remedy whatsoever against Lessor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     II.2 GUARANTEE ABSOLUTE, ETC. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and performance, and shall remain in full force and effect until all Guarantee Obligations have been paid or performed in full, all obligations of the Guarantor hereunder shall have been paid or performed in full and all Commitments of the Lenders under the Loan Agreement and the other Operative Documents shall have terminated. The Guarantor hereby waives any rights it may have under Section 2819 of the California Civil Code. The liability of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

     (a) any lack of validity, legality or enforceability of the Participation Agreement or any other Operative Document;

     (b)  the failure of Lessee

          (i) to assert any claim or demand or to enforce any right or remedy against Lessor or any other Person (including any other guarantor) under the provisions of the Participation Agreement, any other Operative Document or otherwise, or

          (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guarantee Obligations;

     (c) any change in the time, manner or place of payment of, or performance of, or in any other term of, all or any of the Guarantee Obligations, or any other extension, compromise or renewal of any Obligation;

     (d) any reduction, limitation, impairment or termination of the Guarantee Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guarantee Obligations;

     (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Participation Agreement or any other Operative Document;

     (f)  any limitation of any recourse against the Lessor pursuant to
Section 26.9 of the Master Lease or Section 15.10 of the Participation
Agreement;

     (g) any assignment or transfer of Lessor's interest under any of the Operative Documents; and

     (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Lessor, any surety or any guarantor.

     II.3 REINSTATEMENT, ETC. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance (in whole or in part) of any of the Guarantee Obligations is rescinded or must otherwise be restored by Lessee, upon its insolvency, bankruptcy or reorganization or otherwise, as though such payment or performance had not been made.

     II.4  RIGHTS AND REMEDIES.  Guarantor waives any and all rights under
Section 2845 of the California Civil Code and any right which Guarantor may otherwise have to require Lessee to (a) proceed against Lessor; (b) proceed against or exhaust any security held from Lessor; or (c) pursue any other remedy in Lessee's power whatsoever. Lessee may, at its election, exercise any right or remedy it may have against Lessor or any security now or hereafter held by or for the benefit of Lessee including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guarantee Obligations may thereby be paid, even though any rights which Guarantor may have or otherwise might obtain by subrogation against others might be diminished or destroyed. Guarantor acknowledges that any such exercise of a right or remedy with respect to any collateral security for the Guarantee Obligations may result in a loss, in part or whole, of Lessee's right to collect from Lessor any deficiency that may remain after any such exercise of such a right or remedy and that, where such a loss occurs, Guarantor will also suffer a loss of any rights and remedies, arising in law or equity, which Guarantor may have to collect any amount from Lessor; and Guarantor agrees to remain bound notwithstanding any such loss. Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Guarantee Obligations. Lessee may at its discretion purchase all or any part of such security so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the Guarantee Obligations for which such security is held; and in such case, only that portion of the Guarantee Obligations so applied, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or law, shall be applied against the Guarantee Obligations. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Lessor or any such security, whether resulting from the election by Lessee to exercise any right or remedy it may have against Lessor, any defect in, failure of, or loss or absence of priority with respect to Lessee's interest in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, Guarantor waives any right that it may have to have any portion of the Guarantee Obligations discharged except to the extent of the amount actually bid and received by Lessee at any such sale. Lessee shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

     II.5 SEPARATE OBLIGATION. The obligations hereunder are independent of the obligations of Lessor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Lessor or whether Lessor be joined in any such action or actions; Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the fullest extent permitted by law. Any part performance of the Guarantee Obligations by Lessor or other circumstances, which operate to toll any statute of limitations as to Lessor shall not operate to toll the statute of limitations as to Guarantor. Guarantor hereby waives any rights it may have under Sections 2809 and 2810 of the California Civil Code and reaffirms that, in any event, the obligations of Guarantor are independent of those of Lessor. Guarantor understands that Lessee would not enter into the transaction with Lessor in the absence of the foregoing covenants by Guarantor and the other covenants of Guarantor contained in this Guarantee.

     II.6 WAIVER OF NOTICES AND DEMANDS. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, and notices of acceptance of this Guarantee and of the existence, creation or incurring of new or additional Guarantee Obligations. At the option of Lessee, Guarantor may be joined in any action or proceeding commenced by Lessee against Lessor in connection with or based upon the Guarantee Obligations or any security therefor and recovery may be had against Guarantor in such action or proceeding, without any requirement that Lessee first assert, prosecute or exhaust any remedy or claim against Lessor. Without limiting the foregoing, Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Lessor may default in performance of the Guarantee Obligations. Notwithstanding any such performance hereunder, this Guarantee shall remain in full force and effect and shall apply to any and all subsequent defaults by Lessor in payment or performance of the Guarantee Obligations.

     II.7 WAIVER OF DEFENSES. Guarantor waives any defense arising by reason of any disability or other defense of Lessor or by reason of the cessation from any cause whatsoever of the liability of Lessor. Guarantor waives any setoff, defense or counterclaim which Lessor or Guarantor may have or claim to have against Lessee. Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lessee now has or may hereafter have against Lessor, and waives any and all rights under Sections 2848 and 2849 of the California Civil Code and any other benefit or right to participate in any security now or hereafter held by Lessee.

     II.8 RIGHT OF SUBROGATION. Guarantor agrees that until such time as all Guarantee Obligations are paid or performed in full to Lessee it shall not exercise any of the rights it may have against Lessor, any other guarantor, maker or endorser, and shall not exercise any of its rights to any reimbursement and indemnity therefrom.

     II.9 SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF INTERESTS, ETC. This Guarantee shall:

     (a) be binding upon the Guarantor and its successors, transferees and assigns; and

     (b)  inure to the benefit of and be enforceable by Lessee.

                                   III

                        REPRESENTATIONS AND WARRANTIES

     III.1 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto Lessee that it has full power and authority to enter into this Guarantee and the execution, delivery and performance by Guarantor of this Guarantee are within Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

                                     IV

                            MISCELLANEOUS PROVISIONS

     IV.1 OPERATIVE DOCUMENT. This Guarantee is an Operative Document executed pursuant to the Participation Agreement.

     IV.2 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT OF GUARANTEE. In addition to, and not in limitation of, Section 2.9, this Guarantee shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by Lessee and its respective successors and assigns (to the full extent provided pursuant to Section 2.9); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of each Lender.

     IV.3 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lessee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     IV.4 ADDRESSES FOR NOTICES TO GUARANTOR. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

     IV.5  NO WAIVER; REMEDIES.  In addition to, and not in limitation of,
Section 2.2 and Section 2.4, no failure on the part of Lessee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     IV.6 SECTION CAPTIONS. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

     IV.7 SEVERABILITY. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     IV.8 TERMINATION OF GUARANTEE. The obligations of the Guarantor under this Guarantee shall terminate on the date upon which all Guarantee Obligations are satisfied in full.

     IV.9 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF CALIFORNIA. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTEE, THE GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF CALIFORNIA AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.

     IV.10 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LESSEE ENTERING INTO THE PARTICIPATION AGREEMENT.

    IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       THE INDUSTRIAL BANK OF JAPAN
                                       TRUST COMPANY


                                       By____________________________________

                                       Its___________________________________

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Pillsbury Madison & Sutro LLP
235 Montgomery Street
San Francisco, CA 94104
Attn:  George Haley, Esq.
    File No. 10804-484-0002

                                                (Above Space For Recorder's Use)



                         DEED OF TRUST AND SECURITY AGREEMENT
                         AND FIXTURE FILING AND ASSIGNMENT OF
                                   LEASES AND RENTS

                              (CONSTRUCTION TRUST DEED)

                                          By

                            IBJTC LEASING CORPORATION-BSC

                                      as Trustor

                                          to


                        FIRST AMERICAN TITLE INSURANCE COMPANY

                                     as Trustee

                                  for the Benefit of


                            IBJTC LEASING CORPORATION-BSC,
                    AS PARTICIPATION AGENT FOR ITSELF AND FOR THE
                      INDUSTRIAL BANK OF JAPAN, LIMITED AND THE
                        OTHER TRANCHE A AND TRANCHE B LENDERS

                                    as Beneficiary



                              Dated as of March 27, 1996



A.P.No.  525-1350-39-2

                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1 - GRANTS AND OBLIGATIONS SECURED..................................  1
    A.   Grants.............................................................  1
         1.1  Land..........................................................  1
              (a)  Improvements.............................................  1
              (b)  Rights of Way............................................  2
              (c)  Income...................................................  2
         1.2  Collateral....................................................  2
              (a)  Tangible Property........................................  2
              (b)  General Intangibles......................................  3
              (c)  Contracts................................................  3
              (d)  Plans and Reports........................................  3
              (e)  Sureties.................................................  4
              (f)  Payments.................................................  4
              (g)  Financing Commitments....................................  4
              (h)  Claims...................................................  4
              (i)  Insurance................................................  4
              (j)  Deposits.................................................  4
              (k)  Stock....................................................  4
              (l)  Proceeds.................................................  5
              (m)  Sale Contracts...........................................  5
              (n)  Leases and Rents.........................................  5
         1.3  Fixture Filing................................................  5
         1.4  Mineral Rights................................................  6
    B.   Obligations Secured................................................  6
         1.5  Payment of Indebtedness.......................................  6
         1.6  Defined Terms.................................................  7

ARTICLE 2 - COVENANTS OF TRUSTOR............................................  7
    A.   Master Lease.......................................................  7
         2.1  Subordination to Master Lease.................................  7
         2.2  Enforcement...................................................  8
    B.   Insurance Proceeds.................................................  8
         2.3  Assignment of Proceeds........................................  8
         2.4  Transfer of Policy............................................  8
    C.   Payments...........................................................  8
         2.5  Loan Payments.................................................  8
         2.6  Reimbursement.................................................  8
         2.7  Beneficiary's Statement Fee...................................  9
    D.   Condemnation.......................................................  9
         2.8  Condemnation..................................................  9
    E.   Rents and Leases...................................................  9

         2.9  Lease Covenants...............................................  9
         2.10 Subordination of Leases and Attornment........................  9
    F.   Other Rights and Obligations....................................... 10
         2.11 Assignment of Contracts....................................... 10
         2.12 Preservation of Lien.......................................... 10
         2.13 Attorneys' Fees............................................... 11
         2.14 Restrictions upon Transfer.................................... 11
         2.15 Further Assurances............................................ 11
         2.16 Protection of Security........................................ 11


ARTICLE 3 - ASSIGNMENT OF LEASES AND RENTS.................................. 14


ARTICLE 4 - DEFAULTS AND REMEDIES........................................... 15
    A.   Defaults........................................................... 15
         4.1  Event of Default.............................................. 15
    B.   Remedies........................................................... 16
         4.2  Acceleration and Foreclosure.................................. 16
         4.3  Rescission of Notice.......................................... 16
         4.4  Proceeds of Sale.............................................. 17
         4.5  Other Security................................................ 17
         4.6  Remedies Cumulative........................................... 17
         4.7  Appointment of Receiver....................................... 18
         4.8  Other Remedies................................................ 18


ARTICLE 5 - COLLATERAL...................................................... 19
         5.1  Beneficiary's Rights as a Secured Party....................... 19
         5.2  Financing Statements.......................................... 19


ARTICLE 6 - MISCELLANEOUS PROVISIONS........................................ 19
         6.1  No Waiver..................................................... 19
         6.2  Trustee's Powers.............................................. 19
         6.3  Subrogation................................................... 20
         6.4  Beneficiary's Right to Enter, Inspect and Cure................ 20
         6.5  Successors in Interest and Interpretation..................... 20
         6.6  Affidavit to Trustee.......................................... 20
         6.7  Severability.................................................. 21
         6.8  Trustee's Acceptance.......................................... 21
         6.9  No Obligation to Notify....................................... 21
         6.10 Substitution of Trustee....................................... 21
         6.11 Waiver of Statute of Limitations.............................. 21
         6.12 Trustor Waiver of Rights...................................... 21
         6.13 Notices....................................................... 22
         6.14 Notice to Trustor............................................. 23
         6.15 Reconveyance.................................................. 23

         6.16 Releases, Extensions, Modifications and
              Additional Security........................................... 23
         6.17 Obligations of Trustor Joint and Several...................... 23
         6.18 Headings...................................................... 23
         6.19 Sale of Participation......................................... 23
         6.20 Governing Law................................................. 24
         6.21 Counterparts.................................................. 24


EXHIBIT A  -  LAND

         THIS DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS ("Deed of Trust") is made as of March 27, 1996, by IBJTC LEASING CORPORATION-BSC, a New York corporation in its individual capacity (in such capacity "Trustor"), to FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation ("Trustee"), for the benefit of IBJTC LEASING CORPORATION-BSC, a New York corporation, as Participation Agent (together with its successors in such capacity, "Beneficiary") for: itself; THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche A Lenders thereunder (together with each of their permitted successors and assigns, the "Tranche A Lenders"); THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche B Lenders thereunder (together with each of their permitted successors and assignors, the "Tranche B Lenders" and, together with the Tranche A Lenders, the "Lenders"); and THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY, as Agent (together with its successors in its capacity as Agent, the "Agent").


                      ARTICLE 1 - GRANTS AND OBLIGATIONS SECURED

    A.   GRANTS.

         1.1 LAND. Trustor hereby irrevocably grants, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all estate, right, title and interest of Trustor, now owned or hereafter acquired, in, to and under that certain real property situated in the City of Fremont, County of Alameda, State of California, described in Exhibit A attached hereto and made a part hereof (the "Land"), together with all right, title and interest of Trustor therein and in and to:

               (a) IMPROVEMENTS. All buildings and other improvements now or hereafter located on the Land, all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), pumps and pumping stations used in connection therewith and all shares of stock evidencing the same, all machinery, equipment, appliances, furnishings, inventory, fixtures and other property used or useable in connection with the Land and the improvements thereon, including, but not limited to, all storage tanks and pipelines, all gas, electric, heating, cooling, air conditioning, refrigeration and plumbing fixtures and equipment, which have been or may hereafter be attached or affixed in any manner to any building now or hereafter on the Land (the "Improvements");

               (b) RIGHTS OF WAY. All the rights, rights of way, easements, licenses, profits, privileges, tenements, hereditaments and appurtenances, now or hereafter in any way appertaining and belonging to or used in connection with the Land and/or the Improvements, and any part thereof or as a means of access thereto, including, but not limited to, any claim at law or in equity, and any after acquired title and reversion in or to each and every part of all streets, roads, highways and alleys adjacent to and adjoining the same; and

               (c) INCOME. All rentals, earnings, income, deposits, security deposits, receipts, royalties, revenues, issues and profits, and accounts receivable generated from the use and operation of all or any portion of the Land and/or the Improvements, which, after the date hereof, and while any portion of the indebtedness secured hereby remains unpaid, may accrue from the Land and/or the Improvements and any part thereof, subject, however, to the rights, powers and authority described in the last paragraph of Section 1.2 and in Article 3 below.

               Any of the foregoing arising or acquired by Trustor after the date hereof, the Land, and the property described in subparagraphs (a), (b) and
(c) of this Section 1.1 and the rights described in Section 1.4 below are collectively defined hereinafter as the "Property."

         1.2 COLLATERAL. Trustor hereby grants a security interest to Beneficiary in, and assigns to Beneficiary, all of Trustor's right, title and interest in and to the following described property and any and all products and proceeds thereof, now owned or hereafter acquired by Trustor (sometimes all of such being collectively referred to herein as the "Collateral"):

               (a) TANGIBLE PROPERTY. All existing and future goods and tangible personal property located on the Property or wherever located and used or useable in connection with the use, operation or occupancy of the Property or in construction of the Improvements, including, but not limited to, all appliances, furniture and furnishings, fittings, materials, supplies, equipment and fixtures, and all building material, supplies and equipment now or hereafter delivered to the Property and installed or used or intended to be installed or used therein whether stored on the Property or elsewhere; and all renewals or replacements thereof or articles in substitution thereof;

               (b) GENERAL INTANGIBLES. All general intangibles relating to design, development, operation, management and use of the Property and construction of the Improvements, including, but not limited to: (i) all names under which or by which the Property or the Improvements may at any time be operated or known, all rights to carry on business under any such names or any variants thereof, and all goodwill in any way relating to the Property; (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction of the Improvements; (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupancy or operation of the Property; (iv) all rights as a declarant (or its equivalent) under any covenants, conditions and restrictions or other matters of record affecting the Property, (v) all materials prepared for filing or filed with any governmental agency; (vi) all rights under any contract in connection with the development, design, use, operation, management and construction of the Property; and (vii) all books and records prepared and kept in connection with the acquisition, construction, operation and occupancy of the Property and the Improvements;

               (c) CONTRACTS. All construction, service, engineering, consulting, leasing, architectural, design and other similar contracts of any nature (including those of any general contractors, subcontractors and materialmen), as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any portion of or all of the Property;

               (d) PLANS AND REPORTS. All architectural, design and engineering drawings, plans, specifications, working drawings, shop drawings, general conditions, addenda, soil tests and reports, feasibility studies, appraisals, engineering reports, environmental reports and similar materials relating to any portion of or all of the Property and modifications, supplements and amendments thereto, including those more specifically described in the Participation Agreement and the Loan Agreement (each as defined below);

               (e) SURETIES. All payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the Property;

               (f) PAYMENTS. All reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of all or any portion of the Property, including any property tax rebates now owing or hereafter payable to Trustor;

               (g) FINANCING COMMITMENTS. All proceeds of the loans secured hereby and any commitment by any lender to extend permanent or additional construction financing to Trustor relating to the Property;

               (h) CLAIMS. All proceeds and claims arising on account of any damage to or taking of the Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Property;

               (i) INSURANCE. All policies of, and proceeds resulting from, insurance relating to the Property or any of the Collateral, and any and all riders, amendments, renewals, supplements or extensions thereof, and all proceeds thereof;

               (j) DEPOSITS. All deposits made with or other security given to utility companies by Trustor with respect to the Land and/or the Improvements, and all advance payments of insurance premiums made by Trustor with respect thereto and claims or demands relating to insurance and all deposit accounts wherever located;

               (k) STOCK. All shares of stock or other evidence of ownership of any part of the Property that is owned by Trustor in common with others, including all water stock relating to the Property, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Property;

               (l) PROCEEDS. All proceeds, whether cash, promissory notes, contract rights or otherwise, of the sale or other disposition of all or any part of the estate of Trustor upon the Property now or hereafter existing thereon;

               (m) SALE CONTRACTS. All sales contracts, escrow agreements and broker's agreements concerning the sale of any or all of the Property, and all amendments thereto;

               (n) LEASES AND RENTS. All the Leases (defined below), income, rents, revenues, issues, deposits, receipts, profits and proceeds, and accounts receivable generated from the use and operation, of the Property and the Collateral to which Trustor may be entitled, whether now due, past due or to become due;

including, without limiting the above items, all Goods, Accounts, Documents, Instruments, Money, Chattel Paper and General Intangibles, as those terms are defined in the Commercial Code from time to time in effect in the State of California.

               The security interest granted by SUBSECTION (n) above is intended by Trustor to be subordinate to the provisions of Article 3 hereof and shall not take priority unless and until the absolute assignment granted to Beneficiary by Trustor in Article 3 is for any reason deemed to be ineffective.

         1.3 FIXTURE FILING. The personal property in which Beneficiary has a security interest includes goods which are or shall become fixtures on the Property. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Sections 9313 and 9402 of the California Uniform Commercial Code. This filing is to be recorded in the real estate records of the county in which the Property is located. This filing remains in effect as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Property. In that regard, the following information is provided:

         Name of Debtor:  IBJTC LEASING CORPORATION-BSC

         Address of Debtor:  See Section 6.13 hereof.

         Name of Secured Party:   IBJTC LEASING CORPORATION-BSC, as
                                  Participation Agent for itself and the
                                  Lenders

         Address of Secured Party:  See Section 6.13 hereof.

         1.4 MINERAL RIGHTS. Trustor hereby assigns and transfers to Beneficiary all damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Property, with the right in Beneficiary to receive and receipt therefor, and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Beneficiary may demand, sue for and recover any such payments but shall not be required to do so.

    B.   OBLIGATIONS SECURED.

         1.5 PAYMENT OF INDEBTEDNESS. The grants, assignments and transfers made in Sections 1.1, 1.2, 1.3 and 1.4 are given for the purpose of securing, in such order of priority as Beneficiary may determine:

               (a)  Payment of the indebtedness evidenced by the Tranche A
Notes and the Tranche B Notes each of even date herewith and any renewals, extensions, modifications, changes or amendments thereof made in accordance with the terms of the Participation Agreement (as hereinafter defined) and the Loan Agreement, collectively in the maximum, aggregate, original principal amount of Fifty-five Million Six Hundred Eighty Thousand Dollars ($55,680,000) executed by Trustor and payable to the Lenders making the Loans evidenced by said Notes, (collectively, the "Note"), together with interest thereon and late charges as provided by the Note, which is made a part hereof by reference.

               (b) Payment of such further sums as Trustor or any successor in ownership hereafter may borrow from the Lenders when evidenced by another note or notes consented to by

LAM (as hereinafter defined), reciting it is so secured, payable to the Lenders or order and made by Trustor or any successor-in-ownership, and all renewals, extensions, modifications, changes or amendments of such note or notes.

               (c) Payment of all other moneys agreed or provided to be paid by Trustor herein and in that certain Loan Agreement of even date herewith among Trustor, The Industrial Bank of Japan, Limited as Tranche A Lender, The Industrial Bank of Japan, Limited as Tranche B Lender and Agent (the "Loan Agreement") and performance of all other obligations of Trustor contained herein and in the Loan Agreement and any amendments, modifications or changes hereto or thereto made in accordance with the terms of the Loan Agreement and the Participation Agreement.

               (d) Performance of each agreement of Trustor contained in any other agreement given by Trustor to Beneficiary, the Lenders or Agent which is for the purpose of further securing any indebtedness or obligation secured hereby and any amendments, modifications or changes thereto (made in accordance with the terms of the Loan Agreement and the Participation Agreement), including a certain Participation Agreement of even date herewith (the "Participation Agreement") among LAM RESEARCH CORPORATION ("LAM"), Trustor, Beneficiary, the Lenders, Participation Agent and Agent and the other Operative Documents referred to therein or in the Loan Agreement.

         1.6 DEFINED TERMS. Capitalized terms used but not defined in this Deed of Trust will have the meanings specified in Appendix A to the Loan Agreement, and the rules of interpretation set forth in such Appendix A shall apply to this Deed of Trust.


                           ARTICLE 2 - COVENANTS OF TRUSTOR

    A.   MASTER LEASE.

         2.1 SUBORDINATION TO MASTER LEASE. The lien of this Deed of Trust is subordinate and subject to a certain Master lease and Mortgage of even date herewith (as amended, modified or supplemented, and including all Lease Supplements thereto, the "Master Lease") between Trustor, as lessor, and LAM, as lessee.

         2.2 ENFORCEMENT. Trustor shall use reasonable efforts, in good faith and with diligence to enforce the obligations of the lessee under the Master Lease, including the lessee's duty to maintain and repair the Property, to provide insurance, to comply with Requirements of Law and to pay all taxes, utility costs and other charges relating to the Property. Lessor shall perform in all material respects its duties and obligations under the Master Lease. Trustor shall promptly notify Beneficiary of any Event of Default by LAM under the Master Lease.

    B.   INSURANCE PROCEEDS.

         2.3 ASSIGNMENT OF PROCEEDS. Trustor hereby absolutely and unconditionally assigns to Beneficiary all insurance proceeds which it may be entitled to receive. All such proceeds shall be held and distributed pursuant to the terms of the Participation Agreement and the other Operative Documents.

         2.4 TRANSFER OF POLICY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Trustor in and to any insurance policy then in force shall pass to the purchaser or grantee, subject to the terms of the Participation Agreement and the other Operative Documents.

    C.   PAYMENTS.

         2.5 LOAN PAYMENTS. Trustor shall pay the principal, interest and other charges due under the Note and the Loan Agreement according to their terms.

         2.6 REIMBURSEMENT. Trustor shall pay immediately, upon demand, after expenditure, all sums expended or expenses incurred by Trustee and/or Beneficiary in acting under any of the terms of this Deed of Trust, including any fees and expenses (including reasonable attorneys' fees) incurred in connection with any reconveyance of the Property or any portion thereof, or to compel payment of the Note or any portion of the indebtedness evidenced thereby or in connection with any default thereunder, including attorneys' fees incurred in any bankruptcy or judicial or nonjudicial foreclosure proceeding, with interest from date of expenditure at the Overdue Rate provided for in the Loan Agreement and said sums shall be secured hereby.

         2.7 BENEFICIARY'S STATEMENT FEE. Trustor shall pay the amount demanded by Beneficiary or its authorized servicing agent for any statement regarding the obligations secured hereby; PROVIDED, HOWEVER, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

    D.   CONDEMNATION.

         2.8 CONDEMNATION. If the Property, the Collateral or any part thereof, is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other similar manner, all compensation, awards and other payments or relief therefor shall be held and distributed in accordance with the terms of the Participation Agreement and the other Operative Documents. Trustor hereby absolutely and unconditionally assigns to Beneficiary all such compensation, awards, damages, rights of action and proceeds to which Trustor shall be entitled (the "Proceeds"). Trustor agrees to execute such further assignments of the Proceeds as Beneficiary or Trustee may require, consistent with the terms of this Deed of Trust, the Participation Agreement and the other Operative Documents.

    E.   RENTS AND LEASES.

         2.9 LEASE COVENANTS. "Lease" means any lease of all or any portion of the Property or Improvements entered into at any time, including the Master Lease, and includes any extensions or renewals thereof and any amendments thereto. Beneficiary shall have the right, but not the obligation, to cure any default of Trustor under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be disbursements under the Loan Agreement.

         2.10 SUBORDINATION OF LEASES AND ATTORNMENT. Each Lease other than the Master Lease of any portion of the Property or Improvements shall be absolutely subordinate to the lien of this Deed of Trust, but shall contain a provision satisfactory to Beneficiary, and in any event, each tenant thereunder, by virtue of executing a Lease covering the Property, the Improvements or any portion thereof, hereby agrees, that in the event of the exercise of the private power of sale or a judicial foreclosure hereunder, such Lease, at the option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new Lease for the balance of the term of such Lease then remaining upon the same terms and conditions. Each such Lease shall, at the request of Beneficiary, be separately assigned to Beneficiary upon Beneficiary's approved form, and each such assignment shall be recorded and acknowledged by the tenant thereunder. However, any such Lease and the rents thereunder shall be subject to this Deed of Trust, regardless of whether Beneficiary requests a separate assignment. Concurrently with the execution of any and all such Leases executed after the date hereof, Trustor shall cause the tenants thereunder to execute an attornment agreement in favor of Beneficiary in form and substance satisfactory to Beneficiary and immediately thereafter deliver such agreement to Beneficiary.

    F.   OTHER RIGHTS AND OBLIGATIONS.

         2.11 ASSIGNMENT OF CONTRACTS. In addition to any other grant, transfer or assignment effectuated hereby, without in any manner limiting the generality of the grants in Article 1 hereof, Trustor shall assign to Beneficiary, as security for the indebtedness secured hereby, Trustor's interest in all agreements, contracts, licenses and permits affecting the Property and/or the Collateral in any manner whatsoever, such assignments to be made, if so requested by Beneficiary, by instruments in form satisfactory to Beneficiary; but no such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit so assigned, or to impose upon Beneficiary any obligations with respect thereto.

         2.12 PRESERVATION OF LIEN. Trustor shall do any and all acts which, from the character or use of the Property or the Collateral, may be reasonably necessary to protect and preserve the lien, the priority of the lien and the security of Beneficiary granted herein, the specific enumerations herein not excluding the general.

         2.13 ATTORNEYS' FEES. Upon election of either Beneficiary or Trustee so to do, employment of an attorney is authorized, and payment by Trustor of all attorneys' fees, costs and expenses in connection with any action or actions (including the cost of evidence or search of title) which may be brought for the foreclosure of this Deed of Trust, for possession of the Property covered hereby, for the appointment of a receiver, and/or for the enforcement of any covenant or right in this Deed of Trust contained as hereinafter provided, shall be secured hereby.

         2.14 RESTRICTIONS UPON TRANSFER. Except as expressly permitted in the Participation Agreement and other Operative Documents, in the event that the interest of Trustor in the Property or the Collateral, or any part thereof, or any interest therein, is sold, agreed to be sold, conveyed, encumbered, alienated or otherwise transferred by Trustor, whether by operation of law or otherwise, the Note, irrespective of the maturity dates expressed therein, at the option of Beneficiary, and without demand or notice, shall immediately become due and payable. In the event that Beneficiary does not elect to declare the Note immediately due and payable, then, unless indicated otherwise in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for the obligations hereunder and under the Note and any other instrument securing the Note. Subject to the terms of the Participation Agreement and the other Operator Documents, this provision shall apply to each and every sale, transfer, encumbrance or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary's rights hereunder, whether by action or non-action, in connection with any previous sale, transfer or conveyance.

         2.15 FURTHER ASSURANCES. Trustor agrees to execute, acknowledge and deliver such documents and take such action as Beneficiary shall determine to be necessary or desirable to further evidence, perfect or continue the perfection and/or the priority of the lien and security interest granted by Trustor herein.

         2.16 PROTECTION OF SECURITY. Upon the occurrence of an Event of Default hereunder, and subject to the terms of the Participation Agreement and the other Operative Documents, Beneficiary, or Trustee upon written instructions from Beneficiary (the legality thereof to be determined solely by

Beneficiary), may, without further notice to or demand upon Trustor, without releasing Trustor from any obligation hereunder and without waiving its right to declare a default as herein provided or impairing any declaration of default or election to cause the Property to be sold or any sale proceeding predicated thereon:

               (a) Take action in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon and take possession of the Property for such purposes;

               (b) Commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of Trustee and/or Beneficiary hereunder, whether brought by or against Trustor, Trustee or Beneficiary;

               (c) Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of either may affect or appear to affect the security and/or priority of this Deed of Trust, the interest of Beneficiary or the rights, powers and/or duties of Trustee and/or Beneficiary hereunder; and

               (d) Beneficiary is authorized, either by itself or by its agents to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Property and/or the Collateral, both real and personal, and exclude Trustor and all other persons therefrom; and to operate and manage the Property and/or the Collateral and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof, and collect any and all income, rents, issues, profits and proceeds therefrom, the same being hereby assigned and transferred to Beneficiary for the benefit and protection of Beneficiary, subject to the terms of the Participation Agreement and the other Operative Documents. The collection and/or receipt of income, rents, issues, profits and/or proceeds by Beneficiary, its agent or receiver, after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust, the Participation Agreement and the other Operative Documents shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, rents, issues, profits and/or proceeds. Any such income, rents, issues, profits and/or proceeds in the possession of Beneficiary, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be held and distributed pursuant to the terms of the Participation Agreement and the other Operative Documents.

Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section and any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness secured hereby.

                      ARTICLE 3 - ASSIGNMENT OF LEASES AND RENTS

         Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary (and has not heretofore otherwise so assigned or transferred to any other person or entity) the Master Lease, together with all other Leases (including all security deposits, guarantees and other security at any time given as security for the performance of the obligations of the tenants thereunder), income, rents, revenues, issues, deposits, profits and proceeds of the Property and the Collateral to which Trustor may be entitled, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such income, rents, revenues, issues, deposits, profits and proceeds, subject to the terms of the Participation Agreement and the other Operative Documents. This assignment of the Leases, income, rents, revenues, issues, deposits, profits and proceeds constitutes an irrevocable direction and authorization of all tenants under the Leases to pay all rent, revenues, income and profits to Beneficiary upon demand and without further consent or other action by Trustor. This is an absolute assignment, not an assignment for security only, and Beneficiary's right to rents, revenues, issues and profits is not contingent on Beneficiary's possession of all or any portion of the Property. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such income, rents, revenues, issues, deposits, profits and proceeds and apply the same to the indebtedness secured hereby. It is understood and agreed that neither the foregoing assignment of Leases, income, rents, revenues, issues, deposits, profits and proceeds to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under this Section or under Section 2.16 hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise obligated, responsible or liable in any manner with respect to the Property or the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Notwithstanding anything to the contrary contained herein or in the Note, so long as no event which is, or with notice or passage of time or both would constitute, an Event of Default shall have occurred, Trustor shall have a license to collect all income, rents, revenues, issues, profits and proceeds from the Property as trustee for the benefit of Beneficiary and Trustor, and Trustor shall apply the funds so collected in accordance with the terms of the Participation

Agreement and the other Operative Documents. Upon the occurrence of such event, such license shall be deemed revoked, and any rents received thereafter by Trustor shall be delivered in kind to Beneficiary. Trustor hereby irrevocably constitutes and appoints Beneficiary its true and lawful attorney-in-fact to enforce, in Trustor's name or in Beneficiary's name or otherwise, all rights of Trustor in the instruments, including checks and money orders, tendered as payments of rents and to do any and all things necessary and proper to carry out the purposes hereof.

               The security interest granted by this Article 3 above is intended by Trustor to be subordinate to the provisions of a certain Assignment of Leases and Rents of even date herewith executed by Trustor in favor of Beneficiary and the Lenders (the "Assignment of Leases and Rents") and shall not take priority unless and until the absolute assignment granted to Beneficiary by Trustor in the Assignment of Leases and Rents is for any reason deemed to be ineffective.


                          ARTICLE 4 - DEFAULTS AND REMEDIES

    A.   DEFAULTS.

         4.1 EVENT OF DEFAULT. Any Loan Agreement Event of Default shall constitute an Event of Default ("Event of Default") hereunder.

    B.   REMEDIES.

         4.2 ACCELERATION AND FORECLOSURE. Upon the occurrence of an Event of Default hereunder, then and in each such event, Beneficiary may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Deed of Trust as a mortgage, or by the delivery to Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust, the Notes and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by Beneficiary in said notice of sale, either as a whole or in separate parcels, and in such order as Beneficiary may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed or deeds conveying the Property, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed or deeds of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

         4.3 RESCISSION OF NOTICE. Beneficiary, from time to time before Trustee's sale, may rescind any such notice of breach or default and of election to cause the Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Notes, the Loan Agreement, the Participation Agreement, any of the other Operative Documents and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

         4.4 PROCEEDS OF SALE. After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of appraisal and evidence of title in connection with sale and attorneys' fees, Trustee shall apply the proceeds of sale in accordance with the terms of the Participation Agreement and the other Operative Documents.

         4.5 OTHER SECURITY. If Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms hereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the indebtedness secured hereby without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security. Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property or any other property which is security for the indebtedness secured hereby shall be sold and to have any of the Property, or any other property which is security for the indebtedness secured hereby, marshalled upon any foreclosure of this Deed of Trust or of any other security for any indebtedness secured hereby.

         4.6 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Every power or remedy given by this instrument to Trustee or Beneficiary or to which either of them may be otherwise entitled may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.

         4.7 APPOINTMENT OF RECEIVER. Upon the occurrence of an Event of Default hereunder, Beneficiary, as a matter of right and without further notice to Trustor or anyone claiming under it, and without regard to the then value of the Property or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property or any portion thereof, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated.

         4.8 OTHER REMEDIES. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise all other remedies provided to Beneficiary under any of the Loan Documents or otherwise available under California law or set forth herein, including (a) the institution of a suit in equity or other appropriate proceedings for specific performance or an injunction against a violation of this Deed of Trust; and/or (b) termination of all commitments to cause the reconveyance a Lot, and all other obligations of Beneficiary and all rights of Trustor under the Loan Documents, without notice to or demand upon Trustor, which are expressly waived by Trustor, EXCEPT that Beneficiary may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Beneficiary, to cause the reconveyance of any Property, or to make further disbursements of the Loans.

                                ARTICLE 5 - COLLATERAL

         5.1 BENEFICIARY'S RIGHTS AS A SECURED PARTY. With respect to the security interest granted in Section 1.2, Beneficiary shall have all the rights and remedies granted to a secured party under Division 9 of the California Uniform Commercial Code (including the right at Beneficiary's sole option to conduct a separate or a unified sale of all or any portion of the Property and the Collateral) as well as all other rights and remedies available at law or in equity. Trustor shall, upon the demand of Beneficiary, assemble all of such Collateral and make it available to Beneficiary at the Property, which is hereby agreed to be reasonably convenient to Beneficiary and Trustee. The proceeds of any sale of any portion of the Collateral shall be applied in accordance with the terms of the Participation Agreement and the other Operative Documents.

         5.2 FINANCING STATEMENTS. If required by Beneficiary at any time during the term of this Deed of Trust, Trustor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, an additional security agreement and/or financing statement covering all personal property of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Property and used, useful or held for use in the operation of the improvements thereon. Any breach of or default under such security agreement shall constitute an Event of Default.


                         ARTICLE 6 - MISCELLANEOUS PROVISIONS

         6.1 NO WAIVER. By accepting payment of any sum secured hereby after its due date or in an amount less than the sum due, Beneficiary does not waive its rights either to require prompt payment when due of all other sums so secured or to declare a default as herein provided for failure to pay the total sum due.

         6.2 TRUSTEE'S POWERS. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Notes for endorsement, and without affecting the personal liability of any person for payment of all or any portion of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may: reconvey any part of the Property; consent in writing to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

         6.3 SUBROGATION. Beneficiary shall be subrogated for further security to the lien, although released of record, of any and all encumbrances paid out of the proceeds of any loan secured by this Deed of Trust.

         6.4 BENEFICIARY'S RIGHT TO ENTER, INSPECT AND CURE. Beneficiary is authorized, by itself, its contractors, agents, employees or workmen, to enter at any reasonable time upon any part of the Property for the purpose of inspecting the same, and for the purpose of performing any of the acts it is authorized to perform under the terms of the Loan Agreement, the Participation Agreement, the other Operative Documents and this Deed of Trust.

         6.5 SUCCESSORS IN INTEREST AND INTERPRETATION. Subject to the provisions of Section 2.14 hereof, this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Beneficiary" shall mean the owner and holder, including pledgees, of the Note, now or hereafter and whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The word "person" shall include corporation, partnership or other form of association. Any reference in this Deed of Trust to any document, instrument or agreement creating or evidencing an obligation secured hereby shall include such document, instrument or agreement both as originally executed and as it may from time to time be modified.

         6.6 AFFIDAVIT TO TRUSTEE. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

         6.7 SEVERABILITY. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Deed of Trust.

         6.8 TRUSTEE'S ACCEPTANCE. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Trustor.

         6.9 NO OBLIGATION TO NOTIFY. Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust.

         6.10 SUBSTITUTION OF TRUSTEE. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, substitute a successor or successors for the Trustee named herein or acting hereunder.

         6.11 WAIVER OF STATUTE OF LIMITATIONS. The right to plead any and all statutes of limitation as a defense to any demand secured by this Deed of Trust is hereby waived to the full extent permitted by law.

         6.12 TRUSTOR WAIVER OF RIGHTS. Trustor waives, to the extent permitted by law: (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property;(b) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties; and (c) all rights of valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created; PROVIDED, HOWEVER, nothing contained herein shall be deemed to be a waiver of Trustor's rights under Section 2924c of the California Civil Code.

         6.13 NOTICES. All notices and demands expressly provided hereunder to be given by Beneficiary to Trustor and all notices, demands and other communications of any kind or nature whatever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing, shall be addressed to the appropriate address set forth in this section, or at such other place as Trustor, Beneficiary or Trustee, as the case may be, may from time to time designate in writing by ten (10) days prior written notice and shall be (a) hand-delivered, effective upon receipt,(b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) served by certified mail, return receipt requested, deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. The addresses of the parties are as follows:

    TO TRUSTOR:         IBJTC Leasing Corporation-BSC
                        245 Park Avenue
                        New York, New York 10167
                        Attention:  Virginia Fino

      With a copy to:   LAM Research Corporation
                        4650 Cushing Parkway
                        Fremont, CA 94538
                        Attention:  Treasurer and Assistant
                                        General Counsel

      And with a copy to Pillsbury Madison & Sutro LLP as set forth below.

    TO BENEFICIARY:     IBJTC Leasing Corporation-BSC
                        245 Park Avenue
                        New York, New York 10167
                        Attention:  Virginia Fino

      With a copy to:   Pillsbury Madison & Sutro LLP
                        235 Montgomery Street
                        San Francisco, CA 94104
                        Attn:  George Haley, Esq.

         6.14 NOTICE TO TRUSTOR. Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to Trustor at the address set forth above.

         6.15 RECONVEYANCE. Upon written request of Beneficiary stating that all sums secured hereby have been paid and upon surrender to Trustee of this Deed of Trust and the Note for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

         6.16 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without affecting the liability or obligations of any person, including Trustor, for the performance of any obligations secured hereby (excepting only any person or property otherwise expressly released in writing by Beneficiary), Beneficiary may, from time to time and without notice, release any person liable for payment of any of said indebtedness or the performance of any of said obligations, extend the time of payment or otherwise alter the terms of any of said obligations, accept additional security therefor of any kind, including trust deeds or mortgages, or alter, substitute or release any property securing said obligations.

         6.17 OBLIGATIONS OF TRUSTOR JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor," the obligations of all such persons hereunder shall be joint and several.

         6.18 HEADINGS. The headings of each paragraph are for convenience only and shall be disregarded in construing this Deed of Trust.

         6.19 SALE OF PARTICIPATION. Beneficiary may, at any time, sell, transfer, assign the Loan secured hereby or grant participations herein and in any and all notes and other obligations secured hereby, and Beneficiary may forward to each purchaser, prospective purchaser, participant and prospective participant all documents and information which Beneficiary now has or later may acquire relating to those obligations and to Trustor, and any partners, joint venturers or members of

Trustor, whether furnished by Trustor or otherwise, as Beneficiary determines necessary or desirable.

         6.20 GOVERNING LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State of California.

         6.21 COUNTERPARTS. This Deed of Trust may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

    IN WITNESS WHEREOF, Trustor has executed this Deed of Trust and Security Agreement and Fixture Filing and Assignment of Leases and Rents as of the day first written above.


                                       IBJTC LEASING CORPORATION-BSC,
                                       a New York corporation


                                       By
                                           -------------------------------------

                                          Its
                                               ---------------------------------

State of California                    )
                   )  ss.
County of          )

    On ____________________ before me, ________________________________________
____________________________________________, Notary Public, personally appeared
________________________________________________________________________________
________________________________________________________________________________
_______________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.


Signature ______________________________


                                                      (Seal)


State of California                    )
                   )  ss.
County of          )

    On ____________________ before me, ________________________________________
____________________________________________, Notary Public, personally appeared
________________________________________________________________________________
________________________________________________________________________________
_______________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    WITNESS my hand and official seal.



Signature ______________________________


                                                      (Seal)

                                      EXHIBIT A


                                         LAND

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Pillsbury Madison & Sutro LLP
235 Montgomery Street
San Francisco, CA 94104
Attn:  George Haley, Esq.
     File No. 10804-484-0002

                                                (Above Space For Recorder's Use)



                      DEED OF TRUST AND SECURITY AGREEMENT
                      AND FIXTURE FILING AND ASSIGNMENT OF
                                LEASES AND RENTS


                                       By

                          IBJTC LEASING CORPORATION-BSC

                                   as Trustor

                                       to


                     FIRST AMERICAN TITLE INSURANCE COMPANY

                                   as Trustee

                               for the Benefit of


                         IBJTC LEASING CORPORATION-BSC,
                  AS PARTICIPATION AGENT FOR ITSELF AND FOR THE
                    INDUSTRIAL BANK OF JAPAN, LIMITED AND THE
                      OTHER TRANCHE A AND TRANCHE B LENDERS

                                 as Beneficiary

                           Dated as of March 27, 1996



A.P.Nos.  525-1350-38
          525-1350-39-1

                           TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - GRANTS AND OBLIGATIONS SECURED . . . . . . . . . . . . . . . . .   1
     A.   Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.1  Land. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
               (a)  Improvements . . . . . . . . . . . . . . . . . . . . . .   1
               (b)  Rights of Way. . . . . . . . . . . . . . . . . . . . . .   1
               (c)  Income . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.2  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . .   2
               (a)  Tangible Property. . . . . . . . . . . . . . . . . . . .   2
               (b)  General Intangibles. . . . . . . . . . . . . . . . . . .   2
               (c)  Contracts. . . . . . . . . . . . . . . . . . . . . . . .   3
               (d)  Plans and Reports. . . . . . . . . . . . . . . . . . . .   3
               (e)  Sureties . . . . . . . . . . . . . . . . . . . . . . . .   3
               (f)  Payments . . . . . . . . . . . . . . . . . . . . . . . .   3
               (g)  Financing Commitments. . . . . . . . . . . . . . . . . .   3
               (h)  Claims . . . . . . . . . . . . . . . . . . . . . . . . .   3
               (i)  Insurance. . . . . . . . . . . . . . . . . . . . . . . .   4
               (j)  Deposits . . . . . . . . . . . . . . . . . . . . . . . .   4
               (k)  Stock. . . . . . . . . . . . . . . . . . . . . . . . . .   4
               (l)  Proceeds . . . . . . . . . . . . . . . . . . . . . . . .   4
               (m)  Sale Contracts . . . . . . . . . . . . . . . . . . . . .   4
               (n)  Leases and Rents . . . . . . . . . . . . . . . . . . . .   4
          1.3  Fixture Filing. . . . . . . . . . . . . . . . . . . . . . . .   4
          1.4  Mineral Rights. . . . . . . . . . . . . . . . . . . . . . . .   5
     B.   Obligations Secured. . . . . . . . . . . . . . . . . . . . . . . .   5
          1.5  Payment of Indebtedness . . . . . . . . . . . . . . . . . . .   5
          1.6  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 2 - COVENANTS OF TRUSTOR . . . . . . . . . . . . . . . . . . . . . .   6
     A.   Master Lease . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          2.1  Subordination to Master Lease . . . . . . . . . . . . . . . .   6
          2.2  Enforcement . . . . . . . . . . . . . . . . . . . . . . . . .   6
     B.   Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.3  Assignment of Proceeds. . . . . . . . . . . . . . . . . . . .   7
          2.4  Transfer of Policy. . . . . . . . . . . . . . . . . . . . . .   7
     C.   Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.5  Loan Payments . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.6  Reimbursement . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.7  Beneficiary's Statement Fee . . . . . . . . . . . . . . . . .   7
     D.   Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.8  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . .   7
     E.   Rents and Leases . . . . . . . . . . . . . . . . . . . . . . . . .   8

           2.9 Lease Covenants . . . . . . . . . . . . . . . . . . . . . . .   8
          2.10 Subordination of Leases and Attornment. . . . . . . . . . . .   8
     F.   Other Rights and Obligations . . . . . . . . . . . . . . . . . . .   8
          2.11 Assignment of Contracts . . . . . . . . . . . . . . . . . . .   8
          2.12 Preservation of Lien. . . . . . . . . . . . . . . . . . . . .   9
          2.13 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .   9
          2.14 Restrictions upon Transfer. . . . . . . . . . . . . . . . . .   9
          2.15 Further Assurances. . . . . . . . . . . . . . . . . . . . . .   9
          2.16 Protection of Security. . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3 - ASSIGNMENT OF LEASES AND RENTS . . . . . . . . . . . . . . . . .  11

ARTICLE 4 - DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . .  12
     A.   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          4.1  Event of Default. . . . . . . . . . . . . . . . . . . . . . .  12
     B.   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          4.2  Acceleration and Foreclosure. . . . . . . . . . . . . . . . .  12
          4.3  Rescission of Notice. . . . . . . . . . . . . . . . . . . . .  13
          4.4  Proceeds of Sale. . . . . . . . . . . . . . . . . . . . . . .  13
          4.5  Other Security. . . . . . . . . . . . . . . . . . . . . . . .  13
          4.6  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . .  14
          4.7  Appointment of Receiver . . . . . . . . . . . . . . . . . . .  14
          4.8  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 5 - COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          5.1  Beneficiary's Rights as a Secured Party . . . . . . . . . . .  15
          5.2  Financing Statements. . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 6 - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .  15
          6.1  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          6.2  Trustee's Powers. . . . . . . . . . . . . . . . . . . . . . .  16
          6.3  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . .  16
          6.4  Beneficiary's Right to Enter, Inspect and Cure. . . . . . . .  16
          6.5  Successors in Interest and Interpretation . . . . . . . . . .  16
          6.6  Affidavit to Trustee. . . . . . . . . . . . . . . . . . . . .  16
          6.7  Severability. . . . . . . . . . . . . . . . . . . . . . . . .  16
          6.8  Trustee's Acceptance. . . . . . . . . . . . . . . . . . . . .  17
          6.9  No Obligation to Notify . . . . . . . . . . . . . . . . . . .  17
          6.10 Substitution of Trustee . . . . . . . . . . . . . . . . . . .  17
          6.11 Waiver of Statute of Limitations. . . . . . . . . . . . . . .  17
          6.12 Trustor Waiver of Rights. . . . . . . . . . . . . . . . . . .  17
          6.13 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          6.14 Notice to Trustor . . . . . . . . . . . . . . . . . . . . . .  18
          6.15 Reconveyance. . . . . . . . . . . . . . . . . . . . . . . . .  18

          6.16 Releases, Extensions, Modifications and Additional Security .  18
          6.17 Obligations of Trustor Joint and Several. . . . . . . . . . .  19
          6.18 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          6.19 Sale of Participation . . . . . . . . . . . . . . . . . . . .  19
          6.20 Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  19
          6.21 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  19

EXHIBIT A  -  LAND

     THIS DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS ("Deed of Trust") is made as of March 27, 1996, by IBJTC LEASING CORPORATION-BSC, a New York corporation in its individual capacity (in such capacity "Trustor"), to FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation ("Trustee"), for the benefit of IBJTC LEASING CORPORATION-BSC, a New York corporation, as Participation Agent (together with its successors in such capacity, "Beneficiary") for: itself; THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche A Lenders thereunder (together with each of their permitted successors and assigns, the "Tranche A Lenders"); THE INDUSTRIAL BANK OF JAPAN, LIMITED and the various financial institutions party to the Loan Agreement from time to time as Tranche B Lenders thereunder (together with each of their permitted successors and assignors, the "Tranche B Lenders" and, together with the Tranche A Lenders, the "Lenders"); and THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY, as Agent (together with its successors in its capacity as Agent, the "Agent").

                   ARTICLE 1 - GRANTS AND OBLIGATIONS SECURED

     A.   GRANTS.

          1.1 LAND. Trustor hereby irrevocably grants, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all estate, right, title and interest of Trustor, now owned or hereafter acquired, in, to and under that certain real property situated in the City of Fremont, County of Alameda, State of California, described in Exhibit A attached hereto and made a part hereof (the "Land"), together with all right, title and interest of Trustor therein and in and to:

                (a) IMPROVEMENTS. All buildings and other improvements now or hereafter located on the Land, all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), pumps and pumping stations used in connection therewith and all shares of stock evidencing the same, all machinery, equipment, appliances, furnishings, inventory, fixtures and other property used or useable in connection with the Land and the improvements thereon, including, but not limited to, all storage tanks and pipelines, all gas, electric, heating, cooling, air conditioning, refrigeration and plumbing fixtures and equipment, which have been or may hereafter be attached or affixed in any manner to any building now or hereafter on the Land (the "Improvements");

               (b) RIGHTS OF WAY. All the rights, rights of way, easements, licenses, profits, privileges, tenements, hereditaments and appurtenances, now or hereafter in any way appertaining and belonging to or used in connection with the Land and/or the Improvements, and any part thereof or as a means of access thereto, including, but not limited to, any claim at law or in equity, and any after acquired title and reversion in or to each and every part of all streets, roads, highways and alleys adjacent to and adjoining the same; and

               (c) INCOME. All rentals, earnings, income, deposits, security deposits, receipts, royalties, revenues, issues and profits, and accounts receivable generated from the use and operation of all or any portion of the Land and/or the Improvements, which, after the date hereof, and while any portion of the indebtedness secured hereby remains unpaid, may accrue from the Land and/or the Improvements and any part thereof, subject, however, to the rights, powers and authority described in the last paragraph of Section
1.2 and in Article 3 below.

               Any of the foregoing arising or acquired by Trustor after the date hereof, the Land, and the property described in subparagraphs (a), (b) and (c) of this Section 1.1 and the rights described in Section 1.4 below are collectively defined hereinafter as the "Property."

         1.2 COLLATERAL. Trustor hereby grants a security interest to Beneficiary in, and assigns to Beneficiary, all of Trustor's right, title and interest in and to the following described property and any and all products and proceeds thereof, now owned or hereafter acquired by Trustor (sometimes all of such being collectively referred to herein as the "Collateral"):

               (a) TANGIBLE PROPERTY. All existing and future goods and tangible personal property located on the Property or wherever located and used or useable in connection with the use, operation or occupancy of the Property or in construction of the Improvements, including, but not limited to, all appliances, furniture and furnishings, fittings, materials, supplies, equipment and fixtures, and all building material, supplies and equipment now or hereafter delivered to the Property and installed or used or intended to be installed or used therein whether stored on the Property or elsewhere; and all renewals or replacements thereof or articles in substitution thereof;

               (b) GENERAL INTANGIBLES. All general intangibles relating to design, development, operation, management and use of the Property and construction of the Improvements, including, but not limited to: (i) all names under which or by which the Property or the Improvements may at any time be operated or known, all rights to carry on business under any such names or any variants thereof, and all goodwill in any way relating to the Property; (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction of the Improvements; (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupancy or operation of the Property; (iv) all rights as a declarant (or its equivalent) under any covenants, conditions and restrictions or other matters of record affecting the Property, (v) all materials prepared for filing or filed with any governmental agency; (vi) all rights under any contract in connection with the development, design, use, operation, management and construction of the Property; and (vii) all books and records prepared and kept in connection with the acquisition, construction, operation and occupancy of the Property and the Improvements;

               (c) CONTRACTS. All construction, service, engineering, consulting, leasing, architectural, design and other similar contracts of any nature (including those of any general contractors, subcontractors and materialmen), as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any portion of or all of the Property;

               (d) PLANS AND REPORTS. All architectural, design and engineering drawings, plans, specifications, working drawings, shop drawings, general conditions, addenda, soil tests and reports, feasibility studies, appraisals, engineering reports, environmental reports and similar materials relating to any portion of or all of the Property and modifications, supplements and amendments thereto, including those more specifically described in the Participation Agreement and the Loan Agreement (each as defined below);

               (e) SURETIES. All payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the Property;

               (f) PAYMENTS. All reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of all or any portion of the Property, including any property tax rebates now owing or hereafter payable to Trustor;

               (g) FINANCING COMMITMENTS. All proceeds of the loans secured hereby and any commitment by any lender to extend permanent or additional construction financing to Trustor relating to the Property;

               (h) CLAIMS. All proceeds and claims arising on account of any damage to or taking of the Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Property;

               (i) INSURANCE. All policies of, and proceeds resulting from, insurance relating to the Property or any of the Collateral, and any and all riders, amendments, renewals, supplements or extensions thereof, and all proceeds thereof;

               (j) DEPOSITS. All deposits made with or other security given to utility companies by Trustor with respect to the Land and/or the Improvements, and all advance payments of insurance premiums made by Trustor with respect thereto and claims or demands relating to insurance and all deposit accounts wherever located;

               (k) STOCK. All shares of stock or other evidence of ownership of any part of the Property that is owned by Trustor in common with others, including all water stock relating to the Property, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Property;

               (l) PROCEEDS. All proceeds, whether cash, promissory notes, contract rights or otherwise, of the sale or other disposition of all or any part of the estate of Trustor upon the Property now or hereafter existing thereon;

               (m) SALE CONTRACTS. All sales contracts, escrow agreements and broker's agreements concerning the sale of any or all of the Property, and all amendments thereto;

               (n) LEASES AND RENTS. All the Leases (defined below), income, rents, revenues, issues, deposits, receipts, profits and proceeds, and accounts receivable generated from the use and operation, of the Property and the Collateral to which Trustor may be entitled, whether now due, past due or to become due;

including, without limiting the above items, all Goods, Accounts, Documents, Instruments, Money, Chattel Paper and General Intangibles, as those terms are defined in the Commercial Code from time to time in effect in the State of California.

               The security interest granted by SUBSECTION (n) above is intended by Trustor to be subordinate to the provisions of Article 3 hereof and shall not take priority unless and until the absolute assignment granted to Beneficiary by Trustor in Article 3 is for any reason deemed to be ineffective.

         1.3 FIXTURE FILING. The personal property in which Beneficiary has a security interest includes goods which are or shall become fixtures on the Property. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Sections 9313 and 9402 of the California Uniform Commercial Code. This filing is to be recorded in the real estate records of the county in which the Property is located. This filing remains in effect as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Property. In that regard, the following information is provided:

         Name of Debtor:  IBJTC LEASING CORPORATION-BSC

         Address of Debtor:  See Section 6.13 hereof.

         Name of Secured Party:               IBJTC LEASING CORPORATION-BSC, as
                                              Participation Agent for itself and
                                              the Lenders

         Address of Secured Party:  See Section 6.13 hereof.

         1.4 MINERAL RIGHTS. Trustor hereby assigns and transfers to Beneficiary all damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Property, with the right in Beneficiary to receive and receipt therefor, and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Beneficiary may demand, sue for and recover any such payments but shall not be required to do so.

     B.  OBLIGATIONS SECURED.

         1.5 PAYMENT OF INDEBTEDNESS. The grants, assignments and transfers made in Sections 1.1, 1.2, 1.3 and 1.4 are given for the purpose of securing, in such order of priority as Beneficiary may determine:

               (a) Payment of the indebtedness evidenced by the Tranche A Notes and the Tranche B Notes each of even date herewith and any renewals, extensions, modifications, changes or amendments thereof made in accordance with the terms of the Participation Agreement (as hereinafter defined) and the Loan Agreement, collectively in the maximum, aggregate, original principal amount of Fifty-five Million Six Hundred Eighty Thousand Dollars ($55,680,000) executed by Trustor and payable to the Lenders making the Loans evidenced by said Notes, (collectively, the "Note"), together with interest thereon and late charges as provided by the Note, which is made a part hereof by reference.

               (b) Payment of such further sums as Trustor or any successor in ownership hereafter may borrow from the Lenders when evidenced by another note or notes consented to by LAM (as hereinafter defined), reciting it is so secured, payable to the Lenders or order and made by Trustor or any successor-in-ownership, and all renewals, extensions, modifications, changes or amendments of such note or notes.

               (c) Payment of all other moneys agreed or provided to be paid by Trustor herein and in that certain Loan Agreement of even date herewith among Trustor, The Industrial Bank of Japan, Limited as Tranche A Lender, The Industrial Bank of Japan, Limited as Tranche B Lender and Agent (the "Loan Agreement") and performance of all other obligations of Trustor contained herein and in the Loan Agreement and any amendments, modifications or changes hereto or thereto made in accordance with the terms of the Loan Agreement and the Participation Agreement.

               (d) Performance of each agreement of Trustor contained in any other agreement given by Trustor to Beneficiary, the Lenders or Agent which is for the purpose of further securing any indebtedness or obligation secured hereby and any amendments, modifications or changes thereto (made in accordance with the terms of the Loan Agreement and the Participation Agreement), including a certain Participation Agreement of even date herewith (the "Participation Agreement") among LAM RESEARCH CORPORATION ("LAM"), Trustor, Beneficiary, the Lenders, Participation Agent and Agent and the other Operative Documents referred to therein or in the Loan Agreement.

         1.6 DEFINED TERMS. Capitalized terms used but not defined in this Deed of Trust will have the meanings specified in Appendix A to the Loan Agreement, and the rules of interpretation set forth in such Appendix A shall apply to this Deed of Trust.

                        ARTICLE 2 - COVENANTS OF TRUSTOR

     A.   MASTER LEASE.

          2.1 SUBORDINATION TO MASTER LEASE. The lien of this Deed of Trust is subordinate and subject to a certain Master lease and Mortgage of even date herewith (as amended, modified or supplemented, and including all Lease Supplements thereto, the "Master Lease") between Trustor, as lessor, and LAM, as lessee.

          2.2 ENFORCEMENT. Trustor shall use reasonable efforts, in good faith and with diligence to enforce the obligations of the lessee under the Master Lease, including the lessee's duty to maintain and repair the Property, to provide insurance, to comply with Requirements of Law and to pay all taxes, utility costs and other charges relating to the Property. Lessor shall perform in all material respects its duties and obligations under the Master Lease. Trustor shall promptly notify Beneficiary of any Event of Default by LAM under the Master Lease.

     B.   INSURANCE PROCEEDS.

          2.3 ASSIGNMENT OF PROCEEDS. Trustor hereby absolutely and unconditionally assigns to Beneficiary all insurance proceeds which it may be entitled to receive. All such proceeds shall be held and distributed pursuant to the terms of the Participation Agreement and the other Operative Documents.

          2.4 TRANSFER OF POLICY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Trustor in and to any insurance policy then in force shall pass to the purchaser or grantee, subject to the terms of the Participation Agreement and the other Operative Documents.

     C.   PAYMENTS.

          2.5 LOAN PAYMENTS. Trustor shall pay the principal, interest and other charges due under the Note and the Loan Agreement according to their terms.

          2.6 REIMBURSEMENT. Trustor shall pay immediately, upon demand, after expenditure, all sums expended or expenses incurred by Trustee and/or Beneficiary in acting under any of the terms of this Deed of Trust, including any fees and expenses (including reasonable attorneys' fees) incurred in connection with any reconveyance of the Property or any portion thereof, or to compel payment of the Note or any portion of the indebtedness evidenced thereby or in connection with any default thereunder, including attorneys' fees incurred in any bankruptcy or judicial or nonjudicial foreclosure proceeding, with interest from date of expenditure at the Overdue Rate provided for in the Loan Agreement and said sums shall be secured hereby.

          2.7 BENEFICIARY'S STATEMENT FEE. Trustor shall pay the amount demanded by Beneficiary or its authorized servicing agent for any statement regarding the obligations secured hereby; PROVIDED, HOWEVER, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

     D.   CONDEMNATION.

          2.8 CONDEMNATION. If the Property, the Collateral or any part thereof, is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other similar manner, all compensation, awards and other payments or relief therefor shall be held and distributed in accordance with the terms of the Participation Agreement and the other Operative Documents. Trustor hereby absolutely and unconditionally assigns to Beneficiary all such compensation, awards, damages, rights of action and proceeds to which Trustor shall be entitled (the "Proceeds"). Trustor agrees to execute such further assignments of the Proceeds as Beneficiary or Trustee may require, consistent with the terms of this Deed of Trust, the Participation Agreement and the other Operative Documents.

     E.   RENTS AND LEASES.

          2.9 LEASE COVENANTS. "Lease" means any lease of all or any portion of the Property or Improvements entered into at any time, including the Master Lease, and includes any extensions or renewals thereof and any amendments thereto. Beneficiary shall have the right, but not the obligation, to cure any default of Trustor under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be disbursements under the Loan Agreement.

          2.10 SUBORDINATION OF LEASES AND ATTORNMENT. Each Lease other than the Master Lease of any portion of the Property or Improvements shall be absolutely subordinate to the lien of this Deed of Trust, but shall contain a provision satisfactory to Beneficiary, and in any event, each tenant thereunder, by virtue of executing a Lease covering the Property, the Improvements or any portion thereof, hereby agrees, that in the event of the exercise of the private power of sale or a judicial foreclosure hereunder, such Lease, at the option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new Lease for the balance of the term of such Lease then remaining upon the same terms and conditions. Each such Lease shall, at the request of Beneficiary, be separately assigned to Beneficiary upon Beneficiary's approved form, and each such assignment shall be recorded and acknowledged by the tenant thereunder. However, any such Lease and the rents thereunder shall be subject to this Deed of Trust, regardless of whether Beneficiary requests a separate assignment. Concurrently with the execution of any and all such Leases executed after the date hereof, Trustor shall cause the tenants thereunder to execute an attornment agreement in favor of Beneficiary in form and substance satisfactory to Beneficiary and immediately thereafter deliver such agreement to Beneficiary.

     F.   OTHER RIGHTS AND OBLIGATIONS.

          2.11 ASSIGNMENT OF CONTRACTS. In addition to any other grant, transfer or assignment effectuated hereby, without in any manner limiting the generality of the grants in Article 1 hereof, Trustor shall assign to Beneficiary, as security for the indebtedness secured hereby, Trustor's interest in all agreements, contracts, licenses and permits affecting the Property and/or the Collateral in any manner whatsoever, such assignments to be made, if so requested by Beneficiary, by instruments in form satisfactory to Beneficiary; but no such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit so assigned, or to impose upon Beneficiary any obligations with respect thereto.

          2.12 PRESERVATION OF LIEN. Trustor shall do any and all acts which, from the character or use of the Property or the Collateral, may be reasonably necessary to protect and preserve the lien, the priority of the lien and the security of Beneficiary granted herein, the specific enumerations herein not excluding the general.

          2.13 ATTORNEYS' FEES. Upon election of either Beneficiary or Trustee so to do, employment of an attorney is authorized, and payment by Trustor of all attorneys' fees, costs and expenses in connection with any action or actions (including the cost of evidence or search of title) which may be brought for the foreclosure of this Deed of Trust, for possession of the Property covered hereby, for the appointment of a receiver, and/or for the enforcement of any covenant or right in this Deed of Trust contained as hereinafter provided, shall be secured hereby.

          2.14 RESTRICTIONS UPON TRANSFER. Except as expressly permitted in the Participation Agreement and other Operative Documents, in the event that the interest of Trustor in the Property or the Collateral, or any part thereof, or any interest therein, is sold, agreed to be sold, conveyed, encumbered, alienated or otherwise transferred by Trustor, whether by operation of law or otherwise, the Note, irrespective of the maturity dates expressed therein, at the option of Beneficiary, and without demand or notice, shall immediately become due and payable. In the event that Beneficiary does not elect to declare the Note immediately due and payable, then, unless indicated otherwise in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for the obligations hereunder and under the Note and any other instrument securing the Note. Subject to the terms of the Participation Agreement and the other Operator Documents, this provision shall apply to each and every sale, transfer, encumbrance or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary's rights hereunder, whether by action or non-action, in connection with any previous sale, transfer or conveyance.

          2.15 FURTHER ASSURANCES. Trustor agrees to execute, acknowledge and deliver such documents and take such action as Beneficiary shall determine to be necessary or desirable to further evidence, perfect or continue the perfection and/or the priority of the lien and security interest granted by Trustor herein.

          2.16 PROTECTION OF SECURITY. Upon the occurrence of an Event of Default hereunder, and subject to the terms of the Participation Agreement and the other Operative Documents, Beneficiary, or Trustee upon written instructions from Beneficiary (the legality thereof to be determined solely by

Beneficiary), may, without further notice to or demand upon Trustor, without releasing Trustor from any obligation hereunder and without waiving its right to declare a default as herein provided or impairing any declaration of default or election to cause the Property to be sold or any sale proceeding predicated thereon:

               (a) Take action in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon and take possession of the Property for such purposes;

               (b) Commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of Trustee and/or Beneficiary hereunder, whether brought by or against Trustor, Trustee or Beneficiary;

               (c) Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of either may affect or appear to affect the security and/or priority of this Deed of Trust, the interest of Beneficiary or the rights, powers and/or duties of Trustee and/or Beneficiary hereunder; and

               (d) Beneficiary is authorized, either by itself or by its agents to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Property and/or the Collateral, both real and personal, and exclude Trustor and all other persons therefrom; and to operate and manage the Property and/or the Collateral and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof, and collect any and all income, rents, issues, profits and proceeds therefrom, the same being hereby assigned and transferred to Beneficiary for the benefit and protection of Beneficiary, subject to the terms of the Participation Agreement and the other Operative Documents. The collection and/or receipt of income, rents, issues, profits and/or proceeds by Beneficiary, its agent or receiver, after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust, the Participation Agreement and the other Operative Documents shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, rents, issues, profits and/or proceeds. Any such income, rents, issues, profits and/or proceeds in the possession of Beneficiary, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be held and distributed pursuant to the terms of the Participation Agreement and the other Operative Documents.

Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section and any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness secured hereby.

                   ARTICLE 3 - ASSIGNMENT OF LEASES AND RENTS

     Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary (and has not heretofore otherwise so assigned or transferred to any other person or entity) the Master Lease, together with all other Leases (including all security deposits, guarantees and other security at any time given as security for the performance of the obligations of the tenants thereunder), income, rents, revenues, issues, deposits, profits and proceeds of the Property and the Collateral to which Trustor may be entitled, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such income, rents, revenues, issues, deposits, profits and proceeds, subject to the terms of the Participation Agreement and the other Operative Documents. This assignment of the Leases, income, rents, revenues, issues, deposits, profits and proceeds constitutes an irrevocable direction and authorization of all tenants under the Leases to pay all rent, revenues, income and profits to Beneficiary upon demand and without further consent or other action by Trustor. This is an absolute assignment, not an assignment for security only, and Beneficiary's right to rents, revenues, issues and profits is not contingent on Beneficiary's possession of all or any portion of the Property. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such income, rents, revenues, issues, deposits, profits and proceeds and apply the same to the indebtedness secured hereby. It is understood and agreed that neither the foregoing assignment of Leases, income, rents, revenues, issues, deposits, profits and proceeds to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under this Section or under Section 2.16 hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise obligated, responsible or liable in any manner with respect to the Property or the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Notwithstanding anything to the contrary contained herein or in the Note, so long as no event which is, or with notice or passage of time or both would constitute, an Event of Default shall have occurred, Trustor shall have a license to collect all income, rents, revenues, issues, profits and proceeds from the Property as trustee for the benefit of Beneficiary and Trustor, and Trustor shall apply the funds so collected in accordance with the terms of the Participation

Agreement and the other Operative Documents. Upon the occurrence of such event, such license shall be deemed revoked, and any rents received thereafter by Trustor shall be delivered in kind to Beneficiary. Trustor hereby irrevocably constitutes and appoints Beneficiary its true and lawful attorney-in-fact to enforce, in Trustor's name or in Beneficiary's name or otherwise, all rights of Trustor in the instruments, including checks and money orders, tendered as payments of rents and to do any and all things necessary and proper to carry out the purposes hereof.

     The security interest granted by this Article 3 above is intended by Trustor to be subordinate to the provisions of a certain Assignment of Leases and Rents of even date herewith executed by Trustor in favor of Beneficiary and the Lenders (the "Assignment of Leases and Rents") and shall not take priority unless and until the absolute assignment granted to Beneficiary by Trustor in the Assignment of Leases and Rents is for any reason deemed to be ineffective.

                        ARTICLE 4 - DEFAULTS AND REMEDIES

     A.   DEFAULTS.

          4.1 EVENT OF DEFAULT. Any Loan Agreement Event of Default shall constitute an Event of Default ("Event of Default") hereunder.

     B.   REMEDIES.

          4.2 ACCELERATION AND FORECLOSURE. Upon the occurrence of an Event of Default hereunder, then and in each such event, Beneficiary may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Deed of Trust as a mortgage, or by the delivery to Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust, the Notes and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by Beneficiary in said notice of sale, either as a whole or in separate parcels, and in such order as Beneficiary may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed or deeds conveying the Property, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed or deeds of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

          4.3 RESCISSION OF NOTICE. Beneficiary, from time to time before Trustee's sale, may rescind any such notice of breach or default and of election to cause the Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Notes, the Loan Agreement, the Participation Agreement, any of the other Operative Documents and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

          4.4 PROCEEDS OF SALE. After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of appraisal and evidence of title in connection with sale and attorneys' fees, Trustee shall apply the proceeds of sale in accordance with the terms of the Participation Agreement and the other Operative Documents.

          4.5 OTHER SECURITY. If Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms hereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the indebtedness secured hereby without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security. Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property or any other property which is security for the indebtedness secured hereby shall be sold and to have any of the Property, or any other property which is security for the indebtedness secured hereby, marshalled upon any foreclosure of this Deed of Trust or of any other security for any indebtedness secured hereby.

          4.6 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Beneficiary or to which either of them may be otherwise entitled may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.

          4.7 APPOINTMENT OF RECEIVER. Upon the occurrence of an Event of Default hereunder, Beneficiary, as a matter of right and without further notice to Trustor or anyone claiming under it, and without regard to the then value of the Property or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property or any portion thereof, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated.

          4.8 OTHER REMEDIES. Upon the occurrence of any Event of Default, Beneficiary shall be entitled to exercise all other remedies provided to Beneficiary under any of the Loan Documents or otherwise available under California law or set forth herein, including (a) the institution of a suit in equity or other appropriate proceedings for specific performance or an injunction against a violation of this Deed of Trust; and/or (b) termination of all commitments to cause the reconveyance a Lot, and all other obligations of Beneficiary and all rights of Trustor under the Loan Documents, without notice to or demand upon Trustor, which are expressly waived by Trustor, EXCEPT that Beneficiary may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Beneficiary, to cause the reconveyance of any Property, or to make further disbursements of the Loans.

                             ARTICLE 5 - COLLATERAL

          5.1 BENEFICIARY'S RIGHTS AS A SECURED PARTY. With respect to the security interest granted in Section 1.2, Beneficiary shall have all the rights and remedies granted to a secured party under Division 9 of the California Uniform Commercial Code (including the right at Beneficiary's sole option to conduct a separate or a unified sale of all or any portion of the Property and the Collateral) as well as all other rights and remedies available at law or in equity. Trustor shall, upon the demand of Beneficiary, assemble all of such Collateral and make it available to Beneficiary at the Property, which is hereby agreed to be reasonably convenient to Beneficiary and Trustee. The proceeds of any sale of any portion of the Collateral shall be applied in accordance with the terms of the Participation Agreement and the other Operative Documents.

          5.2 FINANCING STATEMENTS. If required by Beneficiary at any time during the term of this Deed of Trust, Trustor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, an additional security agreement and/or financing statement covering all personal property of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Property and used, useful or held for use in the operation of the improvements thereon. Any breach of or default under such security agreement shall constitute an Event of Default.

                      ARTICLE 6 - MISCELLANEOUS PROVISIONS

          6.1 NO WAIVER. By accepting payment of any sum secured hereby after its due date or in an amount less than the sum due, Beneficiary does not waive its rights either to require prompt payment when due of all other sums so secured or to declare a default as herein provided for failure to pay the total sum due.

          6.2 TRUSTEE'S POWERS. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Notes for endorsement, and without affecting the personal liability of any person for payment of all or any portion of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may: reconvey any part of the Property; consent in writing to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

          6.3 SUBROGATION. Beneficiary shall be subrogated for further security to the lien, although released of record, of any and all encumbrances paid out of the proceeds of any loan secured by this Deed of Trust.

          6.4 BENEFICIARY'S RIGHT TO ENTER, INSPECT AND CURE. Beneficiary is authorized, by itself, its contractors, agents, employees or workmen, to enter at any reasonable time upon any part of the Property for the purpose of inspecting the same, and for the purpose of performing any of the acts it is authorized to perform under the terms of the Loan Agreement, the Participation Agreement, the other Operative Documents and this Deed of Trust.

          6.5 SUCCESSORS IN INTEREST AND INTERPRETATION. Subject to the provisions of Section 2.14 hereof, this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Beneficiary" shall mean the owner and holder, including pledgees, of the Note, now or hereafter and whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The word "person" shall include corporation, partnership or other form of association. Any reference in this Deed of Trust to any document, instrument or agreement creating or evidencing an obligation secured hereby shall include such document, instrument or agreement both as originally executed and as it may from time to time be modified.

          6.6 AFFIDAVIT TO TRUSTEE. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

          6.7 SEVERABILITY. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Deed of Trust.

          6.8 TRUSTEE'S ACCEPTANCE. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Trustor.

          6.9 NO OBLIGATION TO NOTIFY. Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust.

          6.10 SUBSTITUTION OF TRUSTEE. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, substitute a successor or successors for the Trustee named herein or acting hereunder.

          6.11 WAIVER OF STATUTE OF LIMITATIONS. The right to plead any and all statutes of limitation as a defense to any demand secured by this Deed of Trust is hereby waived to the full extent permitted by law.

          6.12 TRUSTOR WAIVER OF RIGHTS. Trustor waives, to the extent permitted by law: (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property; (b) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties; and (c) all rights of valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created; PROVIDED, HOWEVER, nothing contained herein shall be deemed to be a waiver of Trustor's rights under
Section 2924c of the California Civil Code.

          6.13 NOTICES. All notices and demands expressly provided hereunder to be given by Beneficiary to Trustor and all notices, demands and other communications of any kind or nature whatever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing, shall be addressed to the appropriate address set forth in this section, or at such other place as Trustor, Beneficiary or Trustee, as the case may be, may from time to time designate in writing by ten (10) days prior written notice and shall be (a) hand-delivered, effective upon receipt,
(b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) served by certified mail, return receipt requested, deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. The addresses of the parties are as follows:

                TO TRUSTOR:         IBJTC Leasing Corporation-BSC
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention:  Virginia Fino

                  With a copy to:   LAM Research Corporation
                                    4650 Cushing Parkway
                                    Fremont, CA 94538
                                    Attention:  Treasurer and Assistant
                                                    General Counsel

                  And with a copy to Pillsbury Madison & Sutro LLP as set forth below.

                TO BENEFICIARY:     IBJTC Leasing Corporation-BSC
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention:  Virginia Fino

                  With a copy to:   Pillsbury Madison & Sutro LLP
                                    235 Montgomery Street
                                    San Francisco, CA 94104
                                    Attn:  George Haley, Esq.

          6.14 NOTICE TO TRUSTOR. Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to Trustor at the address set forth above.

          6.15 RECONVEYANCE. Upon written request of Beneficiary stating that all sums secured hereby have been paid and upon surrender to Trustee of this Deed of Trust and the Note for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

          6.16 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without affecting the liability or obligations of any person, including Trustor, for the performance of any obligations secured hereby (excepting only any person or property otherwise expressly released in writing by Beneficiary), Beneficiary may, from time to time and without notice, release any person liable for payment of any of said indebtedness or the performance of any of said obligations, extend the time of payment or otherwise alter the terms of any of said obligations, accept additional security therefor of any kind, including trust deeds or mortgages, or alter, substitute or release any property securing said obligations.

          6.17 OBLIGATIONS OF TRUSTOR JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor," the obligations of all such persons hereunder shall be joint and several.

          6.18 HEADINGS. The headings of each paragraph are for convenience only and shall be disregarded in construing this Deed of Trust.

          6.19 SALE OF PARTICIPATION. Beneficiary may, at any time, sell, transfer, assign the Loan secured hereby or grant participations herein and in any and all notes and other obligations secured hereby, and Beneficiary may forward to each purchaser, prospective purchaser, participant and prospective participant all documents and information which Beneficiary now has or later may acquire relating to those obligations and to Trustor, and any partners, joint venturers or members of

Trustor, whether furnished by Trustor or otherwise, as Beneficiary determines necessary or desirable.

          6.20 GOVERNING LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State of California.

          6.21 COUNTERPARTS. This Deed of Trust may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

          IN WITNESS WHEREOF, Trustor has executed this Deed of Trust and Security Agreement and Fixture Filing and Assignment of Leases and Rents as of the day first written above.

                                         IBJTC LEASING CORPORATION-BSC,
                                         a New York corporation


                                         By
                                            ------------------------------

                                            Its
                                                --------------------------

State of California  )
                     )  ss.
County of __________ )


        On __________________ before me, ______________________________
____________________________ , Notary Public, personally appeared
________________________________________________________________________
________________________________________________________________________
_____________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                WITNESS my hand and official seal.


Signature ____________________________________



                                                        (Seal)


State of California  )
                     )  ss.
County of __________ )


        On __________________ before me, ______________________________
____________________________ , Notary Public, personally appeared
________________________________________________________________________
________________________________________________________________________
_____________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                WITNESS my hand and official seal.

Signature ____________________________________


                                                        (Seal)

                                    EXHIBIT A


                                      LAND